As filed with the U.S. Securities and Exchange Commission on November 12, 2025

Registration No. 333-275773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EvoAir Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	8000	36-4838886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

EvoAir Holdings Inc.

31-A2, Jalan 5/32A

6 ½ Miles, Off Jalan Kepong

52000 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

Tel. +603 6243 3379

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR Tel: +852.3923.1111	John P. Yung Esq. Daniel B. Eng Esq. Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street, Suite 3000 San Francisco, CA 94105 Tel: (415) 362-2580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐		Accelerated Filer ☐
Non-accelerated Filer ☒	(Do not check if a smaller reporting company)	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 3,750,000 shares of common stock of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus, based on an initial public offering price anticipated to be in the range of $4.00 to $5.00 per share, through the underwriter named on the cover page thereon.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 1,343,745 shares of common stock of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page SS-2;

●	they contain different Use of Proceeds sections on page SS-3;

●	a Selling Stockholder section is included in the Resale Prospectus;

●	a Selling Stockholder Plan of Distribution is inserted; and

●	the Legal Matters section in the Resale Prospectus on page SS-7 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2025

PRELIMINARY PROSPECTUS

EVOAIR HOLDINGS INC.

3,750,000 of Shares of Common Stock

This is a firm commitment initial public offering of our shares of common stock, $0.001 par value per share. We anticipate that the initial public offering price of our shares will be between $4.00 and $5.00 per share. The Underwriter is obligated to take and pay for all of the shares if any such shares are taken. We have granted the Underwriter a 15% over-allotment option, exercisable one or more times in whole or in part, to purchase up to 562,500 additional common stock from us at the public offering price, less the underwriting discounts, within 45 days from the closing of this offering to cover over-allotments, if any. If the Underwriter exercises the option in full, the total underwriting discounts payable will be $1,293,750, and the total proceeds to us, before expenses, will be $15,956,250. We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of common stock equal to 5.65% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option. For purposes of this prospectus, the assumed initial public offering price per share is $4.00, the low-end of the anticipated price range.

Our common stock currently is quoted on the Pink Limited Market, operated by OTC Markets Group, under the symbol “EVOH.” The last reported sale price of our common stock on the Pink Limited Market, operated by OTC Markets Group, on November 10, 2025 was $23 per share. Reported sale price on the Pink Limited Market, operated by OTC Markets Group, may not be indicative of prices on a national exchange. There is a limited public trading market for our common stock.

We will apply to list our common stock on the Nasdaq Capital Market under the symbol “EVOH”. There can be no assurance that our application will be approved. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market.

Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

We are an “emerging growth company” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount(2)(3)	Proceeds to us (before expenses)

Per Share of Common Stock	$4.00	$0.30	$3.70

Total	$17,250,000	$1,293,750	$15,956,250

(1)	Initial public offering price per share is assumed to be US$4.00, being the low end of the initial public offering price range. The offering size includes any shares issued pursuant to the exercise of the over-allotment option.
(2)	See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.
(3)	We have also agreed to issue to Network 1 Financial Securities, Inc., as representative of the several underwriters named therein (the “Representative”) warrants to purchase a number of common stock equal to 5.65% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option. The registration statement of which this prospectus forms a part also covers the issuance of the representative warrants and shares of our common stock issuable thereunder. See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

Delivery of the shares of common stock is expected to be made on or about [*], 2025.

The date of this prospectus is              , 2025.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Underwriter has not, authorized anyone to provide you with information that is different from that contained in such prospectuses. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

For investors outside of the United States: neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

2

Conventions That Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	“dollar,” “USD,” “US$,” or “$” are to U.S. dollars, the legal currency of the United States; and

●	“RM” and “Ringgit” are to Ringgit Malaysia, the legal currency of Malaysia.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus, references to “our Company”, “the Company” or “EVOH”) are to EvoAir Holdings Inc. and, unless the context otherwise requires, a reference to “we”, “our”, “us,” “the Company”, “our Company”, “the Group”, “our Group” or “EvoAir Group”) or their other grammatical variations is a reference to our Company and our subsidiaries taken as a whole.

Unless we indicate otherwise or unless the context otherwise requires, all information in this prospectus assumes the adjustment for the 1-for-4 reverse stock split of our common stock effected on September 11, 2024. The purpose of the stock split is to target an appropriate initial price per share of our common stock in connection with the pricing of this offering.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

3

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision.

Overview

EvoAir Holdings Inc. is a corporation established under the corporation laws in the State of Nevada on February 17, 2017. EvoAir Group is an emerging green technology focusing on eco-friendly heating, ventilation, air conditioning (“HVAC”) inventions and efforts in the environmental, social and governance (“ESG”) initiatives. The Group is principally engaged in the research and development (“R&D”), manufacturing, sale and marketing of HVAC products for residential, commercial and industrial uses, operating manufacturing facilities in China and Malaysia totaling approximately 30,000 square feet of manufacturing space.

The use of conventional air-conditioning makes the climate hotter as warmer temperatures lead to more air conditioning, in turn more air conditioning leads to warmer temperatures, resulting in a vicious cycle which lead to global warming. To counter the heat, more and more people are using air-conditioning to find relief. Air conditioning system is becoming a necessity rather than a luxury with the Earth becoming warmer with each passing year. As temperatures increase, so does our dependency on air-conditioners. However, the downside of using conventional air conditioners is that the condensing unit (outdoor unit) release unbearable hot air of approximately 60 Degree Celcius, known as waste heat into our already hot atmosphere.

The global dominance of air conditioning is inevitable. According to International Energy Agency (“IEA”) (https://www.iea.org/energy-system/buildings/space-cooling#tracking), there are currently about 2 billion (1.6 billion in 2018) air conditioning units operating worldwide, and by 2050, it is predicted that there will be 5.6 billion units, which amounts to 10 new air-conditioners sold every second for the next 30 years from 2018. The amount of waste heat that will be released into the atmosphere by using air conditioners has an adverse impact on the Earth.

With the growing demand of air-conditioning globally, the amount of waste heat that will be released into the atmosphere by using air conditioners has an adverse impact on the Earth. If the problems posed by the air-conditioners on our environment are not properly addressed, we will see more natural disasters as well as climate crisis, from temperatures will continue to rise; frost season will lengthen; changes in precipitation; more droughts and heat waves; hurricane will become stronger and more intense; sea level will rise 1 to 4 feet by 2100 to artic likely to become ice-free.

EvoAir Group is of the view that one step towards solving the problem presented by conventional air conditioning - and one that does not require a complete overhaul of the modern city and change of people’s lifestyle - would be to build a better and efficient air conditioning system. Besides focusing on improving energy efficiency and reducing dependency on hydrofluorocarbon (“HFC”) as refrigerants advocated by HVAC players, our invention has also addressed another alarming global warming issue resulting from waste heat emission from conventional air-conditioner condensers to the environment.”

With the objective of embracing well-being of mankind through green living and preserving the Earth through green inventions, the Group invented breakthrough technology which redefine air conditioning system. The Group’s HVAC systems focuses on eco-friendly air-conditioning systems utilizing the group’s proprietary granted patent or utility model/ patent or utility model pending Heat Emission Control System (“HECS”) technology including eco-friendly air-conditioner brand, EvoAirTM and eco-friendly portable air-conditioner brand, e-Cond EVOTM.

The Group’s core product, EvoAirTM, is an eco-friendly air-conditioner with granted patent or utility model/ patent or utility model pending HECS proprietary technology, which turns waste heat released by conventional air-conditioner condenser (external unit) into cool and moisturised air at approximately 26oC to 32oC with a humidity of ±60%, operating under outdoor condition, which is optimal for human and living things. The re-engineering of the air-conditioning system has transformed the air-conditioner condenser (external unit) into a supplementary cooling unit or ‘Coolpressor’, which also functions as an air cooler. It also reduces energy consumption of at least 20% compared to conventional air-conditioning units.

With EvoAir Group’s granted patent or utility model/ patent or utility model pending eco-friendly air-conditioner, EvoAirTM, people can now maintain or enhance their lifestyle by enjoying air-conditioning systems both indoor and outdoor, without the sense of guilt of the emission of hot and dry air at ≥55%oC with humidity ≤10% (waste heat) to the environment by conventional air-conditioners, which contribute to global warming and climate change.

The Group also advocates the importance of promoting environmentally friendly technology and creating awareness to the public to play a part in protecting the environment. as well as creating synergy with the Group’s products and brand image. On 5 May 2023, the Company launched ‘Cool the Earth Day’ which marks the birth of the environmental movement for HVAC industry. It was a movement launched by EvoAir Group advocating that (i) everyone can enhance his/her lifestyle through green inventions while preserving the Earth; and (ii) everyone can be the ‘Ambassador of the Earth’ - everyone can do a part, be it in the smallest way in protecting our environment. ‘Cool the Earth Day’ is a movement in line with the Company’s mission to contribute to the Earth and society amidst the alarming global warming and climate change issues confronting the world and its 8 billion population through green inventions and creating awareness. We hope that through this movement, people will raise their awareness that everyone can do a part, be it in the smallest way in protecting our environment. At EvoAir, every member is an Ambassador of the Earth, sharing the same mission of protecting the Earth. The Company believes that everyone around the globe can be an Ambassador of the Earth.

In 2023, the Group collaborated with a university in Malaysia to study the effect of heat generated by outdoor condensing unit of traditional air-conditioning system towards surrounding environment, by studying the effects of air conditioning system on plant growth in a green-house setting. The study concludes that air produced by EvoAirTM outdoor condensing unit, Coolpressor, is lower in temperature and is more environmental friendly and favourable for the growth of green planted compared to hot air produced by conventional air-conditioner outdoor condensing unit. This positive outcome will surely path a new and sustainable direction in term of energy savings. The Group looks to continue embracing such promotions and is committed to creating awareness and promoting environmental sustainability. We envision becoming an international player in HVAC sector focusing on ESG efforts and initiatives in the future. See “Future Strategies” for more information.

The Company is positive towards the outlook of HVAC, in particularly environment friendly HVAC products. According to the statistics report published by the Japan Refrigeration and Air Conditioning Industry Association (“JRAIA”) (https://www.jraia.or.jp) in June 2025, the world’s total air conditioner demand in 2024 is estimated at 131,638 thousand units, which represent 106% of the world demand in 2023. Looking at the 2024 world demand in terms of Japan, China and other regions, the largest demand is from China, of which air conditioner demand is estimated to have reached 49.726 million units, representing 105% of its 2024’s demand. China’s d accounts for 38% of the total global demand. Next to China, the Asian region (excluding Japan and China) stands at 25.249 million units, followed by North America with 19.199 million units, Japan with 10.187 million units, Europe with 9.533 million units and Latin America with 7.325 million units.

4

Our Products

Hybrid Air Conditioners

e-Cond EVOTM

With the objective of embracing well-being of mankind through green living and preserving the Earth through green inventions e-Cond EVOTM is a breakthrough invention building on the research and development (“R&D”) of Dr. Low Wai Koon (“Dr. Low”), our Director, Chairman and Chief Executive Officer and his team, it is the Group’s first line of eco-friendly portable air-conditioners under its e-Cond EVOTM brand in 2017.

The unit is an eco-friendly air-conditioning system with patent pending heat emission control system (“HECS”) technology, which regulates the temperature and volume of heat transferred from the air-conditioning system into the environment. This product employs an innovative hydro-refrigeration system (“HRS”) integrating evaporative cooling process with refrigeration cycle, reducing temperature of the output air by approximately 30% while achieving an optimal cooling performance of approximately 25 to 28 Degree Celsius. The patent pending technology in the unit allows it to utilize substantially lower energy than its traditional air-conditioning units. The portable air-conditioning systems also incorporate ionizer technology producing high concentrations of negative ions to purify the surrounding air of mold spores, pollen, pet dander, odors, cigarette smoke, bacteria, viruses, dust and other hazardous airborne particles.

EvoAirTM

The Group’s core product, EvoAirTM, is a first-of-its-kind eco-friendly air-conditioner with granted patent or utility model/ patent or utility model pending heat emission control system (“HECS”) proprietary technology, which turns waste heat released by conventional air-conditioner condenser (external unit) into cool and moisturised air at approximately 26oC to 32oC with a humidity of ±60%, operating under outdoor condition, which is optimal for human and living things. The re-engineering of the air-conditioning system has transformed the air-conditioner condenser (external unit) into a supplementary cooling unit or ‘Coolpressor’, which also functions as an air cooler. It also reduces energy consumption of at least 20% compared to conventional air-conditioning units. The significant decrease in waste heat and reduction in energy consumption play an important role in reducing harmful effects to the environment, in line with the Group’s mission of producing eco-friendly invention in protecting the Earth.

Air Purifier

e-CondLife

To address the spread of the Covid-19 pandemic which arose during the end of 2019, the EvoAir Group launched a new series of air-sanitizing products during the middle of 2020 under the e-CondLife brand.

The e-CondLife sanitizer system has been certified under the IECEE CB Scheme, while the INCU ionic nano copper solution used by the system has been certified by NSF International (USA) to be compliant with NSF / ANSI60 standards for all applicable requirements. The EvoAir Group has also obtained safety test reports from TUV SUD in Singapore and ICAS Shanghai for Cytotoxicity Testing.

Ionic Nano Copper Zinc (INCZN)

In response to growing public health concerns and the increasing demand for environmental disinfectant solutions, the Group has introduced Ionic Nano Copper Zinc (INCZN), a new product developed for airborne sanitization through copper and zinc-based diffusion.

The Group produces the product in accordance with the technical and quality standards outlined by WKL Eco Earth. The Group authorized a sole distributor in Malaysia to retail the Ionic Nano Copper Zinc to be used in the Immune Air Purifier.

Designed to be used in conjunction with specialized diffusers, the solution works by releasing nanoparticles of copper (Cu) and zinc (Zn) into the air. These particles are scientifically recognized for their antimicrobial properties, effectively inhibiting airborne viruses, bacteria and other pathogens. Ionic Nano Copper Zinc is intended for continuous environmental disinfection in enclosed spaces such as offices, public facilities and residential environments.

This product further complements the Group’s ecosystem of air-purifying solutions, reinforcing its brand positioning as a provider of advanced, eco-conscious environmental health technologies.

Our Strategies

We intend to pursue the following strategies in order to further develop and expand our business:

●	Continued investment in research and development in hybrid air-conditioning products;

●	Continued production of air purifier and air-sanitizing systems;

●	Geographical expansion;

●	Promoting importance of environmental-friendly technology and creating awareness towards environmental sustainability; and

●	Developing and distributing health and functional wellness products.

Our Competitive Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

●	First mover advantage;

●	Branding with clear alignment to consumer trends;

●	Green technology innovation invention track record and R&D capabilities;

●	Flexible supply chain;

●	Sustainable business model;

●	Industry with rising demand; and

●	Visionary founders, management team, board of director with diverse background.

Our Challenges

Our ability to realize our mission and execute our strategies is subject to risks and uncertainties, including those relating to our ability to:

●	Respond to a highly competitive market;

●	Respond to concentration risk of heavy reliance on our largest supplier for the supply of products;

●	Maintain quality product and value; and

●	Create brand influence.

Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

5

Risk Factors

An investment in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described in “Risk Factors” beginning on page 13, together with all of the other information contained in this prospectus, including our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus, before investing in our common stock. These risks could materially affect our business, financial condition and results of operations and cause the trading price of our common stock to decline. You could lose part or all of your investment. You should bear in mind, in reviewing this prospectus, that past experience is no indication of future performance. You should read “Special Note Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Corporate Structure and History

The following diagram illustrates our corporate structure as of the date of this prospectus and after giving effect to this offering:

WKL Global Limited(1)
Allegro Investment (BVI) Limited(2)
Tan Soon Hock
Pre-IPO Stockholders
IPO Stockholders
31.53%/ 27.71%(3)
7.59%/ 6.67%(3)
6.47%/ 5.69%(3)
54.41%/ 47.81%(3)
0%/ 12.12%(3)
EvoAir Holdings Inc. (Nevada)
100%
EvoAir International Limited (British Virgin Islands)
100%
WKL Eco Earth Holdings Pte Ltd (Singapore)
100%
100%
67.5%
55%
62.5%(4)
WKL Eco Earth Sdn Bhd (Malaysia)
WKL Green Energy Sdn Bhd (Malaysia)
EvoAir Manufacturing (M) Sdn Bhd (Malaysia)
WKL EcoEarth Indochina Co. Ltd (Cambodia)
WKL Guanzhe Green Technology Guangzhou Co Ltd (China)
100%
Evo Air Marketing (M) Sdn Bhd (Malaysia)

1) WKL Global Limited is wholly owned and controlled by Low Wai Koon. See Principal Stockholders on page 71 for further information.

2) Chan Kok Wei is a director and the spouse of Ong Bee Chen. Chan Kok Wei beneficially holds 100% shareholding of Allegro Investment (BVI) Limited. Ong Bee Chen is a director and the spouse of Chan Kok Wei. Ong Bee Chen beneficially holds 100% shareholding of Allegro Investment (BVI) Limited. See Principal Stockholders on page 71 for further information.

3) Assumes an Offering of 3,750,000 shares of Common Stock, and assumes that the Underwriters’ over-allotment option has not been exercised.

6

Details of the Company’s subsidiaries:

Name	Place and date of incorporation	Principal activities	Ownership
EvoAir International Limited (“EvoAir International”)	British Virgin Islands, November 17, 2021	Investment holding.	100%
WKL Eco Earth Holdings Pte. Ltd. (“WKL Eco Earth Holdings”)	Singapore, July 12, 2018	Investment holding and research and development (“R&D”), marketing and sale of eco-friendly heating, ventilation, and air conditioning (“HVAC”) products and related services.	100%

Subsidiaries of WKL Eco Earth Holdings
WKL Eco Earth Sdn. Bhd. (“WKL Eco Earth”)	Malaysia, May 17, 2017	R&D, manufacturing, marketing and sale of eco-friendly HVAC products, and the manufacture and sale of related services as well as food, pharmaceutical products, and orthopedic goods.	100%
WKL Green Energy Sdn Bhd (“WKL Green Energy”)	Malaysia, October 24, 2017	R&D on biotechnology	100%
EvoAir Manufacturing (M) Sdn Bhd (“EvoAir Manufacturing”)	Malaysia, March 22, 2019	Holding company, R&D, manufacturing, marketing and sale of eco-friendly HVAC products and related services.	67.5%
WKL EcoEarth Indochina Co. Ltd (“WKL EcoEarth Indochina”)	Cambodia, February 4, 2021	Marketing and sale of eco-friendly HVAC products and related services	55%

WKL Guanzhe Green Technology Guangzhou Co Ltd (“WKL Guanzhe”)	People’s Republic of China, April 6, 2021	Manufacturing, marketing and sale of eco-friendly HVAC products and related services	62.5%

Subsidiary of EvoAir Manufacturing
Evo Air Marketing (M) Sdn. Bhd. (“Evo Air Marketing”)	Malaysia, February 2, 2021	Marketing and sale of eco-friendly HVAC products and related services	100%

The Company and its subsidiaries, collectively to be referred to as “EvoAir Group” or the (“Group”).

EvoAir Holdings Inc. (formerly Unex Holdings Inc.) (the “Company”, “EVOH”, “we”, “us”, or “our”) is a corporation established under the corporation laws in the State of Nevada, United States of America (“U.S”) on February 17, 2017. The Company has adopted an August 31 fiscal year end.

On December 20, 2021, the Company and Dr. Low entered into a share transfer agreement, (the “EvoAir International Share Transfer Agreement”), pursuant to which Dr. Low agreed to sell all of his ordinary shares of EvoAir International to the Company for a consideration of US$100 (“EvoAir Transaction”). EvoAir International, through its subsidiaries upon completion of the Transactions (defined hereunder), is engaged in the R&D, manufacturing, trading, sale of eco-friendly HVAC products and related services in Asia.

Pursuant to the terms of a share transfer agreement dated December 20, 2021, Dr. Low, the then sole executive officer and director of the Company and the owner of 2,000,000 restricted shares of common stock, with par value of $0.001 per share (“Common Stock”) of the Company (“EvoAir Shares”) representing approximately 67.34% of the Company’s then issued and outstanding shares, sold his entire shareholding of the Company to WKL Global Limited (“WKL Global”) for an aggregate consideration of $100 (“Change of Control Transaction”). Upon completion of the Change of Control Transaction, WKL Global owned 2,000,000 shares, or approximately 67.34% of the then issued and outstanding ordinary shares of the Company, which resulted in a change of control of the Company.

7

On December 20, 2021, several transactions took place (together, the “Allotment Transactions”) whereby the Company issued and allotted in aggregate 98,809,323 EvoAir Shares to certain parties. On completion of the Allotment Transactions, the total number of issued and outstanding EvoAir Shares were 101,779,323 (“Then Enlarged Share Capital”):

(A) On December 20, 2021, Dr. Low and Chan Kok Wei entered into a share exchange agreement with WKL Eco Earth Holdings Pte Ltd (“WKL Eco Earth Holdings”), pursuant to which Dr. Low and Chan Kok Wei agreed to sell all their ordinary shares of WKL Green Energy Sdn Bhd (“WKL Green Energy”) to WKL Eco Earth Holdings in consideration for the allotment and issuance to WKL Global and Allegro Investment (BVI) Limited (“Allegro Investment”), a company incorporated in the British Virgin Islands with 50% shareholdings held by Chan Kok Wei and Ong Bee Chen, respectively, of 24,000 EvoAir Shares and 6,000 EvoAir Shares, respectively, or approximately 0.02% and 0.01% of the Then Enlarged Share Capital, respectively.

(B) On December 20, 2021, Dr. Low, Chan Kok Wei, Ong Bee Chen and certain sellers (“WKLEE Sellers”) entered into a share exchange agreement with WKL Eco Earth Holdings, pursuant to which the WKLEE Sellers agreed to sell all their ordinary shares of WKL Eco Earth to WKL Eco Earth Holdings in consideration for the allotment and issuance to WKL Global, Allegro Investment and WKLEE Sellers of 49,320 EvoAir Shares, 8,280 EvoAir Shares and in aggregate 14,400 EvoAir Shares, respectively, or approximately 0.05%, 0.009% and in aggregate 0.014%, respectively, of the Then Enlarged Share Capital.

(C) On December 20, 2021, Tan Soon Hock, Oh Ivan Joon Wern and certain relevant interest holders (“Relevant Interest Holders”) entered into an investment exchange agreement with WKL Eco Earth Holdings, pursuant to which Tan Soon Hock, Oh Ivan Joon Wern and the Relevant Interest Holders agreed to sell all relevant interests in the EvoAir Group to WKL Eco Earth Holdings in consideration for the allotment and issuance of 7,037,762 EvoAir Shares, 2,520,000 EvoAir Shares and in aggregate 6,001,794 EvoAir Shares, respectively, or approximately 6.91%, 2.48% and in aggregate 5.90%, respectively, of the Then Enlarged Share Capital. The board of directors and majority shareholders of the Company have approved the transaction.

(D) On December 20, 2021, Dr. Low entered into two deeds of assignment of intellectual properties with WKL Eco Earth Holdings, in respect of Dr. Low’s patents and patent applications relating to eco-friendly air-conditioner condenser (external unit), EvoAirTM and the trademarks and trademark applications described in the deeds of assignment thereunder, and in respect of Dr. Low’s patents and patent applications relating to the portable air-conditioner, e-Cond EVOTM and the trademarks and trademark applications as described in the deeds of assignment thereunder (together, the “IP Assignments”). Pursuant to the IP Assignments, WKL Global, Allegro Investment and certain nominees shall be allotted and issued 63,362,756 EvoAir Shares, 14,297,259 EvoAir Shares and in aggregate 5,487,752 EvoAir Shares, respectively or approximately 62.25%, 14.05% and in aggregate 5.39%, respectively of the Then Enlarged Share Capital in consideration for the IP Assignments.

EvoAir Transaction, Change of Control Transaction and Allotment Transactions are collectively referred to as the “Transactions”. The closing of the Transactions (“Closing”) occurred on December 20, 2021 (the “Closing Date”).

From and after the Closing Date, at which time EvoAir International transferred its HVAC business to the Company, the Company’s primary operations will consist of the prior operations of EvoAir International and its subsidiaries.

EvoAir International is a company incorporated in BVI on November 17, 2021. Effective from December 20, 2021, it wholly owns WKL Eco Earth Holdings, a company incorporated in Singapore on July 12, 2018, which in turn wholly owns (a) WKL Eco Earth, a Malaysian company incorporated on May 17, 2017, and (b) WKL Green Energy, a Malaysian company incorporated on October 24, 2017. WKL Eco Earth Holdings acquired (c) EvoAir Manufacturing (M) Sdn Bhd (“EvoAir Manufacturing”) on April 19, 2021, a Malaysian company incorporated on March 22, 2019, as well as acquiring (d) WKL EcoEarth Indochina Co Ltd (“WKL EcoEarth Indochina”), a Cambodia company incorporated on February 4, 2021, (e) WKL Guanzhe Green Technology Guangzhou Co Ltd (“WKL Guanzhe”), a Chinese company incorporated on April 6, 2021. EvoAir Manufacturing wholly owns (f) Evo Air Marketing (M) Sdn Bhd (“Evo Air Marketing”), a Malaysian company incorporated on February 2, 2021.

On June 15, 2022, the Company filed a Certificate of Amendment (the “Amendment”) to the Articles of Incorporation with Nevada’s Secretary of State to change the name of the Company from Unex Holdings Inc. to EvoAir Holdings Inc. (the “Name Change”), and the Name Change became market effective on November 4, 2022. Effective on November 11, 2022, the Company’s shares began trading under the new ticker symbol “EVOH”.

On November 21, 2023, the Company issued in aggregate, 52,107 shares of Common Stock to 15 referral agents (“Referral Agents”) in consideration for their referral to the Company of certain investors. Each Referral Agent is a “non-U.S. Persons” as defined in Regulation S.

On November 21, 2023, the Company issued, in aggregate, 5,500 shares of Common Stock to two individuals in consideration for marketing services provided to the Company by Artisan Creative Studio, a marketing entity based in Malaysia. Each of the individuals is a “non-U.S. Persons” as defined in Regulation S.

On August 14, 2024, the WKL Eco Earth Holdings has increased its investment in WKL Guanzhe Green Technology Guangzhou Co Ltd (China) by injecting an additional RMB2,000,000 into its registered capital. This investment has resulted in an increase in WKL Eco Earth Holding’s equity interest in WKL Guanzhe Green Technology to 62.5%.

8

Round 2 Stockholders

The Company entered into a series of offerings for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50, as follows:

●	On February 15, 2022, the Company entered into certain share subscription agreement with Ms. Ang Lee Kim Jane, who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to issue and sell 74,074 Shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $185,185.

●	On June 3, 2022, the Company entered into certain share subscription agreement with Mr. Wong Hon Wai who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to issue and sell 5,000 shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $12,500.

●	On October 25, 2022, the Company entered into Regulation S share subscription agreements with eight investors, each of whom represented that it was a “non-U.S. Persons” as defined in Securities Act. On the same date, the Company entered into Regulation D share subscription agreements with two investors, each of whom represented that it was an “Accredited Investors” as defined in Regulation D of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 129,621 shares of Common Stock to the Regulation S investors, and (ii) 15,000 shares of Common Stock to the Regulation D investors, respectively, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $361,553.

●	On February 20, 2023, the Company entered into Regulation S share subscription agreements with eleven investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 57,783 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $144,443.

●	On July 13, 2023, the Company entered into Regulation S share subscription agreements with 31 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 250,132 shares of Common Stock to the Regulation S Investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $625,330.

●	On September 7, 2023, the Company entered into Regulation S share subscription agreements with 71 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, 365,164 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $912,889.

●

On November 21, 2023, the Company entered into a Regulation S share subscription agreement with Wong Chun Shoong who represented that he was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreement, the Company agreed to issue and sell in aggregate, 8,658 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $21,645.

Reverse Stock Split

On April 12, 2024, the Company’s board of directors (the “Board”) unanimously resolved to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-4. Following such resolution, on September 9, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect the reverse stock split, with an effective time of 9:00AM. Eastern Time on September 11, 2024 (the “Reverse Stock Split”).

Split Adjustment; Treatment of Fractional Shares

As a result of the 1:4 Reverse Stock Split, each 4 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock was reduced from 102,742,362 shares to 25,685,591 shares (subject to rounding up of fractional shares to the nearest whole number).

No fractional shares were issued in connection with the Reverse Stock Split. Fractional shares were rounded up to the nearest whole number.

Share Issuance

On November 25, 2024, the Company issued, in aggregate, 679,516 shares of Common Stock, representing 2.5% issued and outstanding shares of Common Stock to certain consultant in consideration for their services in relation to proposed initial public offering.

On November 25, 2024, the Company issued, in aggregate, 815,419 shares of Common Stock, representing 3.0% issued and outstanding shares of Common Stock to certain consultant in consideration for their consulting services.

9

Corporate Information

Our principal executive office is located at 31-A2, Jalan 5/32A, 6 ½ Miles, Off Jalan Kepong, 52000 Kuala Lumpur, Malaysia. Our telephone number at this address is +603 6243 3379. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our website is https://www.evoair.com.my/. The information contained on our website or any third-party websites is not a part of this prospectus.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting;

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of this Offering or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Shares, and the price of the Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of this Offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

10

The Offering

Offering Price	We currently estimate that the initial public offering price will be between US$4.00 and US$5.00 per share. For purposes of this prospectus, the assumed initial public offering price per share is $4.00, the low-end of the anticipated price range.

Common stock offered by us	3,750,000 of shares of common stock (or 4,312,500 shares of common stock if the Underwriter exercises its over-allotment option in full) on a firm commitment basis.

Common stock to be outstanding prior to this offering	27,180,631 shares of common stock.

Common stock to be outstanding immediately after this offering

30,930,631 shares of common stock, assuming the sale of all the shares offered in this prospectus, 31,493,131 shares if the underwriter exercise the over-allotment in full, excluding shares of common stock underlying the underwriters’ warrants. See “Underwriting – Underwriters’ Warrants”.

Gross proceeds to us, net of underwriting discount but before expenses:	$15,956,250 assuming no exercise of the underwriters’ warrant and full exercise of the over-allotment option.

Over-allotment option:	We have granted to the Underwriter a 15% over-allotment option, exercisable within 45 days from the closing of this offering, to purchase up to an aggregate of 562,500 additional shares of common stock.

Use of proceeds	Approximately 10% for research and development;

approximately 10% for expansion capital;

approximately 10% for advertising and promotion;

approximately 35% for vertical and horizontal integration;

approximately 20% for repayment of advances from shareholders;

approximately 15% for working capital;

Lock-up	All of our officers, directors and shareholders of 5% or more of our Common Stock have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for a period of 180 days from the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Trading Market

Our common stock currently is quoted on the Pink Limited Market, operated by OTC Markets Group, under the symbol “EVOH.” We have applied to list our common stock on the Nasdaq Capital Market under the new symbol “EVOH”. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Concentration of Ownership

Prior to this offering, our executive officers and directors beneficially own, in the aggregate, approximately 41.44% of the outstanding shares of our common stock, which will become approximately 36.42% upon completion of this offering assuming the sale of all the shares offered in this prospectus, no exercise of the underwriter’s warrants and full exercise of the over-allotment option.

Trading Symbol	“EVOH”

Underwriters’ Warrants	The registration statement of which this prospectus is a part also registers for sale the underwriters’ warrants to purchase our common stock equal to 5.65% of the total number of shares of our common stock sold in this offering, including the number of shares of common stock upon the exercise of the Underwriters’ over-allotment option, as a portion of the underwriting compensation payable to the Underwriter in connection with this offering. The underwriters’ warrants will be exercisable at any time, and will be subject to lock up for 180 days beginning on the commencement date of sales of the public offering in accordance with FINRA Rule 5510 and will expire five years from the commencement of sales of this offering. The underwriters’ warrants will be exercisable at a price equal to 125% of the public offering price of share of our common stock sold in the offering and may be exercised on a cashless basis. See “Underwriting – Underwriters’ Warrants.”

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Except as otherwise indicated, all information in this prospectus assumes the effectiveness of our amended and restated bylaws, which will occur upon effectiveness of this Registration Statement.

11

Summary Consolidated Financial Data

EVOAIR HOLDINGS INC.

The following tables summarize our historical consolidated financial data. We have derived the historical consolidated statements of operations data for the financial years ended August 31, 2025 and 2024 from our audited condensed consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data should be read in conjunction with the respective section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes, and consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for any interim period are not necessarily indicative of the results to be expected for a full fiscal year.

Consolidated Statements of Operations Data for the:

	Year Ended August 31,
	2025	2024
Revenue	$284,666	$314,719
Net Loss	(14,968,005)	(26,315,396)
Net Loss per share (basic and diluted)*	(0.55)	(1.01)

* Retroactively presented to reflect 1-for-4 reverse stock split effective on September 11,2024.

Consolidated Balance Sheet Data as of:

	As of
	August 31, 2025	August 31, 2024
Total Assets	$45,688,955	$53,279,111
Total liabilities	$3,247,528	$1,797,849

12

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our shares of Common Stock. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to Our Business and Industry

If we are unable to continue to innovate, meet evolving market trends, adapt to changing customer demands and maintain our culture of innovation, our ability to sustain and grow our business may suffer.

The ongoing success of our business depends on our ability to continue to introduce innovative eco-friendly HVAC products to meet evolving market trends and satisfy changing customer demands. We must continue to adapt by innovating, improving our products and modifying our strategies, which could cause us to incur substantial costs. We may not be able to continue to innovate or adapt to changing market and customer needs in a timely and cost-effective manner, if at all. This could adversely impact our ability to expand our ecosystem and grow our business. Failure to develop new products to meet evolving market demands through innovation could cause us to lose current and potential customers and harm our operating results and financial condition.

In addition, we may not be able to maintain our culture of innovation, which has been critical to our success and has helped us create value for our shareholders, succeed as a leader in eco-friendly HVAC products, attract, retain and motivate employees and other ecosystem participants. Among other challenges, we may not be able to identify and promote people into leadership positions who share our culture and also focus on technology and innovation. Competitive pressure may also cause us to move in directions that may divert us from our mission, vision and values. If we cannot maintain our culture of innovation, our long-term business prospects could be materially and adversely affected.

13

We operate in a competitive industry, and if we fail to compete effectively, our business could suffer.

The air-conditioning and air purifying industry in Asia is highly competitive. Competition in our HVAC products includes several multinational, regional and local companies, the largest players of which include Daikin Industries, Gree Electric, Trane Technologies, Johnson Controls, Lennox International, Midea Group and Mitsubishi Electric. Sales depend on price, product availability, delivery schedule, product performance, product line breadth, brand reputation, design, technical expertise and service. In addition to established players, we face competition from new market entrants. Increased competition may lead to a loss of market share, increased difficulty in launching new service offerings, reduction in revenue or increase in loss, any one of which could harm our business, financial condition and results of operations.

In certain of our businesses, our contracts are typically awarded on a competitive basis. Our bids are based upon, among other factors, the cost to timely provide the products and services. To generate an acceptable return, we must accurately estimate our costs and schedule. If we fail to do so, the profitability of contracts may be materially and adversely affected – including because some of our contracts provide for liquidated damages if we do not perform on time – which could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

If we are unable to create brand influence, we may not be able to maintain current or attract new users and customers for our products.

Our operational and financial performance is highly dependent on the strength of our brand. We believe brand familiarity and preference will continue to have a significant role in winning over customers. In order to further expand our customer base, we may need to substantially increase our marketing expenditures to enhance brand awareness through various online and offline means. Moreover, negative coverage in the media of our company could threaten the perception of our brand, and we cannot assure you that we will be able to defuse negative press coverage about our company to the satisfaction of our investors, customers and suppliers. If we are unable to defuse negative press coverage about our company, our brand may suffer in the marketplace, our operational and financial performance may be negatively impacted.

Currently, we sell our products, under our various product line brands, to domestic customers in Malaysia and to overseas customers. However, while the management does not consider the likelihood to be high, if our competitors initiate a lawsuit against us for infringing their trademarks, we may be forced to adopt a new brand name for our products. As a result, we may incur additional marketing cost to raise awareness of such new brand name. We may also be ordered to pay a significant amount of damages, and our business, results of operations and financial condition could be materially and adversely affected. We operate in a competitive environment and our profitability and competitive position depend on our ability to accurately estimate the costs and timing of providing our products and services.

14

Climate change and regulations associated with climate change could adversely affect our business.

The effects of climate change, including extreme weather conditions, create financial risks to our business. The effects of climate change could disrupt our operations by impacting the availability and cost of materials and by increasing insurance and other operating costs. The effects of climate change also may impact our decisions to construct new facilities or maintain existing facilities in the areas most prone to physical risks, which could similarly increase our operating and material costs. We could also face indirect financial risks passing through the supply chain that could result in higher prices for our products and the resources needed to produce them.

There is a general consensus that greenhouse gas emissions are linked to climate change, and that these emissions must be reduced dramatically to avert its worst effects. As a result, increased public awareness and concern about climate change will likely continue to (1) generate more international, regional and/or national concerns and result in the implementation of further requirements and restrictions at international, regional and/or national level to curtail the use of high global warming potential refrigerants (which are essential to many of our products); (2) encourage increase in building energy efficiency; and (3) cause a shift away from the use of fossil fuels as an energy source. While our products are focused on being eco-friendly, these requirements may render some of the existing technology, particularly some of our products that require refrigerant use, non-compliant or obsolete. While we continue to be committed to developing eco-friendly sustainable solutions for our products, there can be no assurance that our development efforts will be successful, that our products will be accepted by the market, that proposed regulations or deregulation will not have an adverse effect on our competitive position, or that economic returns will reflect our investments in new product development.

The inconsistent international, regional and/or national requirements associated with climate change regulations also create economic and regulatory uncertainty. There is also regulatory and budgetary uncertainty associated with government incentives, which, if discontinued, could adversely impact the demand for energy-efficient buildings and could increase costs of compliance.

Our business and financial performance depend on continued and substantial investments in our information technology infrastructure, which may not yield anticipated benefits and which may be vulnerable to cyber-attacks.

The efficient operation of our business requires continued and substantial investments in information technology (“IT”) infrastructure systems. The failure to design, develop and implement new IT technology infrastructure systems in an effective and timely manner or to maintain existing systems could divert management’s attention and resources. Our information systems may also become obsolete because of inadequate investments, requiring an unplanned transition to a new platform that could be time consuming, costly, and damaging to our competitive position and could require additional management attention. Repeated or prolonged interruptions of service because of poor execution, inadequate investments or obsolescence could have a significant adverse impact on our reputation and our ability to sell products and services.

15

In addition, our business may be impacted by disruptions to our or third-party IT infrastructure, which could result from (among other causes) cyber-attacks, infrastructure failures or compromises to our physical security. Cyber-based risks are evolving and include attacks: (i) on our IT infrastructure (ii) targeting the security, integrity and/or availability of hardware and software; (iii) on information installed, stored or transmitted in our products (including after the purchase of those products and when they are installed into third-party products); and (iv) on facilities or similar infrastructure. Such attacks could disrupt our systems (or those of third parties) and business operations, impact the ability of our products to work as intended or result in the unauthorized access, use, disclosure, modification, or destruction of information in violation of applicable law and/or contractual obligations. We have experienced cyber-based attacks and, due to the evolving threat landscape, may continue to experience them going forward, potentially with more frequency or severity. We continue to make investments and adopt measures to enhance our protection, detection, response and recovery capabilities, and to mitigate potential risks to our technology, products, services, operations and confidential data. However, depending on the nature, sophistication and scope of cyber-attacks, it is possible that potential vulnerabilities could go undetected for an extended period. As a result, we could potentially experience: (i) production downtimes; (ii) operational delays or other detrimental impacts on our operations; (iii) destruction or corruption of data; (iv) security breaches; (v) manipulation or improper use of our or third-party systems, networks or products; and (vi) financial losses from remedial actions, loss of business, liability, penalties, fines and/or damage to our reputation—any of which could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition. Due to the evolving nature of such risks, the impact of any potential incident cannot be predicted. In addition, because of the global nature of our business, our internal systems and products must comply with applicable laws, regulations and standards in a number of jurisdictions, and government enforcement actions and violations of data privacy and cybersecurity laws could be costly or interrupt our business operations. Any disruption to our business arising from such issues, or an increase in our costs to cover these issues that is greater than what we have anticipated, could have an adverse effect on our competitive position, reputation, results of operations, cash flows or financial condition.

We depend on our intellectual property and have access to certain intellectual property and information of our customers and suppliers. Infringement of or the failure to protect that intellectual property could adversely affect our future growth and success.

The Company’s intellectual property rights are important to our business and include numerous patents, trademarks, proprietary technology, technical data, business processes and other confidential information. Although we consider our intellectual property rights in the aggregate to be valuable, we do not believe that our business is materially dependent on a single intellectual property right or any group of them. We nonetheless rely on a combination of patents, trademarks, nondisclosure agreements, customer and supplier agreements, license agreements, information technology security systems, internal controls and compliance systems and other measures to protect our intellectual property. We also rely on nondisclosure agreements, information technology security systems and other measures to protect certain customer and supplier information and intellectual property that we have in our possession or to which we have access. Our efforts to protect such intellectual property and proprietary information may not be sufficient, however.

We cannot be sure that our patent or utility model pending applications will result in the issuance of patents, that patents issued to or licensed by us in the past or in the future will not be challenged or circumvented by competitors, or that these patents will found to be valid or sufficiently broad to preclude our competitors from introducing technologies similar to those covered by our patents and patent applications.

In addition, we may be the target of competitor or other third-party patent enforcement actions seeking substantial monetary damages or seeking to prevent the sale and marketing of certain of our products. Our competitive position also may be adversely impacted by limitations on our ability to obtain possession, ownership or necessary licenses concerning data important to the development or sale of our products or service offerings, or by limitations on our ability to restrict the use by others of data related to our products or services. Any of these events or factors could subject us to judgments, penalties and significant litigation costs or temporarily or permanently disrupt our sales and marketing of the affected products or services and could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

16

We use a variety of raw materials and supplier-provided parts in our business. Significant shortages, supplier capacity constraints or production disruptions, price increases, or tariffs could increase our operating costs and adversely impact the competitive positions of our products.

Our reliance on suppliers and commodity markets to secure components and raw materials (such as copper and steel as well as INCU ionic copper solution), and on service providers to deliver our products, exposes us to volatility in the prices and availability of these materials and services. That potential volatility is particularly acute in certain instances where we depend upon a single source. Issues with suppliers (such as delivery or production disruptions, capacity constraints, quality issues, consolidations, closings or bankruptcies), price increases, raw material shortages, or the decreased availability of trucks and other delivery services could have a material adverse effect on our ability to meet our commitments to customers or increase our operating costs.

We use various strategies to lock in prices of expected purchases of certain raw materials; however, these efforts could cause us to pay higher prices for a commodity when compared with the market price at the time the commodity is actually purchased or delivered. Tariffs can also increase our costs, the impact of which is difficult to predict. However, we believe that our supply management and production practices appropriately balance the foreseeable risks and the costs of alternative practices. Nonetheless, these risks may have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

We design, manufacture and service products that incorporate advanced technologies. The introduction of new products and technologies involves risks, and we may not realize the degree or timing of benefits initially anticipated.

Our future success depends on designing, developing, producing, selling and supporting innovative products that incorporate advanced technologies. The regulations applicable to our products, as well as our customers’ product and service needs, change from time to time. Moreover, regulatory changes may render our products and technologies non-compliant. Our ability to realize the anticipated benefits of our technological advancements or product improvements – including those associated with regulatory changes – depends on a variety of factors, including: meeting development, production, and regulatory approval schedules; meeting performance plans and expectations; the availability of raw materials and parts; our suppliers’ performance; the hiring, training and deployment of qualified personnel; achieving efficiencies; identifying emerging regulatory and technological trends; validating innovative technologies; the level of customer interest in new technologies and products; and the costs and customer acceptance of our new or improved products.

Failure to achieve and maintain a high level of product and service quality could damage our reputation with customers and negatively impact our results.

Product and service quality issues could harm customer confidence in our company and our brands. If certain of our product offerings do not meet applicable safety standards or our customers’ expectations regarding safety or quality, we can experience lost sales and increased costs and we can and have been exposed to legal, financial and reputational risks. Actual, potential or perceived product safety concerns could expose us to litigation as well as government enforcement actions, which has also occurred in certain instances. In addition, when our products fail to perform as expected, we are exposed to warranty, product liability claims, personal injury and other claims.

We maintain strict quality controls and procedures. However, we cannot be certain that these controls and procedures will reveal defects in our products or their raw materials, which may not become apparent until after the products have been placed in use in the market. Accordingly, there is a risk that products will have defects, which could require a product recall. Product recalls can be expensive to implement, and may damage our reputation, customer relationships and market share.

In many jurisdictions, product liability claims are not limited to any specified amount of recovery. If any such claims or contribution requests or requirements exceed our available insurance or if there is a product recall, there could be an adverse impact on our results of operations. In addition, a recall or claim could require us to review our entire product portfolio to assess whether similar issues are present in other products, which could result in a significant disruption to our business and which could have a further adverse impact on our business, financial condition, results of operations and cash flows. There can be no assurance that we will not experience any material warranty or product liability claim losses in the future, that we will not incur significant costs to defend such claims or that we will have adequate reserves to cover any recalls, repair and replacement costs.

17

We are subject to litigation, environmental, and other legal and compliance risks.

We are subject to a variety of litigation, legal and compliance risks. These risks relate to, among other things, personal injuries, intellectual property rights, contract-related claims, taxes, environmental matters, employee health and safety, competition laws and laws governing improper business practices. If found responsible in connection with such matters, we could be subject to significant fines, penalties, repayments and other damages (in certain cases, treble damages), and experience reputational harm.

As a global business, we are subject to complex laws and regulations in Malaysia. and other countries in which we operate. Those laws and regulations may be interpreted in different ways. They may also change from time to time, as may related interpretations and other guidance. Changes in laws or regulations could result in higher expenses. Uncertainty relating to laws or regulations may also affect how we operate, structure our investments and enforce our rights.

Changes in environmental and climate change related-laws could require additional investments in product designs, which may be more expensive or difficult to manufacture, qualify and sell and/or may involve additional product safety risks and could increase environmental compliance expenditures.

At times we are involved in disputes with private parties over environmental issues, including litigation over the allocation of cleanup costs, alleged personal injuries and property damage. Existing and future asbestos-related claims could adversely affect our financial condition, results of operations and cash flow. Personal injury lawsuits may involve individual and purported class actions alleging that contaminants originating from our current or former products or operating facilities caused or contributed to medical conditions. Property damage lawsuits may involve claims relating to environmental damage or diminution of real estate values. Even in litigation where we believe our liability is remote, there is a risk that a negative finding or decision could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition, in particular with respect to environmental claims in regions where we have, or previously had, significant operations or where certain of our products have been manufactured and used.

Our failure to comply with anti-corruption laws and regulations, or effectively manage our employees, customers and business partners, could severely damage our reputation, and materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to risks in relation to actions taken by us, our employees, third-party customers or third-party suppliers that constitute violations of the anti-corruption laws and regulations. While we adopt strict internal procedures and work closely with relevant government agencies to ensure compliance of our business operations with relevant laws and regulations, our efforts may not be sufficient to ensure that we comply with relevant laws and regulations at all times. If we, our employees, third-party customers or third-party suppliers violate these laws, rules or regulations, we could be subject to fines and/or other penalties. Actions by Malaysia regulatory authorities or the courts to provide an alternative interpretation of the laws and regulations or to adopt additional anti-bribery or anti-corruption related regulations could also require us to make changes to our operations. Our reputation, corporate image, and business operations may be materially and adversely affected if we fail to comply with these measures or become the target of any negative publicity as a result of actions taken by us, our employees, third-party customers or third-party suppliers.

Our business depends on the continued contributions made by Low Wai Koon (“Dr. Low”), as our founder, chief executive officer, chief operating officer and chairman of the board, the loss of who may result in a severe impediment to our business, results of operation and financial condition.

Our success is dependent upon the continued contributions made by founder, chief executive officer, and chairman of the board, Dr. Low. We rely on his expertise in business operations when we are developing our business. We have no “Key Man” insurance to cover the resulting losses in the event that Dr. Low should die or resign. In order to mitigate this risk, the Group has continued to invest in its personnel training as well as investment into its research and development department.

However, if Dr. Low cannot serve the Company or is no longer willing to do so, the Company may not be able to find alternatives in a timely manner or at all. This would likely result in severe damage to our business operations and would have an adverse material impact on our financial position and operating results. To sustain our operations, the Company may have to recruit and train replacement personnel at a higher cost. In addition, if Dr. Low joins our competitors or develops similar businesses that are in competition with our Company, our business, results of operation and financial conditions may also be negatively impacted.

18

Risks Related to Doing Business in Malaysia

Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation.

According to Economy Outlook 2025 from Ministry of Finance Malaysia, global economy remains engulfed in a complex and challenging environment. While inflation is gradually receding and monetary policy begins to loosen, significant uncertainties persist. The recovery, while progressing, is fraught with risks from global instabilities and external shocks, raising concerns that underlying economic vulnerabilities may deepen, despite the emerging signs of temporary relief. Unfolding of geopolitical uncertainties in Europe and the Middle East, may also threaten economic equilibrium. Any negative impact on the economy of Malaysia, as well as global economy as a whole, may in turn negatively impact our performance, and result in a substantial in a partial or entire loss of an investment in our Company.

We are subject to foreign exchange control policies in Malaysia.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies in the countries where we operate. For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by the Foreign Exchange Administration, an arm of Bank Negara Malaysia (“BNM”), the central bank of Malaysia. The foreign exchange policies monitor and regulate both residents and non-residents. Under the current Foreign Exchange Administration rules issued by BNM, non-residents are free to repatriate any amount of funds from Malaysia in foreign currency other than the currency of Israel at any time (subject to limited exceptions), including capital, divestment proceeds, profits, dividends, rental, fees and interest arising from investment in Malaysia, subject to any withholding tax. In the event BNM or any other country where we operate introduces any restrictions in the future, we may be affected in our ability to repatriate dividends or other payments from our subsidiaries in Malaysia or in such other countries. Since we are a holding company and rely principally on dividends and other payments from our subsidiaries for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operation.

Many of the economies in Asia, including Malaysia, are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability in the future.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. Headline inflation, as measured by the Consumer Price Index (“CPI”), eased to an average of 1.8% in the first eight months of 2024, down from 2.8% over the same period in 2023, following favourable cost environment and sustained demand. Headline inflation is projected to remain manageable for 2025 and is expected to range between 1.5% and 2.5%, with inflation projected close to its long-term average of approximately 2%. (source: Economic Outlook 2025, Ministry of Finance Malaysia)

19

While this inflationary trend will result in higher operational costs, we believe that this also strengthens our value proposition by emphasizing potential savings to customers through improved productivity and workflow efficiency derived from our technology solutions. To mitigate inflationary pressures, we will regularly review our pricing structure to ensure sustainable profitability.

As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credit, interest rate increases, limitations on loans, or restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. If prices for the products we source or if wages rise at a rate that is insufficient to compensate for the rise in these costs, it may have an adverse effect on our profitability, and result in a substantial in a partial or entire loss of an investment in our Company.

Unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses or otherwise or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

Our business involves the collection, storage, processing and transmission of customers’ business data. An increasing number of organizations, including large merchants and businesses, other large technology companies, financial institutions and government institutions, have disclosed breaches of their information technology, or IT, systems, some of which have involved sophisticated and highly targeted cybersecurity attacks, including on portions of their websites or infrastructure. We may also be subjected to breaches of cybersecurity by hackers. Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. Concerns about cybersecurity are increased when we transmit information. Electronic transmissions can also be subjected to cybersecurity attacks, interception or loss. Also, computer viruses and malware can be distributed and spread rapidly over the internet and could infiltrate our systems or those of our associated participants, which can impact the confidentiality, integrity and availability of information, and the integrity and availability of our products, services and systems, among other effects. Denial of service or other cybersecurity attacks could be targeted against us for a variety of purposes, including interfering with our products and services or creating a diversion for other malicious activities. These types of actions and attacks could disrupt our delivery of products and services or make them unavailable, which could damage our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liabilities, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

Our encryption of data and other protective measures may not prevent unauthorized access or use of sensitive data. A breach of our system or that of one of our associated participants may subject us to material losses or liability. A misuse of such data or a cybersecurity breach could harm our reputation and deter customers from using our products and services, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liabilities, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under applying laws or regulations.

We cannot assure that there are written agreements in place with every associated participant or that such written agreements will prevent the unauthorized use, modification, destruction or disclosure of data or enable us or our customers to obtain reimbursement in the event we should suffer incidents resulting in unauthorized use, modification, destruction or disclosure of data. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material and adverse effect on our business, financial condition and results of operations.

Cybersecurity attack incidents are increasing in frequency and evolving in nature and include, but are not limited to, installation of malicious software, unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, there can be no assurance that the procedures and controls we employ will be sufficient to prevent security breaches from occurring and we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material and adverse effect on our business, financial condition and results of operations.

20

Risks Related to Intellectual Property

If we are not able to adequately protect our proprietary intellectual property and information, and protect against third party claims that we are infringing on their intellectual property rights, our results of operations could be adversely affected.

The value of our business depends in part on our ability to protect our intellectual property including our patents applications and trademarks, as well as our customer, employee, and customer data. Third parties may try to challenge our ownership of our intellectual property in Asia and around the world. In addition, intellectual property rights and protections in Malaysia may be insufficient to protect material intellectual property rights. Further, our business is subject to the risk of third parties counterfeiting our products or infringing on our intellectual property rights. The steps we have taken may not prevent unauthorized use of our intellectual property. We may need to resort to litigation to protect our intellectual property rights, which could result in substantial costs and diversion of resources. If we fail to protect our proprietary intellectual property and information, including with respect to any successful challenge to our ownership of intellectual property or material infringements of our intellectual property, this failure could have a significant adverse effect on our business, financial condition, and results of operations.

If we are unable to adequately protect our intellectual property rights, or if we are accused of infringing on the intellectual property rights of others, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights.

Our commercial success will depend in part on our success in obtaining and maintaining patents, copyrights, trademarks, trade secrets and other intellectual property rights in Malaysia and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies or the goodwill we have acquired in the marketplace and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability.

We cannot provide any assurances that any of our granted patent or utility model/ patent or utility model pending applications that mature into issued patents will include a scope sufficient to protect our products, any additional features we develop for our products or any new products. Other parties may have developed technologies that may be related or competitive to our system, may have filed or may file patent applications and may have received or may receive patents that overlap or conflict with our patent applications, either by claiming the same methods or devices or by claiming subject matter that could dominate our patent position. Our patent position may involve complex legal and factual questions, and, therefore, the scope, validity and enforceability of any patent claims that we may obtain cannot be predicted with certainty. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented. Proceedings challenging our patents could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that we may own may not provide any protection against competitors. Furthermore, an adverse decision in an interference proceeding can result in a third party receiving the patent right sought by us, which in turn could affect our ability to commercialize our products.

Though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our patents, or develop and obtain patent protection for more effective technologies, designs or methods.

We may be unable to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees.

Our ability to enforce our patent rights depends on our ability to detect infringement. It may be difficult to detect infringers who do not advertise the components that are used in their products. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.

21

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If any of our patents covering our products are invalidated or found unenforceable, or if a court found that valid, enforceable patents held by third parties covered one or more of our products, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

● any of our granted patent or utility model/ patent or utility model pending applications, if issued, will include claims having a scope sufficient to protect our products;

● any of our granted patent or utility model/ patent or utility model pending applications will be issued as patents;

● we were the first to file patent applications for these inventions;

● others will not develop similar or alternative technologies that do not infringe our patents; any of our patents will be found to ultimately be valid and enforceable;

● any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;

● we will develop additional proprietary technologies or products that are separately patentable; or

● our commercial activities or products will not infringe upon the patents of others.

We rely, in part, upon unpatented know-how and continuing technological innovation to develop and maintain our competitive position. Further, our trade secrets could otherwise become known or be independently discovered by our competitors.

Risks Related to our Common Stock and this Offering

Volatility in our shares price may subject us to securities litigation.

The market for our shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may never be able to pay dividends and are unlikely to do so.

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for working capital and general corporate purposes, rather than to make distributions to stockholders. Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is uncertain.

In addition, under Nevada law, we may only pay dividends subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the dividend. Our ability to pay dividends will therefore depend on our ability to generate sufficient profits. Furthermore, because of the various rules applicable to our operations in Malaysia and the regulations on foreign investments as well as the applicable tax law, we may be subject to further limitations on our ability to declare and pay dividends to our stockholders.

22

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock, warrants to purchase shares of our common stock or other securities. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are authorized to issue an aggregate of 250,000,000 shares of common stock. We may issue additional shares of common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We expect we will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

We are a “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and annual revenues of less than $50.0 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” we will be required to provide additional disclosure in our SEC filings. However, similar to an “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We plan to list our common stock on Nasdaq Capital Market. We may not be able to maintain our listing on Nasdaq Capital Market which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We will apply to list our common stock on Nasdaq Capital Market under the symbol “EVOH”. Even if our common stock is approved to be listed on Nasdaq Capital Market, we cannot assure you that our common stock will continue to be listed on Nasdaq Capital Market in the future. In order to continue listing our securities on Nasdaq Capital Market, we must maintain certain financial, distribution and share price levels. Moreover, we must comply with certain listing standards regarding the independence of our board of directors and members of our audit committee. We intend to fully comply with these requirements, but we may not continue to be able to meet these requirements in the future.

23

If Nasdaq Capital Market delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our common stock will be listed on Nasdaq Capital Market, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Furthermore, if we were no longer listed on Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The price of our common stock may rapidly fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The trading price of our common stock following this offering may be subject to instances of extreme stock price run-ups followed by rapid price declines and stock price volatility unrelated to both our actual and expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Further, the trading price of our common stock following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume, actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates or ratings by any securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; changes in our Board or management; sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders; lawsuits threatened or filed against us; changes in laws or regulations applicable to our business; the expiration of lock-up agreements; changes in our capital structure, such as future issuances of debt or equity securities; short sales, hedging and other derivative transactions involving our capital stock; general economic and geopolitical conditions, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine; and the other factors described in this section of the prospectus captioned “Risk Factors.”

24

Certain recent initial public offerings of companies with relatively small public floats have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our common stock may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our common stock.

In addition to the risks addressed above under “the price of our common stock may rapidly fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors,” our common stock may be subject to rapid and substantial price volatility. We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

General Risks

Natural disasters, epidemics or other unexpected events may disrupt our operations, adversely affect our results of operations, financial condition and may not be fully covered by insurance.

The occurrence of one or more natural disasters, power outages or other unexpected events, including hurricanes, fires, earthquakes, volcanic eruptions, tsunamis, floods and other forms of severe weather, health epidemics, pandemics (including COVID-19) or other contagious outbreaks, conflicts, wars or terrorist acts, in the U.S. or in other countries in which we or our suppliers or customers operate could adversely affect our operations and financial performance. Natural disasters, power outages or other unexpected events could damage or close one or more of our facilities or disrupt our operations temporarily or long-term, such as by causing business interruptions or by affecting the availability and/or cost of materials needed for manufacturing. We have only one factory and another assembly line that can manufacture a specific product or product line. As a result, damage to or the closure of that factory may disrupt or prevent us from manufacturing certain products. Existing insurance arrangements may not cover all of the costs or lost cash flows that may arise from such events. The occurrence of any of these events could also increase our insurance and other operating costs or harm our sales.

We may be affected by global economic, capital market and political conditions, and conditions in the construction, transportation and infrastructure industries in particular.

Our business, financial condition, operating results and cash flows may be adversely affected by changes in global economic conditions and geopolitical risks and conditions, including credit market conditions, levels of consumer and business confidence, fluctuations in residential, commercial and industrial construction activity, pandemic health issues (including COVID-19 and its effects), natural disasters, commodity prices, energy costs, interest rates, foreign exchange rates, levels of government spending and deficits, trade policies (including tariffs, boycotts and sanctions), regulatory changes, actual or anticipated default on sovereign debt and other challenges that could affect the global economy.

These economic and political conditions affect our business in a number of ways. Additionally, the tightening of credit in the capital markets could adversely affect the ability of our customers, including individual end-customers and businesses, to obtain financing for significant purchases and operations, which could result in a decrease in or cancellation of orders for our products and services. Similarly, tightening credit may adversely affect our supply base and increase the potential for one or more of our suppliers to experience financial distress or bankruptcy. Additionally, because we have a number of factories and suppliers in foreign countries, the imposition of tariffs or sanctions or unusually restrictive border crossing rules could adversely affect our supply chain, operations and overall business.

Our business and financial performance is also adversely affected by decreases in the general level of economic activity, such as decreases in business and consumer spending and construction (both residential and commercial as well as remodelling).

Our business success depends on attracting and retaining qualified personnel.

Our ability to sustain and grow our business requires us to hire, retain and develop a highly skilled and diverse management team and workforce. Failure to ensure that we have leadership with the necessary skill sets and experience could impede our ability to deliver our growth objectives, execute our strategic plan and effectively transition our leadership.

25

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the sections captioned “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Plan of Operations”, and “Business”. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	Our goals and strategies;

●	Our future business development, financial conditions and results of operations;

●	Our expectations regarding demand for and market acceptance of our products and services;

●	Our ability to attract and retain management;

●	Our ability to raise capital when needed and on acceptable terms and conditions;

●	The intensity of competition;

●	General economic conditions;

●	Changes in regulations;

●	Relevant government policies and regulations relating to our industry;

●	Whether the market for healthcare services continues to grow, and, if it does, the pace at which it may grow;

●	Our ability to compete against large competitors in a rapidly changing market; and

●	Our ability to comply with the continued listing standards on the exchange or trading market on which our common stock is listed for trading.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our common stock. In addition, the rapidly changing nature of the health and wellness industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

26

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $12.89 million, or approximately $14.95 million if the Underwriter exercises its over-allotment option in full, after deducting underwriting discounts and the estimated offering expenses payable by us.

The primary purposes of this offering are to create a public market of our shares for the benefit of all stockholders, retain talented employees, and obtain additional capital. We plan to use the net proceeds of this offering as follows:

●	approximately 10% for research and development (“R&D”) and technological advancements. This includes the continued development of its hybrid air-conditioning products to diversify its product offerings and cater to a broader client base, particularly in the commercial and industrial sectors. Aligned with its commitment to sustainability and Environmental, Social, and Governance (“ESG”) principles, the Group’s R&D efforts will focus on enhancing energy efficiency, reducing carbon emissions, and innovating eco-friendly HVAC solutions. These initiatives aim to position the Group as a key player in green technology within the HVAC industry, addressing the increasing demand for sustainable and environmentally responsible cooling solutions;

●

approximately 10% for capital expenditure aimed at enhancing production capacity and advancing technical capabilities for eco-friendly air-conditioning solutions across residential, commercial, and industrial segments. These enhancements will support the development of innovative, sustainable HVAC systems aligned with the Group’s commitment to Environmental, Social, and Governance (ESG) principles.

In addition, the Group intends to leverage this investment to expand into new high-demand markets, particularly in Southeast Asia, where growing economic development and environmental awareness drive demand for energy-efficient cooling solutions. By replicating its business model in these markets, the Group will further strengthen its product line and distribution network, ensuring scalability and adaptability to regional needs.

●

approximately 10% towards strengthening its sales, marketing, and branding efforts. This includes the development of strategic distribution channels, fostering project collaborations, and expanding private labeling and licensing opportunities. These initiatives aim to enhance the reach and visibility of the Group’s eco-friendly HVAC products and services across key markets.

A significant focus will also be placed on advocating the adoption of environmentally friendly technologies. Through targeted marketing campaigns and public engagement initiatives, the Group seeks to raise awareness of the critical role individuals and businesses can play in protecting the environment. This approach not only aligns with the Group’s commitment to sustainability but also fosters synergy between its innovative product offerings and its brand image as a key player leader in green technology;

●	approximately 35% towards future vertical and horizontal integrations, focusing on strategic collaborations, mergers, and acquisitions. This initiative aims to strengthen the Group’s position within the HVAC and electronics sectors by targeting companies with complementary expertise, innovative technologies, and established market presence. The Group’s M&A and collaboration strategy will prioritize partners with robust networks in HVAC and related electronic products, enabling synergies that enhance operational efficiency, broaden product offerings, and expand market reach. This includes exploring opportunities to acquire cutting-edge technologies, access new customer segments, and enter untapped geographic markets. By pursuing these integrations, the Group seeks to drive long-term growth, foster innovation, and solidify its leadership as a forward-thinking player in the green technology and HVAC industries. As of the date of this prospectus, the Company has not yet identified any particular targets;

●	approximately 20% for repayment of advances from shareholders, which were utilized to support operational expenses and maintain business continuity. Additionally, a portion of the funds were directed towards uplisting expenses including professional fee, regulatory, and compliance fees required to achieve this strategic milestone, further enhancing the Group’s market visibility and access to capital markets;

●	the remainder for working capital and general corporate purposes, including legal, accounting and other professional fees associated with becoming a public company, general and administrative expenses associated with increased operations, and recruitment of talent associated with increase operations.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors.” The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

27

CAPITALIZATION

The following table describes our cash and our capitalization as of August 31, 2025:

●	on an actual basis after taking into consideration of reverse stock split and share issuance post August 31, 2025; and

●	on an as adjusted basis to reflect our receipt of the net proceeds from this offering after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our common stock and other terms of this offering determined at pricing. In addition, except for the last column in the first table below, the tables below assume that the Underwriter over-allotment option has not been exercised. You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	Actual	Pro Forma Adjusted for IPO(1) (2)	Pro Forma Adjusted for IPO including Over- allotment(3)
Equity:

Common stock, $0.001 par value; 250,000,000 shares authorized; 27,180,631, 30,930,631 and 31,493,131 shares issued and outstanding, actual, pro forma adjusted for IPO and pro forma adjusted for IPO including over-allotment*	27,181	30,931	31,493
Additional paid in capital	97,492,063	110,383,123	112,441,310
Accumulated other comprehensive loss	(85,598)	(85,598)	(85,598)
Accumulated deficit	(54,028,719)	(54,028,719)	(54,028,719)
Non-controlling interests	(963,500)	(963,500)	(963,500)
Total stockholders’ equity	$42,441,427	$55,336,237	$57,394,987

* Retroactively presented to reflect 1-for-4 reverse stock split effective on September 11,2024.

(1) Gives effect to the sale of common stock at an initial public offering price of $4.00 per share (being the low end of the initial public offering price range) and to reflect the application of the proceeds after deducting our estimated offering expenses.

(2) Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting the Underwriter discount of 7.5%, non-accountable expense allowance of 1% and other expenses (all the accountable expenses). We expect to receive net proceeds of $[12,894,810] ($15,000,000 offering, less underwriting fee of $1,125,000, non-accountable expenses of $150,000 and other offering expenses of $[1,137,590], including [$482,400] which has already been paid by the Company). For an itemization of an estimation of the total offering expenses, see “Item 13. Other Expenses of issuance and Distribution” beginning on page II-1 of this prospectus.

(3) Pro forma adjusted for IPO additional paid in capital including the Underwriter’s over-allotment option reflects the net proceeds we expect to receive after the under exercise the over-allotment option in full and after deducting the underwriting discount of 7.5%, non-accountable expense allowance of 1% and other expenses (all the accountable expenses). We expect to receive net proceeds of [14,953,560] ($17,250,000 offering, less underwriting fee of $1,293,750, non-accountable expenses of $172,500 and other offering expenses of $[1,137,590] including $[482,400] which has already been paid by the Company). For an itemization of an estimation of the total offering expenses, see “Item 13. Other Expenses of issuance and Distribution” beginning on page II-1 of this prospectus.

28

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Dilution results from the fact that the per share offering price is substantially in excess of the book value per share of common stock attributable to the existing stockholders for our presently outstanding shares of common stock. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of our common stock outstanding. Our historical net tangible book value as of August 31, 2025, was $861,649 or $0.03 per share.

Our post offering as adjusted net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after August 31, 2025, will be approximately $13,756,459 or approximately $0.44 per share. This would result in dilution to investors in this offering of approximately $3.49 per share or approximately 87.35% from the assumed initial offering price of $4.00 per share (being the low end of the initial public offering price range). Net tangible book value per share would increase to the benefit of present stockholders by $0.47 per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares.

	Offering(1)	Full Over- allotment Post-offering(2)
Assumed offering price per common stock	$4.00	$4.00
Net tangible book value per common stock as of August 31, 2025*	$0.03	$0.03
Increase in net tangible book value per share after this offering	$0.47	$0.55
Net tangible book value per common stock after the offering	$0.51	$0.58
Dilution per common stock to new investors	$3.49	$3.42
Dilution per common stock to new investors (%)	87.35%	85.45%

*	Retroactively presented to reflect 1-for-4 reverse stock split effective on September 11,2024.
(1)	Assumes gross proceeds from offering of 3,750,000 shares of common stock.
(2)	Assumes gross proceeds from offering of 4,312,500 shares of common stock, if over-allotment option is exercised in full.

A $1.00 increase (decrease) in the assumed public offering price of $4.00 per share (being the low end of the initial public offering range) per share would increase (decrease) the pro forma as adjusted net tangible book value per share after this offering by approximately $0.63 (0.38), and dilution in pro forma as adjusted net tangible book value per share to new investors by approximately $4.37 (2.62), assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, by present stockholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present stockholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of the estimated underwriting discount, non-accountable expense allowance and our estimated offering expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
New investors(1)	3,750,000	12.12%	$15,000,000	13.33%	$4.00
Existing stockholders	27,180,631	87.88%	$97,519,244	86.67%	$3.59
Total	30,930,631	100.00%	$112,519,244	100.00%	$3.64

(1)	Assuming the offering is fully subscribed.

29

SELECTED CONSOLIDATED FINANCIAL DATA

EVOAIR HOLDINGS INC.

The selected consolidated statements of operations data for the fiscal year end August 31, 2025 and 2024, and the selected consolidated balance sheet data as of August 31, 2025 and 2024 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our results for any interim period are not necessarily indicative of the results expected for a full fiscal year.

You should read the following financial information together with the information under “EvoAir Holdings Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Consolidated Statements of Operations Data:

	August 31, 2025	August 31, 2024

Revenue	$284,666	$314,719
Cost of revenue	304,433	323,038
Gross loss	(19,767)	(8,319)

Operating expenses:
Selling and marketing expenses	22,049	61,211
General and administrative expenses	14,947,935	26,250,276
Total operating expenses	14,969,984	26,311,487

Loss from operation	(14,989,751)	(26,319,806)

Other income
Interest income	153	142
Other income	21,593	4,268
Total other income	21,746	4,410

Loss from operation before income taxes	(14,968,005)	(26,315,396)

Income tax expenses	-	-

Net loss	$(14,968,005)	$(26,315,396)

Less: Net loss attributable to non-controlling interests	(341,143)	(436,805)

Net loss attributable to equity holders of the Company	(14,626,862)	(25,878,591)

Other comprehensive (loss):
Foreign currency translation adjustment	(51,570)	(54,364)
Total comprehensive loss	(14,678,432)	(25,932,955)

Less: net comprehensive loss attributable to non-controlling interests	(14,799)	(22,573)

Net comprehensive loss attributable to equity holders of the Company	(14,663,633)	(25,910,382)

Net loss attributable to equity holders of the Company per common share:
Basic and diluted	(0.55)	(1.01)

Weighted average number of common shares outstanding:
Basic and diluted*	26,828,397	25,678,138

*	Retroactively presented to reflect 1-for-4 reverse stock split effective on September 11,2024.

The accompanying footnotes are an integral part of these consolidated financial statements.

Consolidated Balance Sheets Data:

	As of
	August 31, 2025	August 31, 2024
Current assets	$527,748	$790,752
Total assets	$45,688,955	$53,279,111
Current liabilities	$3,212,754	$1,684,638
Total liabilities	$3,247,528	$1,797,849
Total shareholders’ equity	$42,441,427	$51,481,262

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section headed “Selected Consolidated Financial and Operating Data” and our consolidated financial statement and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

General Overview

EvoAir Holdings Inc. (formerly Unex Holdings Inc.) (the “Company”, “EVOH”, “we”, “us”, or “our”) is a corporation established under the corporation laws in the State of Nevada, U.S. on February 17, 2017. The Company has adopted an August 31 fiscal year end.

On December 20, 2021, the Company and Dr. Low entered into the EvoAir Transaction. EvoAir International, through its subsidiaries upon completion of the Transactions contemplated under Note 1 to Financial Statements, is engaged in the R&D, manufacturing, trading, sale of HVAC products and related services in Asia.

Pursuant to the terms of a share transfer agreement dated December 20, 2021, Dr. Low, the then sole executive officer and director of the Company and the owner of 2,000,000 restricted shares of Common Stock of the Company, representing approximately 67.34% of the Company’s then issued and outstanding shares of Common Stock, sold his entire shareholding of the Company to WKL Global for an aggregate consideration of $100. Upon completion of the Change of Control Transaction, WKL Global owned 2,000,000 shares of Common Stock, or approximately 67.34% of the then issued and outstanding shares of Common Stock of the Company, which resulted in a change of control of the Company.

On December 20, 2021, several transactions took place (together, the “Allotment Transactions”) whereby the Company issued and allotted in aggregate 98,809,323 EvoAir Shares to certain parties. On completion of the Allotment Transactions, the total number of issued and outstanding EvoAir Shares were 101,779,323 (“Then Enlarged Share Capital”):

(A) On December 20, 2021, Dr. Low and Chan Kok Wei entered into a share exchange agreement with WKL Eco Earth Holdings, pursuant to which Dr. Low and Chan Kok Wei agreed to sell all their ordinary shares of WKL Green Energy to WKL Eco Earth Holdings in consideration for the allotment and issuance to WKL Global and Allegro Investment (BVI) Limited (“Allegro Investment”), a company incorporated in the British Virgin Islands with 50% shareholding held by Chan Kok Wei and Ong Bee Chen, respectively, of 24,000 EvoAir Shares and 6,000 EvoAir Shares, respectively, or approximately 0.02% and 0.01% of the Then Enlarged Share Capital, respectively.

(B) On December 20, 2021, Dr. Low, Chan Kok Wei, Ong Bee Chen and certain sellers (“WKLEE Sellers”) entered into a share exchange agreement with WKL Eco Earth Holdings, pursuant to which the WKLEE Sellers agreed to sell all their ordinary shares of WKL Eco Earth to WKL Eco Earth Holdings in consideration for the allotment and issuance to WKL Global, Allegro Investment and WKLEE Sellers of 49,320 EvoAir Shares, 8,280 EvoAir Shares and in aggregate 14,400 EvoAir Shares, respectively, or approximately 0.05%, 0.009% and in aggregate 0.014%, respectively, of the Then Enlarged Share Capital.

(C) On December 20, 2021, Tan Soon Hock, Oh Ivan Joon Wern and certain relevant interest holders (“Relevant Interest Holders”) entered into an investment exchange agreement with WKL Eco Earth Holdings, pursuant to which Tan Soon Hock, Oh Ivan Joon Wern and the Relevant Interest Holders agreed to sell all relevant interests in the EvoAir Group to WKL Eco Earth Holdings in consideration for the allotment and issuance of 7,037,762 EvoAir Shares, 2,520,000 EvoAir Shares and in aggregate 6,001,794 EvoAir Shares, respectively, or approximately 6.91%, 2.48% and in aggregate 5.90%, respectively, of the Then Enlarged Share Capital. The board of directors and majority shareholders of the Company have approved the transaction.

(D) On December 20, 2021, Dr. Low entered into two deeds of assignment of intellectual properties with WKL Eco Earth Holdings, in respect of Dr. Low’s patents and patent applications relating to eco-friendly air-conditioner condenser (external unit), EvoAirTM and the trademarks and trademark applications described in the deeds of assignment thereunder, and in respect of Dr. Low’s patents and patent applications relating to the portable air-conditioner, e-Cond EVOTM and the trademarks and trademark applications as described in the deeds of assignment thereunder (together, the “IP Assignments”). Pursuant to the IP Assignments, WKL Global, Allegro Investment and certain nominees shall be allotted and issued 63,362,756 EvoAir Shares, 14,297,259 EvoAir Shares and in aggregate 5,487,752 EvoAir Shares, respectively or approximately 62.25%, 14.05% and in aggregate 5.39%, respectively of the Then Enlarged Share Capital in consideration for the IP Assignments.

EvoAir Transaction, Change of Control Transaction and Allotment Transactions are collectively to be referred to as the “Transactions”. The closing of the Transactions (the “Closing”) occurred on December 20, 2021 (the “Closing Date”).

From and after the Closing Date, at which time EvoAir International transferred its HVAC business to the Company, the Company’s primary operations consisted of the prior operations of EvoAir International.

EvoAir International is a company incorporated in BVI on November 17, 2021. Effective from the December 20, 2021, it wholly owns WKL Eco Earth Holdings, a company incorporated in Singapore on July 12, 2018, which in turn wholly owns (a) WKL Eco Earth, a Malaysian company incorporated on May 17, 2017, and (b) WKL Green Energy, a Malaysian company incorporated on October 24, 2017. WKL Eco Earth Holdings acquired (c) EvoAir Manufacturing (M) Sdn Bhd (“EvoAir Manufacturing”) on April 19, 2021, a Malaysian company incorporated on March 22, 2019, as well as acquiring (d) WKL EcoEarth Indochina Co Ltd (“WKL EcoEarth Indochina”), a Cambodia company incorporated on February 4, 2021, (e) WKL Guanzhe Green Technology Guangzhou Co Ltd (“WKL Guanzhe”), a Chinese company incorporated on April 6, 2021. EvoAir Manufacturing wholly owns (f) Evo Air Marketing (M) Sdn Bhd (“Evo Air Marketing”), a Malaysian company incorporated on February 2, 2021.

On June 15, 2022, the Company filed a Certificate of Amendment (the “Amendment”) to the Articles of Incorporation with Nevada’s Secretary of State to change the name of the Company from Unex Holdings Inc. to EvoAir Holdings Inc. (the “Name Change”), and the Name Change became market effective on November 4, 2022. Effective on November 11, 2022, the Company’s shares began trading under the new ticker symbol “EVOH”.

31

On November 21, 2023, the Company issued in aggregate, 52,107 shares of Common Stock to 15 referral agents (“Referral Agents”) in consideration for their referral to the Company of certain investors. Each Referral Agent is a “non-U.S. Persons” as defined in Regulation S.

On November 21, 2023, the Company issued, in aggregate, 5,500 shares of Common Stock to two individuals in consideration for marketing services provided to the Company by Artisan Creative Studio, a marketing entity based in Malaysia. Each of the individuals is a “non-U.S. Persons” as defined in Regulation S.

On August 14, 2024, the WKL Eco Earth Holdings has increased its investment in WKL Guanzhe Green Technology Guangzhou Co Ltd (China) by injecting an additional RMB2,000,000 into its registered capital. This investment has resulted in an increase in WKL Eco Earth Holding’s equity interest in WKL Guanzhe Green Technology to 62.5%.

Round 2 Stockholders

The Company entered into a series of offerings for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50, as follows:

●	On February 15, 2022, the Company entered into certain share subscription agreement with Ms. Ang Lee Kim Jane, who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to issue and sell 74,074 Shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $185,185.

●	On June 3, 2022, the Company entered into certain share subscription agreement with Mr. Wong Hon Wai who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to issue and sell 5,000 shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $12,500.

●	On October 25, 2022, the Company entered into Regulation S share subscription agreements with eight investors, each of whom represented that it was a “non-U.S. Persons” as defined in Securities Act. On the same date, the Company entered into Regulation D share subscription agreements with two investors, each of whom represented that it was an “Accredited Investors” as defined in Regulation D of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 129,621 shares of Common Stock to the Regulation S investors, and (ii) 15,000 shares of Common Stock to the Regulation D investors, respectively, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $361,553.

●	On February 20, 2023, the Company entered into Regulation S share subscription agreements with eleven investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 57,783 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $144,443.

●	On July 13, 2023, the Company entered into Regulation S share subscription agreements with 31 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 250,132 shares of Common Stock to the Regulation S Investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $625,330.

●

On September 7, 2023, the Company entered into Regulation S share subscription agreements with 71 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, 365,164 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $912,889.

●

On November 21, 2023, the Company entered into a Regulation S share subscription agreement with Wong Chun Shoong who represented that he was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreement, the Company agreed to issue and sell in aggregate, 8,658 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $21,645.

Reverse Stock Split

On April 12, 2024, the Company’s board of directors (the “Board”) unanimously resolved to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-4. Following such resolution, on September 9, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect the reverse stock split, with an effective time of 9:00AM. Eastern Time on September 11, 2024 (the “Reverse Stock Split”).

Split Adjustment; Treatment of Fractional Shares

As a result of the 1:4 Reverse Stock Split, each 4 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock was reduced from 102,742,362 shares to 25,685,591 shares (subject to rounding up of fractional shares to the nearest whole number).

No fractional shares were issued in connection with the Reverse Stock Split. Fractional shares were rounded up to the nearest whole number.

Share Issuance

On November 25, 2024, the Company issued, in aggregate, 679,516 shares of Common Stock, representing 2.5% issued and outstanding shares of Common Stock to certain consultant in consideration for their services in relation to proposed initial public offering.

On November 25, 2024, the Company issued, in aggregate, 815,419 shares of Common Stock, representing 3.0% issued and outstanding shares of Common Stock to certain consultant in consideration for their consulting services.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through internally generated funds and proceeds from issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Existing working capital, proceeds from issuance of securities, further advances, and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through internally generated funds, advances and proceeds from issuance of securities. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) research and development; (ii) expansion of product offerings; (iii) geographical expansion; and (iv) marketing expenses. We intend to finance these expenses with further issuances of securities and advances. Thereafter, we expect we will need to raise additional capital and generate revenue to meet long-term operating requirements. Additional issuances of equity will result in dilution to our current shareholders. Further, such securities might have rights, preferences, or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations

32

Results of Operations

The following table sets forth certain selected statement of operations data for the financial year indicated in U.S. Dollars. In addition, we note that the year-to-year comparison may not be indicative of future performance.

The following summary of our operations should be read in conjunction with our audited financial statements for the financial years ended August 31 (“FYE”), 2025, and 2024, which are included herein.

	Year Ended August 31,
	2025	2024	Changes	%
Revenue	$284,666	$314,719	$(30,053)	(9.5%)
Cost of revenue	304,433	323,038	(18,605)	(5.8%)
Gross loss	(19,767)	(8,319)	(11,448)	(137.6%)
Operating expenses	14,969,984	26,311,487	(11,341,503)	(43.1%)
Loss from operations	(14,989,751)	(26,319,806)	11,330,055	43.0%
Other income	21,746	4,410	17,336	393.1%
Net Loss	(14,968,005)	(26,315,396)	(11,347,391)	(43.1%)

Revenue

The Group generated revenue of $284,666 for the year ended August 31, 2025, as compared to $314,719 for the year ended August 31, 2024, a decrease of $30,053 or 9.5%. The decline was mainly attributable to lower sales volumes of air-conditioners and related services, reflecting softer demand in certain market segments. This decrease, however, was partially offset by stronger sales contributions from the Ionic Nano Copper Zinc product line, which continued to gain traction and achieve wider market acceptance.

We are steadily building momentum and expanding the product’s reach across various markets, including residential, commercial, and industrial sectors. This is being achieved through the development of strategic distribution channels, project collaborations, and private labelling and licensing models. The Group remains committed to strengthening the traction of EvoAir™ air-conditioner and driving its adoption across diverse market segments, positioning ourselves for future growth in the emerging eco-friendly air-conditioning space.

We remain confident in the long-term prospects of EvoAir™ and are focused on continuing to innovate and address challenges, with a view to establishing the product as a leading solution in the sustainable cooling market.

Cost of revenue

For the year ended August 31, 2025, cost of revenue decreased to $304,433, or 106.9% of revenue, compared to $323,038, or 102.6% of revenue in the year ended August 31, 2024. The slight decrease in absolute cost of revenue was primarily attributable to lower production volumes, which resulted in reduced operating efficiency and the absence of economies of scale.

The cost of revenue encompasses production costs and purchase of goods. The Company remains focused on further optimizing its cost structure and maintaining efficiencies as it continues to scale its operational and expand its product offering.

33

Gross loss

For the year ended August 31, 2025, the Company reported a gross loss of $19,767, compared to a gross loss of $8,319 in the year ended August 31, 2024, an increase in gross loss of $11,448 or 137.6%. The widened gross loss was primarily attributable to lower revenue levels and reduced production activity, which led to inefficient absorption of fixed manufacturing costs during the period of decreased sales volume.

The Company remains focused on optimizing its cost structure and enhancing operational efficiencies. As we continue to scale operations and expand our product offerings, we are positive that these efforts will improve gross margins and position the Company for profitability in the future.

Operating expenses

For the year ended August 31, 2025, operating expenses amounted to $14,969,984, compared to $26,311,487 in the year ended August 31, 2024, reflecting a decrease of $11,341,503 or 43.1%. The reduction was mainly attributable to the absence of the significant intangible asset impairment charge of $20,580,040 recorded in fiscal year 2024, as compared to a lower impairment charge of $6,931,502 recognized in fiscal year 2025. This improvement was partially offset by an increase in stock based compensation expense related to consulting services incurred during the year.

Key components of operating expenses included salaries and related expenses, commissions, rental costs, patent and trademark application/renewal fees, professional and compliance fees.

The Company remains focused on prudent cost management to maintain operational efficiency while supporting strategic initiatives for growth and value creation.

Other income

Other income for the year ended August 31, 2025, was $21,746, compared to $4,410 in the year ended August 31, 2024, an increase of $17,336 or 393.1%. The increase was primarily attributable to foreign exchange gain during the year.

Loss from operations before income taxes

The Company reported a loss from operations before income taxes of $14,968,005 for the year ended August 31, 2025, compared to $26,315,396 in the year ended August 31, 2024, an improvement of $11,347,391 or 43.1%.

The improvement in net loss is primarily attributable to the absence of the significant intangible asset impairment in fiscal 2025, which was partially offset by an increase in stock based compensation expense related to consulting services incurred during the year. However, ongoing investments in building the necessary infrastructure and resources to support business expansion objectives continue to impact profitability. Additionally, the lack of economies of scale during this growth phase has affected the bottom line.

Management remains confident that these investments will position the Company for long-term growth and profitability as it scales operations and capitalizes on emerging opportunities. Strategies to enhance operational efficiencies and achieve economies of scale are key priorities moving forward.

Liquidity and Capital Resources

Working Capital

	As of	As of
	August 31, 2025	August 31, 2024	Changes	%
Current assets	$527,748	$790,752	$(263,004)	(33.3)%
Current liabilities	3,212,754	1,684,638	1,528,116	90.7%
Working capital	(2,685,006)	(893,886)	(1,791,120)	(200.4)%

As of August 31, 2025, the decrease in current assets was primarily attributable to lower balances in cash and cash equivalents, inventories, and deposits, prepayments, and other receivables. Conversely, the increase in current liabilities was mainly due to higher accounts payable and accruals, other payables, and amounts due to shareholders.

As a result, the Company recorded a working capital deficit of $2,685,006 as of August 31, 2025, compared to $893,886 as of August 31, 2024. The widening deficit reflects the impact of continued operational losses and ongoing investments in business development and growth initiatives, which were partially financed through shareholder advances.

34

Cash flows

FYE 2025, versus FYE 2024

	August 31, 2025	August 31, 2024	$ Change	% Change
Net cash used in operating activities	$(1,158,760)	$(939,775)	$(218,985)	(23.0)%
Net cash used in investing activities	(16,991)	(146,269)	129,278	88.4%
Net cash provided by financing activities	1,167,665	514,344	653,321	127.0%
Net decrease in cash and cash equivalents	(8,086)	(571,700)	563,614	98.6%

The Company’s cash and cash equivalents stood at $93,329 as of August 31, 2025. Cash used in operating activities for the year ended August 31, 2025, was $1,158,760. This resulted primarily from a net loss of $14,968,005, which was offset by non-cash items including depreciation of $110,212, amortization of $2,970,078, intangible asset impairment of $6,931,502, and stock-based expense of $3,261,676. Changes in operating assets and liabilities included decreases in accounts receivable of $6,679, inventories of $143,539, deposit, prepayments, and other receivables of $53,130, and operating lease right-of-use assets of $108,239; increases in accounts payable and accruals of $280,294, other payables of $53,203, and deferred revenue of $993; and a decrease in operating lease liabilities of $110,300.

Cash used in investing activities for the year ended August 31, 2025, was $16,991, primarily related to purchases of property, plant, and equipment.

Cash provided by financing activities for the year ended August 31, 2025, was $1,167,665, primarily from loans from shareholders of $1,233,715, partially offset by payments of hire purchase of $8,226 and deferred offering costs of $57,824.

Seasonality

The Company’s business is not subject to seasonality.

Off-Balance Sheet Arrangements

As of the date of this Annual Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Revenue recognition

Our revenue recognition policy is in compliance with ASC 606, Revenue from Contracts with Customers that revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that we expect to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that we expect to receive in exchange for those goods.

35

We apply the following five-step model in order to determine this amount:

(i)	identification of the promised goods and services in the contract;

(ii)	determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

We only apply the five-step model to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services we transfer to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, we review the contract to determine which performance obligations we must deliver and which of these performance obligations are distinct. We recognize as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, our performance obligations are transferred to customers at a point in time, typically upon delivery for local sales and upon shipment of the products for export sale.

For all reporting periods, we have not disclosed the value of unsatisfied performance obligations for all product revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires the Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Key estimates in the accompanying unaudited condensed consolidated financial statements include, inter-alia, revenue recognition, allowances for doubtful accounts and product returns, provisions for obsolete inventory, valuation of long-lived assets and rights of use (“ROU”) assets (including lease liabilities), and deferred income tax asset valuation allowances. Actual results could differ materially from these estimates.

Going concern

The Company’s financial statements as of August 31, 2025, are prepared using generally accepted accounting principles in the United States of America (“U.S. GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a sustainable ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern.

As of August 31, 2025, and August 31, 2024, the Company had an accumulated deficit of $54,028,719 and $39,401,857 respectively. The Company incurred net loss of $14,968,005 and $26,315,396 for the years ended August 31, 2025, and 2024, respectively. The cash used in operating activities was $1,158,760 for the year ended August 31, 2025, and $939,775 for the year ended August 31, 2024, respectively. It was brought to the attention of the Management to assess going concern considering all facts and circumstances about the foreseeable future of the Company as well as its assets and liabilities on the basis that it will be able to realize and discharge them in the normal course of business.

36

To address these challenges and ensure the Company’s long-term viability, Management has developed a strategic plan focused on the continued development and expansion of its HVAC business. Key initiatives include:

●	Expansion of Product Offerings: Broadening the range of HVAC products to meet diverse market needs.
●	Geographical Expansion: Penetrating new markets to drive revenue growth.
●	Revenue Diversification: Expanding customer segments across retail, commercial, industrial, and project-based clients, as well as private label and licensing opportunities.
●	Improved Profitability: Achieving economies of scale through operational efficiencies and growth.

Additionally, the Company is actively pursuing plans to raise additional funding to support operations and business expansion. This includes preparations to uplist on the Nasdaq Capital Market, which is expected to enhance access to capital and further strengthen the Company’s financial position.

The consolidated financials have been prepared assuming that the Company will continue as a going concern and accordingly financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Material commitments

We have no material commitments as of August 31, 2025.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, by introducing key amendments to enhance disclosures in public entities’ reportable segments. Notable changes include the mandatory disclosure of significant segment expenses regularly provided to the chief operating decision maker (“CODM”), disclosure of other segment items, and requirements for consistency in reporting measures used by the CODM. The amendments in this update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Accordingly, the Company adopted the provisions of ASU 2023-07 as of January 31, 2025. The adoption of the new standard had no impact on the Company’s financial position, results of operations or cash flows on the date of transition.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which introduces more detailed requirements for annual disclosures for income taxes. The ASU requires public business entities to present specific categories in the income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 also requires all entities to disclose the amounts of income taxes paid, net of refunds received, disaggregated by federal, state, and foreign jurisdiction. The ASU is effective for fiscal years beginning after December 15, 2024. The Company is currently evaluating the effects, if any, that the adoption of ASU 2023-09 may have on its financial position, results of operations, cash flows, or disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires public business entities to disclose specific information about certain costs and expenses. The amendments in this update are effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the effects, if any, that the adoption of ASU 2024-03 may have on its financial position, results of operations, cash flows, or disclosures.

There are no other recently issued accounting pronouncements that have not yet been adopted that the Company considers material to its consolidated financial statements

37

BUSINESS

Overview

Evoair Holdings Inc. is a corporation established under the corporation laws in the State of Nevada on February 17, 2017. EvoAir Group is an emerging green technology focusing on eco-friendly HVAC inventions and efforts in the ESG initiatives. The Group is principally engaged in the R&D, manufacturing sale and marketing of HVAC products for residential, commercial and industrial uses, operating manufacturing plants and assembly lines in China and Malaysia totaling approximately 30,000 square feet of manufacturing space.

The use of conventional air-conditioning makes the climate hotter as warmer temperatures lead to more air conditioning, in turn more air conditioning leads to warmer temperatures, resulting in a vicious cycle which lead to global warming. To counter the heat, more and more people are using air-conditioning to find relief. Air conditioning system is becoming a necessity rather than a luxury with the Earth becoming warmer with each passing year. As temperatures increase, so does our dependency on air-conditioners. However, the downside of using conventional air conditioners is that the condensing unit (outdoor unit) release unbearable hot air of approximately 60 degree Celcius, known as waste heat into our already hot atmosphere.

The global dominance of air conditioning is inevitable. According to International Energy Agency (“IEA”) (https://www.iea.org/energy-system/buildings/space-cooling#tracking), there are currently about 2 billion (1.6 billion in 2018) air conditioning units operating worldwide, and by 2050, it is predicted that there will be 5.6 billion units, which amounts to 10 new air-conditioners sold every second for the next 30 years from 2018. The amount of waste heat that will be released into the atmosphere by using air conditioners has an adverse impact on the Earth.

With the growing demand of air-conditioning globally, the amount of waste heat that will be released into the atmosphere by using air conditioners has an adverse impact on the Earth. If the problems posed by the air-conditioners on our environment are not properly addressed, we will see more natural disasters as well as climate crisis, from temperatures will continue to rise; frost season will lengthen; changes in precipitation; more droughts and heat waves; hurricane will become stronger and more intense; sea level will rise 1 to 4 feet by 2100 to artic likely to become ice-free.

EvoAir Group is of the view that one step towards solving the problem presented by conventional air conditioning - and one that does not require a complete overhaul of the modern city and change of people’s lifestyle - would be to build a better and efficient air conditioning system. Besides focusing on improving energy efficiency and reducing dependency on hydrofluorocarbon (“HFC”) as refrigerants advocated by HVAC players, our invention has also addressed another alarming global warming issue resulting from waste heat emission from conventional air-conditioner condensers to the environment.”

With the objective of embracing well-being of mankind through green living and preserving the Earth through green inventions, the Group invented breakthrough technology which redefine air conditioning system. The Group’s HVAC systems focuses on eco-friendly hybrid air-conditioning systems utilizing the group’s proprietary granted patent or utility model/ patent or utility model pending HECS technology including eco-friendly air-conditioner brand, EvoAirTM and eco-friendly portable air-conditioner brand, e-Cond EVOTM.

The Group’s core product, EvoAirTM, is an eco-friendly air-conditioner with granted patent or utility model/ patent or utility model pending HECS proprietary technology, which turns waste heat released by conventional air-conditioner condenser (external unit) into cool and moisturised air at approximately 26oC to 32oC with a humidity of ±60%, operating under outdoor condition, which is optimal for human and living things. The re-engineering of the air-conditioning system has transformed the air-conditioner condenser (external unit) into a supplementary cooling unit or ‘Coolpressor’, which also functions as an air cooler. It also reduces energy consumption of at least 20% compared to conventional air-conditioning units.

With EvoAir Group’s granted patent or utility model/ patent or utility model pending eco-friendly air-conditioner, EvoAirTM, people can now maintain or enhance their lifestyle by enjoying air-conditioning systems both indoor and outdoor, without the sense of guilt of the emission of hot and dry air at ≥55%oC with humidity ≤10% (waste heat) to the environment by conventional air-conditioners, which contribute to global warming and climate change.

The Group also advocates the importance of promoting environmentally friendly technology and creating awareness to the public to play a part in protecting the environment, as well as creating synergy with the Group’s products and brand image. On 5 May 2023, the Company launched ‘Cool the Earth Day’ which marks the birth of the environmental movement for HVAC industry. It was a movement launched by EvoAir Group advocating that (i) everyone can enhance his/her lifestyle through green inventions while preserving the Earth; and (ii) everyone can be the ‘Ambassador of the Earth’ - everyone can do a part, be it in the smallest way in protecting our environment. ‘Cool the Earth Day’ is a movement in line with the Company’s mission to contribute to the Earth and society amidst the alarming global warming and climate change issues confronting the world and its 8 billion population through green inventions and creating awareness. We hope that through this movement, people will raise their awareness that everyone can do a part, be it in the smallest way in protecting our environment. At EvoAir, every member is an Ambassador of the Earth, sharing the same mission of protecting the Earth. The Company believes that everyone around the globe can be an Ambassador of the Earth.

In 2023, the Group collaborated with a university in Malaysia to study the effect of heat generated by outdoor condensing unit of traditional air-conditioning system towards surrounding environment, by studying the effects of air conditioning system on plant growth in a green-house setting. The study concludes that air produced by EvoAirTM outdoor condensing unit, Coolpressor, is lower in temperature and is more environmental friendly and favourable for the growth of green planted compared to hot air produced by conventional air-conditioner outdoor condensing unit. This positive outcome will surely path a new and sustainable direction in term of policy and energy savings.

The policy implications of the effect of heat generated by AC outdoor condensing unit towards the surrounding environment could be considered as follow:

1. Use of energy-efficient air-conditioning systems: The study could recommend the use of energy-efficient air-conditioning systems that generate less heat and have minimal impact on the surrounding environment. Policymakers could promote the use of such systems by providing incentives and subsidies to encourage households and businesses to invest in them.

2. Regulation of air-conditioning systems: The study could provide evidence that supports the need for regulation of air-conditioning systems to limit their impact on the environment. Policymakers could use this information to establish guidelines for the installation and operation of air-conditioning systems in different settings to create a natural cooling effect and reduce the heat island effect in urban areas.

3. Promoting urban forestry and reduce carbon in the atmosphere: The study could encourage policymakers to promote the Evoair outdoor condensing unit as a way for urban forestry with the optimum humidity and temperature release from it. Trees and plants can grow well with the optimum humidity and temperature and they serve as a medium to reduce the carbon in atmosphere during the oxygenic photosynthesis, thus reducing the impact of hot air released from convention AC outdoor condensing unit on the environment.

4. Educating the public: The study could recommend public education on the impact of convention air-conditioning systems on the environment. Policymakers could use this information to create public awareness campaigns that encourage individuals and businesses to use air-conditioning systems responsibly and consider the environmental impact of their choices. Overall, the policy implications of the effect of heat generated by AC outdoor condensing unit towards the surrounding environment using green leaves plants highlight the need for sustainable and responsible use of air-conditioning systems to limit their impact on the environment

The Group looks to continue embracing such promotions and is committed to creating awareness and promoting environmental sustainability. We envision becoming an international player in HVAC sector focusing on ESG efforts and initiatives in the future. See “Future Strategies” for more information.

38

The Company is positive towards the outlook of HVAC, in particularly environment friendly HVAC products. According to the statistics report, Estimates of Wolrd Air Conditioner Demand, published by the Japan Refrigeration and Air Conditioning Industry Association (“JRAIA”) (https://www.jraia.or.jp) in June 2025, the world’s total air conditioner demand in 2024 is estimated at 131,638 thousand units, which represent 106% of the world demand in 2023. Looking at the 2024 world demand in terms of Japan, China and other regions, the largest demand is from China, of which air conditioner demand is estimated to have reached 49.726 million units, representing 105% of its 2024’s demand. China’s d accounts for 38% of the total global demand. Next to China, the Asian region (excluding Japan and China) stands at 25.249 million units, followed by North America with 19.199 million units, Japan with 10.187 million units, Europe with 9.533 million units and Latin America with 7.325 million units.

The Air Conditioner Industry

Growing demand for cooling

According to International Energy Agency (“IEA”) (https://www.iea.org/energy-system/buildings/space-cooling#tracking), there are currently about 2 billion air conditioning units operating worldwide, and by 2050, it is predicted that there will be 5.6 billion units. According to the statistics report published by the Japan Refrigeration and Air Conditioning Industry Association (“JRAIA”) (https://www.jraia.or.jp) in June 2025, the world’s total air conditioner demand in 2024 is estimated at 131,638 thousand units, which represent 106% of the world demand in 2023. Looking at the 2024 world demand in terms of Japan, China and other regions, the largest demand is from China, of which air conditioner demand is estimated to have reached 49.726 million units, representing 105% of its 2024’s demand. China’s d accounts for 38% of the total global demand. Next to China, the Asian region (excluding Japan and China) stands at 25.249 million units, followed by North America with 19.199 million units, Japan with 10.187 million units, Europe with 9.533 million units and Latin America with 7.325 million units.

Air-conditioners vary in energy efficiency and their usage lead to a global consumption of approximately 2,000 terawatt hours of electricity annually. In addition, almost 20% of all the electricity used in buildings is for cooling, accounting for 14% of average peak residential electricity demand globally.

The emerging economies are expected to use more air-conditioners as income levels rise. Of the 2.8 billion people living in the hottest parts of the world, only 8% currently own air-conditioning units compared to approximately 90% ownership in the United States and Japan. By 2050, India, China and Indonesia may account for 50% of the projected growth in energy use for space cooling.

Global Emissions from the use of Air Conditioners

The efficiency of air conditioners vary widely, in all major markets today, consumers are typically buying air conditioners whose average efficiencies are less than half of what is available. Carbon dioxide emissions from cooling systems have tripled since 1990 to 1,130 million tons in 2016, and local air pollutants caused by cooling systems have also increased. Greenhouse Gases produced include Carbon Dioxide and Climate Change:

●	Carbon dioxide is called a greenhouse gas because it absorbs infrared energy and remits this energy back in all directions. About half of that energy goes out into space and about half of it returns to Earth as heat, contributing to the greenhouse effect and climate change
●	The four main greenhouse gases are carbon dioxide, methane, nitrous oxide and fluorinated gases. Carbon dioxide accounts for about 75% of global greenhouse gas emissions.
●	About 30% of greenhouse gas emissions come from transportation, 25% come from the production of electricity, 23% comes from industrial production, 12% comes from commercial and residential sources and 10% comes from agriculture.
●	Climate change could increase the occurrence and severity of weather events, such as heat waves, droughts and floods. These changes are likely to increase losses to property and crops and affect economic activity.
●	The usage of air conditioners has a significant impact on the environment. Air-conditioners use chemical refrigerants, usually hydrofluorocarbons in their heat exchange systems. The hydrofluorocarbons contributes significantly to global warming if leaked to the atmosphere.
●	The generation of the electricity to power the air conditioners also contribute to significant emissions, especially when fossil fuels are burnt to produce electricity.

Urbanized areas have higher temperatures than less urbanized areas, contributing to heat islands. This is because urban areas usually have less greenery. Roads and buildings absorb and re-emit daytime heat more than forests and water bodies. As a result, urban daytime temperatures can reach approximately 1 to 7 degrees higher in Fahrenheit than the outlying areas and night-time temperatures can reach approximately 2 to 5 degrees higher in Fahrenheit. The use of air conditioners extract hot air to the outside of buildings. On high temperature days, the hot air emitted by air-conditioner units increases the outdoor temperature. This in turn increases the need for more cooling and creates a feedback loop. The use of air conditioners can increase outdoor urban temperatures by more than approximately 1 degree Celsius in some cities

Global Efforts to combat Climate Change and Global Warming

If the current rate of growth of energy use by air conditioners continues, the U.S. Energy Information Administration (“EIA”) predicts that by 2050, global energy usage for space cooling would triple to 6,200 terra watts. This would triple the amount of carbon dioxide emissions and heavy investments in electricity infrastructure to meet peak electricity demand. This could cause severe financial strain on emerging economies.

Over the years, countries around the world have come together to support policies to combat climate change. However, obtaining consensus has been challenging because of political and national circumstances. The Kigali Amendment to the Montreal Protocol, which entered into force on 1 January 2019, help protect the climate by phasing down high global warming potential hydrofluorocarbons (HFCs), which are commonly used as refrigerants. Promoting the energy efficiency of cooling technology can also significantly increase climate benefits.

●	From October 31 to November 12, 2021, the 26th annual UN Climate Change Conference (COP26) was held in Glasgow, Scotland. The objectives of COP26 were:

i. Countries were called out to reach net-zero carbon emissions by 2050 and to cap the increase in global temperatures below 1.5°C from current levels;

ii. To protect and restore ecosystems and habitats and build resilient infrastructures to withstand climate change;

iii. Developed nations to mobilize $100bn in climate finance per year for poorer nations; and

iv. Parties of COP26 to finalize the agreement and rules for action and monitoring.

39

The Role of Air conditioners Efficiency in combating Climate Change

Intuitively, the more energy efficient air-conditioners are, the less electricity they would consume, and less fossil fuels would be burnt to produce electricity. This would lead to less carbon dioxide emissions which could reduce global warming.

The EIA highlighted one area where policy action could deliver substantial energy savings quickly — by making air conditioners equipment more efficient. Through stricter minimum energy performance standards and other measure such as labelling, the average energy efficiency of the stock of air conditioners globally could more than double in efficiency between now and 2050. This could reduce cooling-related energy demand to 3,400 terawatts in 2050 compared to 6,200 terawatts if efficiency remained at current levels. The 45% reduction in energy usage or 2,800 terawatts could reduce carbon dioxide emissions by 1,582 megatons annually. This scenario was called the Efficient Cooling Scenario by EIA.

In addition, the use of less electricity because of more efficient air conditioners greatly reduces the need to build new generation capacity to meet peak electricity demand. In the Efficient Cooling Scenario, there would not be a need to build additional capacity deliver the 1,300 gigawatts of power with more efficient air conditioners. This is equivalent to all the coal-fired power generation in China and India today. In addition, the cumulative infrastructure, fuel and operating costs savings amounted to $2.9 trillion from 2017 to 2050. This means 45% lower electricity costs for everyone as well, compared to if there were no efficiency improvements in air conditioners

	Number of Aircon sold per Year (Thousands of units)
	2019	2020	2021	2022	2023	2024
World	115,872	107,447	110,041	117,770	123,932	131,638
Residential Aircon	101,952	93,949	95,162	99,899	105,857	113,514
Commercial Aircon	13,920	13,499	14,879	17,871	18,075	18,124

By Continent
North America	14,226	15,029	16,515	19,026	18,416	19,199
Asia (Ex-Japan and China)	19,245	16,196	17,983	20,066	22,464	25,249
Europe	7,991	7,604	8,885	9,517	9,650	9,533
Latin America	8,254	7,423	6,547	7,016	7,288	7,329
Middle East	4,194	3,992	3,684	4,227	4,009	5,189
Africa	3,125	2,981	3,489	3,572	3,699	3,791
Oceania	1,319	1,396	1,432	1,464	1,376	1,435
	58,354	54,621	58,535	64,888	66,902	71,725

By Country (Standalone)
Japan	10,768	10,687	10,201	9,885	9,589	10,187
China	46,751	42,142	41,305	42,998	47,440	49,726
	57,519	52,829	51,506	52,883	57,029	59,913

Total	115,873	107,450	110,041	117,771	123,931	131,638

Selected South East Asia
Malaysia	1,001	902	867	889	913	954
Singapore	135	113	121	129	127	129
Thailand	1635	1,515	1,962	1,496	1,584	1,707
Vietnam	2432	2,153	1,877	1,826	1,929	2,200

Source: Estimates of World Air Conditioner Demand (July 2022 & June 2025) - The Japan Refrigeration and Airconditioning Industry Association (JRAIA)

As derived from the JRAIA report, in 2025, approximately 132 million units of air conditioners were sold globally of which approximately 86% were residential units and approximately 14% were commercial units.

Based on statistics available in the JRAIA report, we calculated both compound annual growth rate (“CAGR”) of residential and commercial air conditioners from 2020 to 2024 increased to approximately 4.84% and 7.64% respectively. China was the largest consumer of air conditioners globally and it accounted for approximately 37.77% of all air conditioners sales. By continent, Asia (Ex-Japan and China) had the highest CAGR of approximately 11.74% from 2020 to 2024 followed by Middle East at approximately 6.78 CAGR.

40

No.	Major Aircon Brands Globally	Company	Securities Exchange (1)	Principal Activities (2)	Market Capitalisation (USD’bn) (3)	HVAC Revenues (USD’bn) (4)
1	Daikin	Daikin Industries Ltd	Tokyo Stock Exchange	Daikin Industries Ltd manufactures air conditioners and refrigerants. The company provides an array of products and technologies related to air-conditioning, refrigeration systems, oil hydraulics, defense systems, chemicals, and other electronics. The company’s air conditioners are widely used in residential, commercial, and industrial applications. It also offers chemical products such as fluoroplastics, chemical engineering machinery, fluorocarbons, and fine chemical products. The company offers industrial hydraulic equipment and machinery, mobile hydraulic equipment, components for guided missiles and oxygen therapy equipment.	34.12	23.86(5)
2	Midea	Midea Group Co	Shenzhen Stock Exchange	Midea Group Co Ltd is a manufacturer, marketer, and seller of diversified products, including consumer appliances, HVAC (heating, ventilation and air-conditioning) systems, robotics and industrial automation and smart supply chain. The company’s major products include both residential and commercial air-conditioners, laundry appliances, kitchen appliances, refrigerators, smart logistics, components, and various small home appliances. It also provides installation, maintenance, after-sale and professional services.	74.95	22.59
3	Trane	Trane Technologies PLC	New York Stock Exchange	Trane Technologies Plc is a manufacturer of industrial goods. It designs, manufactures, and sells a portfolio of industrial and commercial products. The company’s products enhance the quality, energy efficiency and comfort of air in homes and buildings, transport and protect food, and perishables; and increase industrial productivity and efficiency.	96.70	12.73
4	Carrier	Carrier Global Corp	New York Stock Exchange	Carrier Global Corp is a provider of heating, ventilating, air-conditioning, refrigeration systems, building automation, and fire and security technologies. The company’s products comprise furnaces, air conditioners, heat pumps, ductless systems, refrigeration equipment, boilers, indoor air quality products, compressors, thermostats, and refrigeration equipment. It also offers design, maintenance, and installation services.	47.88	14.81
5	LG	LG Electronics Inc	Korea Exchange	LG Electronics Inc manufactures and distributes consumer electronics and home appliances. The company’s product portfolio comprises televisions, monitors, personal computers, refrigerators, audio and beauty appliances, video equipment, washing machines, dishwashers, air purifiers, dehumidifiers, residential and commercial air conditioners, and vacuum cleaners. It also offers vehicle components, smartphones, information displays, solar panels, substrate and material, motor and sensor components, optic solutions, automotive components and camera modules.	9.80	NA

41

6	Panasonic	Panasonic Holdings Corp	Tokyo Stock Exchange	Panasonic Holdings Corp (Panasonic), formerly Panasonic Corp develops, produces, sells and services a range of electric and electronic products. Panasonic’s product portfolio includes room air-conditioners, TVs, fixed-phones, digital cameras, video equipment, home audio equipment, rice cookers, lamps, wiring devices, air-conditioning equipment, air purifiers and bicycles. It also offers electronic components, mounting machines, welding equipment, PCs and tablets, projectors, batteries, electric motors, electronic components, electronic materials, semiconductors and LCD panels. It provides consumer, logistics, automotive, aviation, entertainment, manufacturing and housing solutions, among others.	25.85	5.75(5)
7	Mitsubishi Electric	Mitsubishi Electric Corp	Tokyo Stock Exchange	Mitsubishi Electric Corp develops, manufactures, and markets electrical and electronics products. The companys product portfolio comprises of air conditioning systems, home products, factory automation systems, automotive equipment, building systems, energy systems, visual information systems, transportation systems, semiconductors and devices, information and communication systems, space systems and public systems. It also offers maintenance services, it infrastructure services and network services. Mitsubishi Electric serves information processing and communications, space development and satellite communications, consumer electronics, industrial technology, energy, transportation, and building equipment sectors.	56.62	9.38(5)
8	Haier	Haier Smart Home Co Ltd	Shanghai Stock Exchange / Hong Kong Stock Exchange	Haier Group is involved in the manufacturing, marketing and selling of a wide range of home appliances and consumer electronic products such as refrigerators, air conditioners, washing machines, water heaters, TVs, kitchen electric appliances, digital and home appliances, and computers.	23.43	6.47
9	Lennox	Lennox International Inc	New York Stock Exchange	Lennox International Inc is a climate control solutions provider. The company designs, manufactures and markets a wide range of products for the heating, ventilation, air conditioning and refrigeration (HVACR) markets. Its heating and cooling products comprise a broad range of heat pumps, furnaces, packaged heating and cooling systems, accessories to improve indoor air quality, air conditioners, comfort control products, installation and services of commercial heating and cooling equipment, replacement parts and supplies.	17.20	3.29

42

10	Johnson Controls	Johnson Controls International PLC	New York Stock Exchange	Johnson Controls International Plcis a technology and multi-industrial company. It engineers, develops, manufactures, and installs building products and systems. The company offers HVAC equipment, fire suppression, distributed energy storage, fire detection, industrial refrigeration, building automation and controls, digital solutions, residential and smart home security, and retail solutions, among others.	79.10	NA
11	Samsung	Samsung Electronics Co. Ltd	Korea Exchange	Samsung Electronics Co Ltd is a manufacturer of consumer electronics, information technology and mobile communications, and device solutions. The company’s product portfolio includes televisions, refrigerators, washing machines, air conditioners, medical devices, printers, monitors, computers, network systems, and digital cameras. It also manufactures LCD and LED panels, mobile phones and smartphones, tablets, and related accessories. Samsung provides solutions to retail, hospitality, healthcare institutions, finance, education, transportation, and government sectors.	408.52	NA
12	Whirlpool	Whirlpool Corp	New York Stock Exchange	Whirlpool Corp is a designer, manufacturer, and supplier of home and kitchen appliances. Its product portfolio includes laundry appliances, refrigerators and freezers, cooking appliances, dishwashers, mixers, washing machines, air conditioners, heating and cooling products, water filters, and other portable household appliances.	4.00	NA
13	Sharp	Sharp Corp	Tokyo Stock Exchange	Sharp Corp (Sharp) designs, develops, and markets digital information equipment, health and environmental equipment, energy, and business solutions. The company’s major products include refrigerators, microwave ovens, electric fans, beauty appliances, LED lights, air conditioners, washing machines, televisions, projectors, mobile phones, tablets, calculators, telephones, thin-film solar cells, solar cells, and storage battery. It also provides sensors, office solutions, humidifiers, dehumidifiers, business projectors, information displays, options and consumables, software, and ultrasonic cleaners. The company serves to original equipment manufacturers, electronics industries, solar industries, and household customers.	3.46	NA

(1) Source: https://finance.yahoo.com/

(2) Source: https://www.globaldata.com/

(3) Source: : https://finance.yahoo.com/ (5 November 2025); foreign exchange rate: https://www.oanda.com/currency-converter/en/ (7 November 2025)

(4) Source: Bloomberg, Valuer’s estimates, Financial year ended 31 December 2023

(5) Financial year ended 31 March 2024

43

Our future Strategies

We intend to pursue the following strategies to further develop and expand our business:

●	Continued investment in research and development in hybrid air-conditioning products

The Group intends to continue development of its hybrid air-conditioning products to further increase its product offerings, as well as to expand its client base, especially with commercial and industrial clients. The Group plans to expand its distribution into other South East Asia markets, China and Asia markets, which has high potential demand for air-conditioning as their population gross domestic product (“GDP”) increases. Taking advantage of the global awareness and push to reduce harmful factors leading to global warming, the Group continues to market its EvoAirTM brand and e-Cond EvoTM as eco-friendly products aiming to reduce emission of waste heat from the air-conditioner condensing units and at the same time improving energy efficiency. The Group aims to continue innovation through investment into research and development, to further improve on its product lines, reduce its carbon emissions as it strives to become a leader in HVAC green inventions.

●	Continued promotion of air purifier and air-sanitizing products

The Group is expanding usage and application of its INCU Technology, which acts as an effective disinfectant solution into more sectors and markets as the Group foresees growth in demand for air-sanitizing products as a must-have product in general consumer households in the near future. Besides household consumers, the Group also aims to expand its commercial and industrial customer base, as well as partake in public sanitation projects. In terms of sanitation products, the company aims to expand into personal healthcare products such as formulated toiletries cleansers incorporating the INCU ionic nano copper solution as an active ingredient.

●	Geographical expansion

A key component of our strategy is to enter into and expand into new markets with high demand for HVAC. The Group intends to replicate the similar model, continue development of its product line and expand into other Southeast Asian countries and the Chinese market, with possible expansion into the Middle East, Indonesia and India in the future.

●	Promoting importance of environmental-friendly technology

The Group also advocates the importance of promoting environmentally friendly technology and creating awareness to the public to play a part in protecting the environment as well as creating synergy with the Group’s products and brand image.

On 5 May 2023, the Company launched ‘Cool the Earth Day’ which marks the birth of the environmental movement for HVAC industry. It was a movement launched by EvoAir Group advocating that (i) everyone can enhance his/her lifestyle through green inventions while preserving the Earth; and (ii) everyone can be the ‘Ambassador of the Earth’ - everyone can do a part, be it in the smallest way in protecting our environment. ‘Cool the Earth Day’ is a movement in line with the Company’s mission to contribute to the Earth and society amidst the alarming global warming and climate change issues confronting the world and its 8 billion population through green inventions and creating awareness. We hope that through this movement, people will raise their awareness that everyone can do a part, be it in the smallest way in protecting our environment. At EvoAir, every member is an Ambassador of the Earth, sharing the same mission of protecting the Earth. The Company believes that everyone around the globe can be an Ambassador of the Earth.

In 2023, the Group collaborated with a university in Malaysia to study the effect of heat generated by outdoor condensing unit of traditional air-conditioning system towards surrounding environment, by studying the effects of air conditioning system on plant growth in a green-house setting. The study concludes that air produced by EvoAirTM outdoor condensing unit, Coolpressor, is lower in temperature and is more environmental friendly and favourable for the growth of green planted compared to hot air produced by conventional air-conditioner outdoor condensing unit. This positive outcome will surely path a new and sustainable direction in terms of energy savings. The Group looks to continue embracing such promotions and is committed to creating awareness and promoting environmental sustainability. We envision becoming an international player in HVAC sector focusing on environmental, social, governance (“ESG”) efforts and initiatives in the future.

●	Developing and distributing health and functional wellness products

The Group has launched an INCZN health product and is partnering with OEM to manufacture the supplements. INCZN is designed to provide health benefits including improving immune system, protecting against diseases such as mouth, throat and lung cancer, regulate blood pressure and strengthening cardiovascular health, improve stomach digestion and gout repair through the benefit of zinc and copper. The Company intends to build on the further development and distribution of INCZN in order to diversify our product offerings in the future.

Building on this initiative, the Group is also expanding into the health and functional wellness product segment, including the development of botanical-based beverages and functional drinks formulated with natural ingredients aimed at supporting daily wellness and preventive self-care.

Our Competitive Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

●

First Mover Advantage

EvoAirTM is the first of its kind eco friendly air-conditioners that revolutionalise HVAC industry with granted patent or utility model/ patent or utility model pending (“HECS”) proprietary technology, which turns waste heat released by conventional air-conditioner condenser (external unit) into cool and moisturised air at approximately 26[o]C to 32[o]C with a humidity of ±60%, operating under outdoor condition, which is optimal for human and living things. The re-engineering of the air-conditioning system has transformed the air-conditioner condenser (external unit) into a supplementary cooling unit or ‘Coolpressor’, which also functions as an air cooler. It also reduces energy consumption of at least 20% compared to conventional air-conditioning units. The Group’s invention has addressed one of the alarming global warming issue resulting from waste heat emission from conventional air-conditioner condensers to the environment

●	Branding with Clear Alignment to Consumer Trends

WKL Group’s E-Cond EVOTM brand had been established since 2017. The Group believes its brand’s commitment to producing eco-friendly products will resonate well with the current market environment which has become increasingly aware of the importance on reducing global warming and pursuing an eco-friendly way of life. With the onset of the global coronavirus pandemic and in-line with customer demand, the Group have also increased its offering to include air purifying products in 2020 under the brand Econ-Life, which incorporates INCU Technology to produce a sanitized environment while maintaining its eco-friendly focus. In 2021, the Group expanded its air-conditioning product offering by launching, a brand of eco-friendly air-conditioner systems that incorporates proprietary granted patent or utility model/ patent or utility model pending patent technologies which transform waste heat into cool air. The air-conditioner condensing unit (external unit) of the EvoAirTM is re-engineered to function as a supplementary cooling unit, Coolpressor addressing global warming issues faced by the HVAC industry

44

●

Green Technology Innovation and Invention Track Record and R&D Capabilities

The Group’s activities include research and development, manufacturing, marketing and distributing its extensive line of eco-friendly hybrid air-conditioning systems and related products and services. Building on Dr. Low’s research into green technology, the Group first invented its eco-friendly portable hybrid air-conditioning system under its e-Cond EVOTM brand in 2017. The unit is an eco-friendly air-conditioning system with patent pending HECS technology, which regulates the temperature and volume of heat transferred from the air-conditioning system into the environment. The Group continued with research and development in incorporating and improvising its HECS Technology as well as various other granted patent or utility model/ patent or utility model pending patent technologies into its product line, subsequently launching its EvoAirTM line of eco-friendly hybrid air-conditioners in 2021. The Group’s hybrid air-conditioners produced less heat emission through its heat exchange process, as well as increased humidity and moisture of the expelled air to allow for a comfortable environment surrounding the external condenser unit during operation. In 2021, EvoAirTM received SGS Certification. In the midst of the Covid-19 pandemic, the Group partnered with its supplier to become an exclusive authorized distributor to incorporate INCU Technology into air purifier products produced through its OEM partnerships, as well as working with various distributors in Malaysia, Singapore and Indonesia to distribute the INCU Technology to other brands to be incorporated into their products. The INCU Technology supplements various air purifier/humidifier/diffuser products to provide for a clean and sanitized environment, having been certified and reported to inhibit larvidie, germicide, bactericide, fungicide, algaecide and virucide, while being non-toxic and safe for human and animal use.

●

Flexible Supply chain

The Group produces eco-friendly air conditioner condenser unit (external unit) (the “Coolpressor Unit”) that incorporates various granted patent or utility model/ patent or utility model pending patent technology including its HECS systems under its EvoAirTM brand, as well as its eco-friendly portable air-conditioner systems under its e-Cond EVOTM brand. The Group has managed to situate its manufacturing plants in both Malaysia and China through its operating subsidiaries, EvoAir Manufacturing and WKL Guanzhe Green Technology Guangzhou, respectively. The Group operates manufacturing plants and assembly lines in China and Malaysia approximately 30,000 square feet of manufacturing space. By distributing its manufacturing capacity geographically, the Group is able to maintain a flexible supply chain concentrating production of products according to demand from different regions. The Group has also partnered with various OEMs in producing air-purifying products, allowing for flexible production.

●	Sustainable Business Model

Leveraging on its strong R&D capabilities, product and industry knowledge, the Group provides innovative and versatile product range to cater for different market segments, from residential, commercial and industrial. The Group penetrates the markets through

(i) Own brand:
(a)	retail markets through distribution and dealership channels;
(b)	collaborate or supply to property developers to use the Group’s products in property development projects, especially property developers which focus on sustainable development projects;
(c)	commercial and businesses through providing integrated solutions to building management and owners to achieve cost savings through energy saving by introducing our products to their premises.

(ii) Third party brand
(a)	original design manufacturing through private label by producing and supplying the Group’s products under third party brandnames.
(b)	Licensing of intellectual property to customers who has manufacturing and distribution capabilities.

The Company intends to replicate the similar business model to Asian countries and other part of the World.

●	Industry with Rising Demand

The Group operates in an industry with rising demand. According to International Energy Agency (“IEA”) (https://www.iea.org/energy-system/buildings/space-cooling#tracking), there are currently about 2 billion (1.6 billion in 2018) air conditioning units operating worldwide, and by 2050, it is predicted that there will be 5.6 billion units, which amounts to 10 new air-conditioners sold every second for the next 30 years from 2018. According to the statistics report published by the Japan Refrigeration and Air Conditioning Industry Association (“JRAIA”) (https://www.jraia.or.jp) in in June 2025, the world’s total air conditioner demand in 2024 is estimated at 131,638 thousand units, which represent 106% of the world demand in 2023. See Business – The Air Conditioner Industry on page 39 for more information.

Besides, increasing awareness and social responsibility towards environmental protection and ESG efforts across the World has created opportunities for the Group to offer its responsible green inventions to the market.

●

Visionary Founders, Management Team and Board of Directors with Diverse Background

The Group has an experienced management team. Members of the management team have significant experience across various sectors, including green technology innovations, general management, capital market, investment banking and investment management. Dr. Low, the Founder, Chairman and Chief Executive Officer (“CEO”) has spent 8 years at the Ministry of Science Technology and Innovation Malaysia as a Green Technology Advisor and over the past 19 years has successfully filed patents for various green technologies including Hydraulic Powered Drive System (“HPDS”), a fully waterproof transmission technology that incorporates a normal combustion (petrol/diesel) engine with a hydraulic system with the objective to produce an environmentally friendly system that enables engines and generators (petrol/diesel) to run more efficiently; and multi-purpose rescue vehicle (“MRV”), a unique vehicle built upon the “HPDS” green technology for the disaster relief sector.

Mr. Chan Kok Wei has over 2 decades of experience in general management, capital markets, wealth management, investment banking, corporate advisory, corporate development and investors relations experience in Asia. He is a co-founder and Managing Director of Allegro Corporate Advisory Pte Ltd (“Allegro”) since 2015, an independent strategic and corporate advisory firm based in Singapore. Allegro provides advisory services relating to initial public offerings (“IPOs”), mergers and acquisitions (“M&A”), business and trade sales, strategic corporate transactions, and capital raising, which focuses on Southeast Asia and China. Mr. Chan was the Director of Corporate Development of ZingMobile Group Limited (“ZingMobile”) from 2012 to 2017, an Australian Securities Exchange (“ASX”)-listed mobile platform enabler responsible for the group’s corporate finance, business and corporate development as well as investors relation and stakeholder management. Mr. Chan was also a director of ZingMobile’s holding company, ZingMobile International Pte Ltd. Prior to joining ZingMobile group, he was a Vice President at BNP Paribas Wealth Management, Singapore from 2010 to 2012, and Vice President of CIMB Investment Bank, Malaysia from 2005 to 2010, providing wealth management solutions to high net worth individuals. Mr. Chan has listed company transaction experience including spearheading the IPO of Oilfield Workforce Group Ltd (“Oilfield”) on ASX in 2013; reverse takeover exercise of ZingMobile involving Pixie Entertainment Group Pte Ltd in 2015. Mr. Chan and his partner were credited for unlocking the shareholders’ value of the then ASX-listed company, Oilfield by restructuring the group through injecting a healthy business, Jack-In-Pile (M) Sdn Bhd, a Malaysian-based piling company and divesting the ailing oil and gas business. He was the Independent Non-Executive Director, Chairman of Audit Committee and Nomination Committee of Oilfield. Mr. Chan received a Master in Business Administration (Finance) from the Charles Sturt University, Australia in April 2003 and a Bachelor of Economics from The Australian National University, Australia in April 2000.

45

Ms. Ong Bee Chen, has over 2 decades of experience in general management, corporate finance, private equity, investment management, strategic and advisory, internal audit in Singapore and Malaysia. She is the co-founder and Executive Director of Allegro since 2015, an independent strategic and corporate advisory firm based in Singapore. Allegro provides advisory services relating to IPO, M&A, business and trade sales, strategic corporate transactions, and capital raising, which focuses on Southeast Asia and China. Ms. Ong was an Associate Director of a Singapore-based private equity firm, where she was responsible for managing private equity investments (including origination, structuring, execution and divestments) in Emerging East Asia with China centric, which includes formulating value creation plans and bringing investee companies for listing and trade sale as part of exit strategies. During her tenure with investment banks and corporate and strategic advisory firms, she was widely involved in corporate finance transactions including cross-border mergers and acquisitions, reverse takeovers, initial public offerings and equity capital market transactions on ASX, Bursa Malaysia Securities Berhad and Stock Exchange of Hong Kong Limited. Ms Ong and her partner were credited for unlocking the shareholders’ value of an ASX-listed company, Oilfield by restructuring the group through injecting a healthy business, Jack-In-Pile (M) Sdn Bhd, a Malaysian-based piling company and divesting the ailing oil and gas business. Ms. Ong graduated from The Australian National University with Bachelor of Commerce majoring in Accounting, Finance and sub-majoring in Economics in April 2000 and obtained Certified Practising Accountant status with CPA Australia since 2004.

Collectively, our senior leadership team has extensive experience in green technology innovations, general management, capital market, investment banking and investment management. Besides, under the leadership of the senior management, every member at EvoAir Group is not only a value creator of the Company, but also an ambassador of the Earth, who share the same mission of protecting our Earth and are consumed by the passion to invent and promote responsible eco-friendly products that makes positive impact on lifestyle and environment. The Group’s technology innovation contributes towards sustainable lifestyle whilst address global warming issues faced by HVAC industry.

●	Pursue Growth through mergers and acquisitions, joint venture and collaboration

Besides focusing on organic growth, the Group intends to pursue growth strategies through mergers and acquisition, joint venture and collaboration to expand market presence, facilitate achievement of economies of scale, diversification, leverage on synergies to improve operational efficiency and profitability, improve R&D capabilities and efficiency.

The Group’s competitiveness arise from its focus on its first-of-its-kind eco-friendly air-conditioner with granted patent or utility model/ patent or utility model pending HECS technology, which turns waste heat released by conventional air-conditioner condenser (external unit) into cool, moisturized air, thereby transforming the air-conditioner condenser into a supplementary cooling unit, with the ‘coolpressor’ functioning also as an air cooler.

Our Challenges

Our ability to realize our mission and execute our strategies is subject to risks and uncertainties, including those relating to our ability to:

●

Respond to a highly competitive market.

The air-conditioning and air purifying industry in Asia is highly competitive. Competition in our HVAC products includes several multinational, regional and local companies, the largest players of which include Daikin Industries, Gree Electric, Trane Technologies, Johnson Controls, Lennox International, Midea Group and Mitsubishi Electric. Sales depend on price, product availability, delivery schedule, product performance, product line breadth, brand reputation, design, technical expertise and service. In addition to established players, we face competition from new market entrants. Increased competition may lead to a loss of market share, increased difficulty in launching new service offerings, reduction in revenue or increase in loss, any one of which could harm our business, financial condition and results of operations. See “Risk Factors - We operate in a competitive industry, and if we fail to compete effectively, our business could suffer.” for details.

●

Respond to concentration risk of heavy reliance on our largest supplier for the supply of products.

Our heavy reliance on our largest supplier for the supply of nano-copper solution will have significant impact on our air purifier business and results of operation in the event of any shortage of, or delay in the supply. Our product supply may also be disrupted by potential labor disputes, strike action or natural disasters or other accidents affecting our largest supplier. If our largest suppliers do not supply products to us in a timely manner or in sufficient quantities, our business, financial condition and operating results may be materially and adversely affected. Any shortage of, disruption, or delay in the supply, or our inability to obtain supplies from alternative sources will have significant impact on our business and results of operation. See “Risk Factors - We are exposed to concentration risk of heavy reliance on our largest nano copper supplier for the supply of nano copper solution for our INCU technology, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation.” for more details.

●

Maintain quality product and value.

Due to the competitive nature of our industry, we face risks of loss of market share, increased difficulty in launching new service offerings, reduction in revenue or increase in loss, any one of which could harm our business, financial condition and results of operations. In order to maintain our sales in such a competitive market, we are required to maintain the quality and value of our products, which may lead to increased costs. See “Risk Factors - We operate in a competitive industry, and if we fail to compete effectively, our business could suffer.” for details.

●

Create brand influence.

Our operational and financial performance is highly dependent on the strength of our brand. We believe brand familiarity and preference will continue to have a significant role in winning customers as the decision to buy our products and services. In order to further expand our customer base, we may need to substantially increase our marketing expenditures to enhance brand awareness through various online and offline means. See “Risk Factor - If we are unable to create brand influence, we may not be able to maintain current or attract new users and customers for our products.” For more details.

46

Product Lines

Hybrid Air Conditioners

e-Cond EVOTM

With the objective of embracing well-being of mankind through green living and preserving the Earth through green inventions e-Cond EVOTM is a breakthrough invention building on the research and development (“R&D”) of Dr Low Wai Koon (“Dr. Low”), our Director, Chairman and Chief Executive Officer and his team, it is the Group’s first invented its line of eco-friendly portable air-conditioners under its e-Cond EVOTM brand in 2017.

The unit is an eco-friendly air-conditioning system with patent pending heat emission control system (“HECS”) technology, which regulates the temperature and volume of heat transferred from the air-conditioning system into the environment. This product employs an innovative hydro-refrigeration system (“HRS”) integrating evaporative cooling process with refrigeration cycle, reducing temperature of the output air by approximately 30% while achieving an optimal cooling performance of approximately 25 to 28 Degree Celsius. The patent pending technology in the unit allows it to utilize substantially lower energy than its traditional air-conditioning units. The portable air-conditioning systems also incorporate ionizer technology producing high concentrations of negative ions to purify the surrounding air of mold spores, pollen, pet dander, odors, cigarette smoke, bacteria, viruses, dust and other hazardous airborne particles.

The Company markets two models of the e-Cond EVOTM units: the Super King and the Outdoor King.

47

EvoAirTM

The Group continued to research on incorporating its patent pending HECS Technology as well as various other patent pending technologies into its product line, subsequently launching its EvoAirTM hybrid air-conditioners in 2021.

The Group’s core product, EvoAirTM, is a first-of-its-kind eco-friendly air-conditioner with granted patent or utility model/ patent or utility model pending heat emission control system (“HECS”) proprietary technology, which turns waste heat released by conventional air-conditioner condenser (external unit) into cool and moisturised air at approximately 26oC to 32oC with a humidity of ±60%, operating under outdoor condition, which is optimal for human and living things. The re-engineering of the air-conditioning system has transformed the air-conditioner condenser (external unit) into a supplementary cooling unit or ‘Coolpressor’, which also functions as an air cooler. It also reduces energy consumption of at least 20% compared to conventional air-conditioning units. The significant decrease in waste heat and reduction in energy consumption play an important role in reducing harmful effects to the environment, in line with the Group’s mission of producing eco-friendly invention in protecting the Earth.

Air-conditioning refrigerant is harmful to the environment. The EvoAirTM system utilizes the R32 refrigerant in its operation, which is 9% lower in density than the traditionally used R410A refrigerant found in various conventional air-conditioning systems, while maintaining approximately 43-50% higher latent heat vaporization and approximately 41% higher thermal conductivity when combined with the Group’s other granted patent or utility model/ patent or utility model pending technologies. EvoAirTM’s system design also allows for a further reduction in refrigerant use of at least 30% compared to conventional air-conditioning systems with traditional long copper coils by increasing the efficiency of the heat transfer in the R32 refrigerant, in doing so, further increasing refrigerant efficiency.

The EvoAirTM hybrid air-conditioning system was awarded SGS International Certification in 2021.

The Group’s core product, EvoAirTM, is a first-of-its-kind eco-friendly air-conditioner with granted patent or utility model/ patent or utility model pending heat emission control system (“HECS”) proprietary technology, which turns waste heat released by conventional air-conditioner condenser (external unit) into cool and moisturised air at approximately 26oC to 32oC with a humidity of ±60%, operating under outdoor condition, which is optimal for human and living things. The re-engineering of the air-conditioning system has transformed the air-conditioner condenser (external unit) into a supplementary cooling unit or ‘Coolpressor’, which also functions as an air cooler. It also reduces energy consumption of at least 20% compared to conventional air-conditioning units. The significant decrease in waste heat and reduction in energy consumption play an important role in reducing harmful effects to the environment, in line with the Group’s mission of producing eco-friendly invention in protecting the Earth.

Residential Units

We offer a variety options of EvoAirTM hybrid air conditioner range from 1.0 HP to 2.5 HP, where indoor units of wall mounted and ceiling cassette (selected models) options are available for residential users. Our residential EvoAirTM units are all supplied by 220-240V, single phase and 50Hz of power supply, using R32 as refrigerant. While the dimension size for outdoor unit (Coolpressor) is 925mm x 355mm x 685mm, which comes with an LCD remote control to operate it individually. Each coolpressor is equipped with an up & down automatic louver.

Commercial Units

Aside from residential units, we also offer EvoAirTM commercial / industrial units range from 5HP to 25HP, where the placement of air conditioner unit in the ideal settings would be most cooling effective to the certain area. The application of commercial units are normally office buildings, retail stores, warehouses, or manufacturing facilities. Due to efficiency consideration, commercial units are using 3 phase power supply and R410A as refrigerant charge (instead of R32). Dimension size of Coolpressor comparing to residential units are larger and heavier too.

48

Retrofitting Service

We also provide retrofit service to commercial customers that wishes to keep their existing HVAC systems. Our retrofitting services include replacing the customers’ outdoor condensing unit with the granted patent or utility model/ patent or utility model pending HECS technology. Retrofitting service allow for large saving of resources for our enterprise customers, who can avoid fully replacing their air conditioning units, which may be costly depending on the number of existing air conditioning unites already deployed.

Customization Services

We also provide customization services for specific customers, including stainless-steel coverings to prevent corrosion for customers in locations susceptible to erosion, such as near the coastline.

Manufacturing

The Group produces its Coolpressor under its EvoAirTM brand. Meanwhile, the Group partners with OEMs to produce an air-conditioner indoor unit (blower) to complement its EvoAirTM Coolpressor as well as its eco-friendly portable air-conditioner systems under its e-Cond EVOTM brand. The Group has managed to situate its manufacturing plants in both Malaysia and China through its operating subsidiaries, EvoAir Manufacturing and WKL Guanzhe Green Technology Guangzhou, respectively. The Group operates manufacturing plants and assembly lines in China and Malaysia approximately 30,000 square feet of manufacturing space. By distributing its manufacturing capacity geographically, the Group is able to maintain a flexible supply chain concentrating production of products according to demand from different regions.

Licensing, Supply and Maintenance Service

The Group licenses its various proprietary and granted patent or utility model/ patent or utility model pending patent technologies to OEMs and other brands to be incorporated in various HVAC products. The Group has also catered to industrial clients including supplying products to factory settings or real estate developments spread out across different geographical locations including Malaysia, and Cambodia and Singapore as well as Indonesia as well as providing maintenance and installation services of its EvoAirTM products to various commercial customers.

Air Purifier

E-CondLife

To address the spread of the Covid-19 pandemic which arose during the end of 2019, the EvoAir Group launched a new series of air-sanitizing products during the middle of 2020.

Partnering with its supplier, the Group became an exclusive authorized distributor of INCU technology, which involves the use of an ionic nano copper solution. The active ingredients of the solutions, Copper Sulphate Pentha-Hydrate, has a proven track record as well as having been certified and reported to inhibit larvidie, germicide, bactericide, fungicide, algaecide and virucide, while being non-toxic and safe for human and animal use. INCU (Ionic Nano Copper) has been recognized as being vital to health, as well as having proven to be effective against influenzas, bacteria such as E. Coli, bacteria groups such as MRSA as well as inhibiting against Covid-19.

The Group partnered with various OEMs to produce air-purifier products under its e-CondLife brand, in accordance to the Group’s specifications in terms of modifications to the micro-chips, magnetic control valves and systems flows to work with INCU technology. By disinfecting water in a water tank reserve through hydro-curtain technology, followed by purifying the output air in the form of water vapour or mist, E-CondLife products act as environmental disinfecting solutions for air sanitization.

The e-CondLife sanitizer system has been certified under the IECEE CB Scheme, while the INCU ionic nano copper solution used by the system has been certified by NSF International (USA) to be compliant with NSF / ANSI60 standards for all applicable requirements. The EvoAir Group has also obtained safety test reports from TUV SUD in Singapore and ICAS Shanghai for Cytotoxicity Testing.

49

Ionic Nano Copper Zinc (INCZN)

In response to growing public health concerns and the increasing demand for environmental disinfectant solutions, the Group has introduced Ionic Nano Copper Zinc (INCZN), a new product developed for airborne sanitization through copper and zinc-based diffusion.

The Group produces the product in accordance with the technical and quality standards outlined by WKL Eco Earth. The Group authorized a sole distributor in Malaysia to retail the Ionic Nano Copper Zinc to be used in the Immune Air Purifier.

Designed to be used in conjunction with specialized diffusers, the solution works by releasing nanoparticles of copper (Cu) and zinc (Zn) into the air. These particles are scientifically recognized for their antimicrobial properties, effectively inhibiting airborne viruses, bacteria and other pathogens. Ionic Nano Copper Zinc is intended for continuous environmental disinfection in enclosed spaces such as offices, public facilities and residential environments.

This product further complements the Group’s ecosystem of air-purifying solutions, reinforcing its brand positioning as a provider of advanced, eco-conscious environmental health technologies.

Intellectual Property

The Group’s success and future revenue growth depend, in part, on our ability to protect our intellectual property. The Group relies primarily on patent and trademark laws, as well as confidentiality procedures, to protect our proprietary technologies and processes.

50

The Group believes that the core of its business is comprised of our proprietary technologies, including its granted patent or utility model/ patent or utility model pending patent HECS technology. As a result, the Group will strive to maintain a robust intellectual property portfolio. The Group’s success and future revenue growth may depend, in part, on its ability to protect its intellectual property as products and services that are material to its operating results incorporate patented technology.

The Group believes its rights to patents and trademark rights serve to distinguish and protect its products from infringement and contribute to our competitive advantages. The Group had patents and trademarks in various stages of the registration application process in Malaysia and trademarks in various stages of the registration application process in China.

We cannot assure you that any patents or copyrights will be issued from any of our pending applications. In addition, any rights granted under any of our existing or future patents, copyrights or trademarks may not provide meaningful protection or any commercial advantage to us. With respect to our other proprietary rights, it may be possible for third parties to copy or otherwise obtain and use proprietary technology without authorization or to develop similar technology independently. We may in the future initiate claims or litigation against third parties to determine the validity and scope of proprietary rights of others. In addition, we may in the future initiate litigation to enforce our intellectual property rights or to protect our trade secrets. Additional information about the risks relating to our intellectual property is provided under “Risk Factors—Risks Related to Intellectual Property.”

Our Customers

Our major customers which accounted for 5.0% or more of our total revenue for FY 2025 and/or FY 2024 are as follows:

		Percentage of total revenue (%)
Customer	Products provided	FY 2025	FY 2024
Customer A	Ionic Nano Copper Zinc (INCZN) and related products	28%	-
Customer B	Ionic Nano Copper Zinc (INCZN) and related products	15%	-
Customer C	Air Conditioners Parts and Accessories	7%	-
Customer D	Air Conditioners Parts and Accessories	-	14%
Customer E	Ionic Nano Copper Zinc (INCZN) and related products	-	9%
Customer F	Air Conditioners Parts and Accessories	-	6%
Customer G	Air Conditioners Parts and Accessories	-	5%

Our Suppliers

Our major suppliers which accounted for 5.0% or more of our Group’s total supplies purchases and sub-contractor costs for FY 2025 and/or FY 2024 are as follows:

		Percentage of total purchases (%)
Suppliers	Products supplied	FY 2025	FY 2024
Supplier A	Ionic Nano Copper Zinc (INCZN) and related products	47%
Supplier B	Air Conditioners Parts and Accessories	13%	13%
Supplier C	Air Conditioners Parts, Accessories and related services	7%	-
Supplier D	Health and functional wellness products	7%	-
Supplier E	Air Conditioners Parts and Accessories	-	14%
Supplier F	Air Conditioners Parts and Accessories	-	14%
Supplier G	Air Conditioners Parts and Accessories	-	10%
Supplier H	Air Conditioners Parts and Accessories	-	7%
Supplier I	Air Conditioners Parts and Accessories	-	6%
Supplier J	Air Conditioners Parts and Accessories	-	5%
Supplier K	Air Conditioners Parts and Accessories	-	5%

Seasonality

The Company’s business is generally not subject to any seasonality factors.

51

Employees

As of November 10, 2025, the Group has approximately 24 employees, 22 of whom are full-time employees and 2 of whom are part-time employees located in Malaysia, Singapore and China.

Function	Number of Full-Time Employees	Number of Part-time Employees	Office
Senior Management	4		Malaysia, Singapore, China
Finance and Accounting	3	1	Malaysia, China
Sales & Marketing	4	1	Malaysia
Human Resources & Administrative	3		Malaysia
Production & Operation	6		Malaysia, China
Research & Development	2		Malaysia

Insurance

Malaysia

The Employees’ Social Security Act, 1969, Malaysia mandates employers and employees to make a monthly contribution to the Social Security Organisation, Malaysia, (“SOCSO”) for any employee who is employed for wages paid under a contract of service or apprenticeship with an employer for the purpose of providing social security protection to employees and their dependents against occupational injuries, including industrial accident, accident during emergency at the employers’ premises, occupational diseases and commuting accidents. Effective October 1, 2024, employers shall cause to be deducted from the respective employee’s wages, amounts that range between RM0.10 to RM29.75 for monthly wages between RM30 to RM6,000. The employers’ contribution corresponding to the said rates are between RM0.40 to RM104.15. Rates applicable to both the employee and employer are fixed at the maximum rate of RM29.75 and RM104.15, respectively. For employees aged 60 and above, while they are exempted from contributing to the scheme, their employers are still required to contribute at a rate of 1.25% of the employees’ monthly wages, the same of which shall not exceed RM74.40 per month. Employees who have attained 60 years of age are not required to contribute to the scheme.

Other than SOCSO, effective January 1, 2018, employees and employers in the private sector are mandated to contribute to an employment insurance system, (“EIS”) under the Employment Insurance System Act, 2017. Both the employee and employer shall contribute at an equal rate at 0.2% of the employee’s wages under the scheme. Effective October 1, 2024, such contributions shall be capped based on a maximum monthly wage of RM6,000. No further contribution to the scheme is required from the employee or the employer for employees who are under the age of 18, or who have attained 60 years of age. Employees aged 57 and above who have no prior contributions are exempted.

We do not have any third-party liability insurance to cover claims in respect of personal injury or property or environmental damage arising from accidents on our property or relating to our operations. Such insurance is not mandatory according to the laws and regulations of Malaysia. We typically do not require our distributors to purchase insurance regarding their operations. We believe this practice is consistent with customary industry standards.

PRC

As required by the PRC laws, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance and medical insurance. We are required under PRC law to make contributions monthly at specified percentages of the salaries, bonuses and certain allowances of our PRC-based full-time employees, up to maximum amounts specified by applicable local governments.

52

None of the Group’s employees are represented by a labor union. We have never experienced any employment related work stoppages, and we consider our relations with our employees to be good.

Properties

Our principal executive office is located at 31-A2, Jalan 5/32A, 6 ½ Miles off Jalan Kepong, 52000 Kuala Lumpur, Malaysia. We also have an office located in Cambodia located at R01 of House No 62Z Street 274, Village 04, Sangkat Tonle Basak, Khan Chamkamorn, Phnom Pehnh, Cambodia and an office located in China at Shunde Western Ecological Industry Startup Zone D-08-01 (Foshan City, Shunde District, Xingtan Town, Depin Road no.1, Level 3).

Intellectual Property

As reflected in the table below, we currently have registered trademarks, several patents or pending patents for our proprietary drone, sensor and software technologies filed in the United States and certain jurisdictions abroad. As of November 10, 2025, our trademark portfolio includes granted patent or utility model/ patent or utility model pending in various countries and stages. We also consider our manufacturing processes to be trade secrets and have non-disclosure agreements with current employees and business partners to protect those and other trade secrets held by the Company. Risks related to the protection and exploitation of IP rights are set forth in “Risk Factors.”

Trademarks
Mark	Country	Application No.	Filing Date	Status
	Malaysia	TM2021004997	24.02.2021	Registered
	Singapore	40202113590Q	09.06.2021	Registered
QCOV	Malaysia	TM2021004999	24.02.2021	Registered
	Singapore	40202113589T	09.06.2021	Registered
	Malaysia	TM2021025558	14.09.2021	Registered
	Malaysia	TM2021018495	07.07.2021	Registered
	Malaysia	TM2021012892	04.05.2021	Registered
EvoAir	Malaysia	TM2021002685	29.01.2021	Registered
We Cha	Malaysia	TM2020000453	09.01.2020	Registered
回球	Malaysia	TM2020000455	09.01.2020	Registered
回球	China	43752514	13.01.2020	Registered
	Malaysia	2017076420	27.12.2017	Registered
	Malaysia	TM2020007202	20.04.2020	Registered
	Singapore	40202022969Y	02.11.2020	Registered

53

Granted Patents or Utility Models and Pending Patents or Utility Models
Invention Name	Country Code	Status	Application No.	Filing Date	Publication No.	Publication Date
Condensing Unit (E-coil)	Malaysia	Granted	UI2019003217	04.06.2019	-	04.12.2020
Condensing Unit (E-coil)	PCT	Completed	PCT/MY2020/050038	30.06.2020	WO/2020/246871	10.12.2020
Condensing Unit (E-coil)	Thailand	Granted	2103003569	03.12.2021	20596	23.12.2022
Condensing Unit (E-coil)	Philippines	Granted	22021550009	02.12.2021	N/A	11.03.2022
Condensing Unit (E-coil)	Vietnam	Granted	2-2021-00562	03.06.2020	3736	N/A
Condensing Unit (E-pad)	PCT	Completed	PCT/MY2020/050070	18.08.2020	WO/2021/034185	25.02.2021
Condensing Unit (E-pad)	Thailand	Granted	2203000456	21.02.2022	23652	09.05.2024
Condensing Unit (E-pad)	Vietnam	Granted	2-2022-00092	08.03.2022	3737	25/05/2022
Condensing Unit (E-ball 1)	Malaysia	Granted	PI2019007957	31.12.2019	MY-201420-A	21.02.2024
Condensing Unit (E-ball 1)	PCT	Completed	PCT/MY2020/050207	29.12.2020	WO/2021/137695	08/07/2021
Condensing Unit (E-ball 1)	Thailand	Granted	2203001623	29.06.2022	22097	14.07.2023
Condensing Unit (E-ball 1)	Vietnam	Granted	2-2022-00320	22.07.2022	3820	26.09.2022
Condensing Unit (E-ball 1)	China	Granted	202090001025.2	30.06.2022	CN 218846310 U	11.04.2023
Condensing Unit (E-ball 1)	Japan	Granted	2022-600153	29.06.2022	3240103	30.11.2022
Condensing Unit (E-ball 2)	Malaysia	Granted	UI2020006990	23.12.2020	N/A	23.06.2022
Condensing Unit (E-ball 2)	PCT	Completed	PCT/MY2021/050119	14.12.2021	WO/2022/139572	30.06.2022
Condensing Unit (E-ball 2)	Taiwan	Granted	110148426	23.12.2021	I831104	01.02.2024
Condensing Unit (E-ball 2)	China	Granted	202190000952.7	21.06.2023	ZL 202190000952.7	26.12.2023
Condensing Unit (E-ball 2)	Thailand	Granted	2303001671	21.06.2023	24046	04.07.2024
Condensing Unit (E-ball 2)	Philippines	Granted	22023550013	20.06.2023	-	25.09.2024
Condensing Unit (E-ball 2)	Japan	Granted	2023-600140	22.06.2023	3244796	21.11.2023
Condensing Unit (E-ball 2)	UAE	Pending	P6001550/2023	19.06.2023	-	-

Condensing Unit (E-ball 2)	Cambodia	Pending	KH/UM/2023/00003	19.06.2023	-	-
Condensing Unit (E-ball 2)	Singapore	Pending	11202304828V	21.06.2023	-	-
Condensing Unit (E-ball 2)	USA	Granted	18/258,525	20.06.2023	US 2024/032084 A1	12.09.2024
Condensing Unit (E-ball 2)	Australia	Pending	2021409614	15.07.2023	-	-
Condensing Unit (E-ball 2)	Republic of Korea	Pending	10-2023-7024626	18.07.2023	-	-
Condensing Unit (E-ball 2)	Indonesia	Pending	P00202306541	20.07.2023	-	-
Condensing Unit (E-ball 2)	Vietnam	Pending	2-2023-00377	17.07.2023	-	-
Condensing Unit (E-ball 2)	UK	Granted	2310921.8	17.07.2023	GB2617967	25.10.2023
Condensing Unit (E-ball 2)	India	Pending	202347048973	20.07.2023	-	-
Portable Air Cooler	Malaysia	Granted	PI 2017704572	28.11.2017	MY-205723-A	28.05.2019
Portable Air Cooler	PCT	Completed	PCT/MY2018/050076	15.11.2018	WO/2019/108053	06.06.2019
Portable Air Cooler	Thailand	Pending	2001002798	15.11.2018	2001002798A	09.01.2023
System Heating and Cooling Air	Malaysia	Granted	UI2020003656	15.07.2020	MY-204298-A	15.01.2022
A new type of air conditioner outdoor unit	China	Granted	2022200638879	07.01.2022	CN216667840U	03.06.2022
Water pump bracket and air conditioner with the water pump bracket	China	Granted	2022200416765	07.01.2022	CN216665887U	03.06.2022
A water curtain structure	China	Granted	2022200417471	07.01.2022	CN216667874U	03.06.2022
A fan air guide frame assembly	China	Granted	2022200452850	07.01.2022	CN216667843U	03.06.2022
An air conditioner	China	Granted	2021233235910	25.12.2021	CN216620015U	27.05.2022
A water distributor damping groove and an air conditioner having the water distributor damping groove	China	Granted	2021233235696	25.12.2021	CN216620215U	27.05.2022
Wind board device	China	Granted	2021233216873	25.12.2021	CN216620075U	27.05.2022
A water tank structure	China	Granted	2021233215851	25.12.2021	CN216620214U	27.05.2022
Air conditioner outdoor unit	China	Granted	2021308587838	25.12.2021	CN307226419S	01.04.2022

54

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in Malaysia or the rights of our stockholders to receive dividends and other distributions from us.

Regulations Related to the Licensing of the Business Operations

Industrial Co-ordination Act 1975 (Act 156)

The Industrial Co-ordination Act 1975 (“the 1975 Act”) provides for the co-ordination and orderly development of manufacturing activities in Malaysia, for the establishment of an Industrial Advisory Council, and for other matters connected therewith or incidental thereto. Pursuant to Section 3(1) of the 1975 Act, no person shall engage in any manufacturing activity unless he is issued a license in respect of such manufacturing activity. Any person engaging in any manufacturing activity with a shareholders’ fund of RM2.5 million and above or employing 75 or more full-time paid employees are required to apply for a manufacturing license.

Engaging in any manufacturing activity without a valid manufacturing license issued under the 1975 Act is considered an offense. If convicted, such person can face penalties, including a fine of up to RM2,000 or imprisonment for a maximum of six months. Additionally, there may be an additional fine of up to RM1,000 for each day the violation persists. Once issued, a manufacturing licence has no expiry date.

As at the date of this prospectus, EvoAir Manufacturing has received a letter of conditional approval from the Ministry of International Trade and Industry dated 7 February 2022 (File Reference No. MIDA.005.600-4/1/56) in respect of its application for a manufacturing license. Pursuant to the letter of conditional approval, EvoAir Manufacturing is required to submit all the requisite documents and satisfy all the conditions within 6 months from the date of the letter to be issued a manufacturing license. Notwithstanding the initial deadline, due to project implementation delays, we have submitted an application for a Deferment of Project Implementation (Reference PL14202500204) to the Malaysian Investment Development Authority (MIDA), which is currently designated as 'In Progress' in the MIDA portal. EvoAir Manufacturing is now in the midst of fulfilling the relevant conditions stipulated to obtain the relevant manufacturing license. EvoAir Manufacturing has not received any indication from MIDA indicating that the conditional approval has been revoked.

Local Government Act 1976 (Act 171) and the Licensing of Trades, Businesses and Industries (Federal Territory Of Kuala Lumpur) By-Laws 2016 (the “FTKL By-Laws”)

The Local Government Act 1976 (“the 1976 Act”) is an act to revise and consolidate the laws relating to the local government and provides that every local authority shall have the powers to make by-laws conferred upon it by the Malaysian LGA including, but not limited to, the maintenance of health, safety and well-being of inhabitants of the local authority area.

Pursuant to the 1976 Act, every local authority apart from having the powers of making by-laws conferred upon it by the 1976 Act, may from time to time make, amend and revoke by-laws in respect of all such matters as are necessary or desirable for the maintenance of the health, safety and well-being of the inhabitants or for the good order and government of the local authority.

The business premises of the Group’s Malaysian subsidiaries are within the locality of Kuala Lumpur and thus fall under the purview of the Kuala Lumpur City Hall or the Dewan Bandaraya Kuala Lumpur (“DBKL”). The FTKL By-Laws applies to businesses within the locality of Kuala Lumpur and stipulates that any person may use any premise for operating any business activity where a business premise license has been issued pertaining to the said business premise, and where necessary, planning approval may be required.

As at the date of this prospectus, EvoAir Manufacturing holds and maintains a valid business license issued by the Kuala Lumpur City Hall for its business premises located at No. 31-A2, Batu 6 ½, Jalan 5/32a, Kawasan Perusahaan Kepong, 52000 Kuala Lumpur. WKLEE was not in possession of a business license for the year 2024. However; the company has since obtained its business license for the year 2025.

55

Regulations Related to Trade and Consumer Protection

The Trade Descriptions Act 2011 (Act 730)

Pursuant to the Trade Descriptions Act 2011 (“the 2011 Act”) no person shall make any false or misleading statement in any advertisement in relation to any goods or services. Whilst there is a presumption of liability on the person who directly or indirectly offers to supply the goods or services and on whose behalf the advertisement is made, in the event such presumption is proven to the contrary and the false or misleading statement is due to the fault of the advertising agency, the advertising agency may be liable for such offence.

However, it shall be a defense for the person charged in any proceedings for an offence committed by reason of publication of an advertisement to prove:

(a)	that he is a person whose business is to publish or arrange for the publication of advertisement;

(b)	he received the advertisement for publication in the ordinary course of business; and

(c)	that he did not know or had no reason to suspect that its publication would amount to an offence under the 2011 Act.

As at the date of this Prospectus, the Group has engaged a third- party manufacturer (“Company A”) for the manufacture of its INCZN products on an original equipment manufacturer (OEM) basis. All orders for such products are placed through purchase orders rather than under the terms of a formal agreement.

Whilst the absence of a formal contract does not expose the Group to risks of non- compliance with any legislation, the absence of formal contractual arrangements between the Group and Company A exposes the Group to potential complexities in pursuing legal action against Company A in the event of a dispute, and further limits the Group’s ability to enforce quality control measures, seek efficient redress for non-compliance, or mitigate disruptions caused by supply chain issues. Additionally, the lack of a formal agreement heightens the risk of third-party non-compliance with regulatory and quality standards, which may further lead to reputational harm, financial losses, and regulatory penalties.

The Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 2011 Act.

Consumer Protection Act 1999 (Act 599)

The principal law for consumer protection in Malaysia is the Consumer Protection Act 1999 (“the 1999 Act”). The 1999 Act establishes various consumer protection mechanisms in Malaysia, and bridge gaps that may occur in other major laws, which may be inadequate in protecting consumers. The government agency which is primarily responsible for policy-making and law enforcement on consumer protection in Malaysia is the Ministry of Domestic Trade and Cost of Living (MDTCL) (formerly known as the Ministry of Domestic Trade and Consumer Affairs). The MDTCL is also responsible for receiving consumer complaints and acts as a secretariat to the National Consumer Advisory Council (NCAC) – an institution established by the Minister of Domestic Trade and Cost of Living (formerly known as the Minister of Domestic Trade and Consumer Affairs) to advise him on any relevant consumer issues and the implementation of the 1999 Act.

The 1999 Act has undergone several amendments since its enactment to cover various emerging issues relating to consumers, including the inclusion unfair contract terms, inclusion of credit sale agreements of goods and the most recent amendment on July 23, 2019 related to Tribunal for Consumer Claims Malaysia. Amendments to this Act are to increase the jurisdiction limit of claim hearing from RM25,000.00 to RM50,000.00 and the increase of maximum penalty for non-compliance with the Tribunal’s award.

The 1999 Act covers almost every aspects of consumer protection; ranging from misleading and deceptive conducts, false representation and unfair practices; safety of goods and services; unfair contract terms; guarantees in respect of the supply of goods and services; and product liability; to the establishment, structure and functions of the National Consumer Advisory Council; the Committee on Advertisement; the Tribunals for Consumer Claims; and other matters related to enforcement, offences, remedies, and compensation.

All products produced by us in Malaysia are subject to Consumer Protection Act 1999 (Act 599).

Consumer Protection (Electronic Trade Transactions) Regulations 2012 (“the 2012 Regulations”)

In addition to the 1999 Act on consumer protection, protection for e- consumers has been further strengthened recently by the enactment of the 2012 Regulations.

The 2012 Regulations governs the conduct of electronic commerce transactions. The regulations were introduced to provide greater protection to consumers who engage in online transactions, and to establish a regulatory framework for e-commerce in Malaysia. The regulations apply to any person who carries out electronic transactions with consumers, whether they are businesses or individuals. They set out a number of key requirements that must be met in order to ensure that consumers are protected when making purchases online.

The Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 1999 Act or the 2012 Regulations.

The Sale of Goods Act 1957 (Act 382)

The statute applicable for sale of goods in Peninsular (West) Malaysia is the Sale of Goods Act 1957 (“the 1957 Act”). It is important to note that the 1957 Act applies to contract for the sale of goods as defined in section 4 of the 1957 Act: “A contract of sale of goods is a contract whereby the seller transfers or agrees to transfer the property in goods to the buyer for a price.” In other words, a sale occurs when the ownership or property in goods passes to the buyer. This means that in addition to the ordinary elements of a contract, two other elements, goods and money consideration, must also be present in a contract of sale of goods.

56

As a general rule, there is no implied warranty or condition as to quality or fitness for any particular purpose of goods supplied under a contract of sale. This is by virtue of section 16(1) of the 1957 Act. In other words, the common law rule of “let the buyer beware” commonly referred to as caveat emptor has been restated in section 16 of the 1957 Act. A buyer must exercise care when he makes purchases. However, there are two exceptions to this general rule which are: (a) goods must be reasonably fit for purposes for which the buyer wants them and (b) goods must be of merchantable quality.

Section 16(1)(a) of the 1957 Act deals with express or implied condition as to fitness for purpose. The section provides that where goods are sold in the course of a business and the buyer expressly or by implication makes known to the seller the purpose for which he is buying the goods, then there is an express or implied condition that the goods will be reasonably fit for that purpose.

Whereas section 16(1)(b) deals with the implied condition that goods sold shall be of merchantable quality. “merchantable quality” means the goods sold are fit for the particular use to which they were sold. If they are defective for the purpose, they are unmerchantable. The test of “merchantable quality” needs to be examined in relation to the description of the goods sold.

The Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 1957 Act.

Regulations Related to Intellectual Property Rights

Intellectual property system in Malaysia is administered by the Intellectual Property Corporation of Malaysia (MyIPO), an agency under the MDTCL.

Trademarks Act 2019 (Act 815)

The Trademarks Act 2019 (“the 2019 Act”) officially came into force in Malaysia on 27 December 2019. The Act repealed the Trade Marks Act 1976 and is seen as opportune in enabling Malaysia to adhere not only to commercial demands and sophistication of the current era, but also to international standards and procedures. The Trademarks Regulations 2019 is also now in force having been gazetted in the Government Gazette on 27 December 2019.

Malaysia is also a member of various trademark-related treaties, including:

(i)	Protocol relating to the Madrid Agreement concerning the International Registration of Marks since 27 December 2019;

(ii)	Nice Agreement concerning the International Classification of Goods and Services since 28 September 2007;

(iii)	Paris Convention for the Protection of Industrial Property since 1 January 1989; and

(iv)	Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPS) since 1 January 1995.

The 2019 Act provides that any person who claims to be the bona fide proprietor of a trademark may apply for the registration of the trademark if:

(i)	the person is using or intends to use the trademark in the course of trade; or

(ii)	the person has authorized or intends to authorize another person to use the trademark in the course of trade.

The 2019 Act has also expanded the types of trademark recognized for registration to be more than just word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, color, sound, scent, hologram, positioning marks and sequence of motion of any combination thereof; provided that they must be signs capable of being represented graphically.

In general, Malaysia provides for protection for both registered and unregistered trademarks. Unregistered trademarks are protected under common law rights, particularly in the tort of passing off. In fact even during the examination of trademark, the Registrar shall refuse, under relative grounds of Section 24 of the 2019 Act, to register it if the mark’s use in Malaysia is prevented by virtue of any rule of law protecting an unregistered trademark or other sign used in the course of trade including the law of passing of.

The scope of trademark infringement and its exemptions has been substantially expanded by the 2019 Act. There could now be infringement even in the use of a similar mark on similar goods or services (as opposed to being identical). Liability will stick to secondary users who know or have reasons to believe that such use is without authorization of the trademark proprietor.

The 2019 Act and relevant regulation are applicable own our brand, word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, color, sound, scent, hologram, positioning marks and/or sequence of motion of any combination. The Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 2019 Act.

The Patents Act 1983 (Act 291)

The primary legal framework for patents in Malaysia is established by the Patents Act 1983 (“the 1983 Act”) and its subordinate legislation, the Patents Regulations 1986 (“PR 1986”). The 1983 Act stipulates the standards for what can be patented, the rights of patent holders, the duration of patents, and issues concerning infringement. The PR 1986 on the other hand, establishes the process for applying for a patent. To qualify for patent protection, an invention must meet several stipulations including novelty, an inventive step, industrial applicability, and not being explicitly excluded by the 1983 Act.

Patent owners, once their patent is approved, are granted exclusive rights to use, assign, transmit, and enter into licensing agreements for their invention. A patent in Malaysia remains valid for 20 years from the date the application is filed, provided the annual fees are duly paid.

As at the date of this Prospectus, WKL Green Energy has made an application to the Intellectual Property Corporation of Malaysia (MyIPO) (File reference: PI2020006990) for the registration of a patent for the EvoAir Group’s condensing unit. The application is currently pending substantive examination by the relevant authorities. Additionally, The Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 1983 Act.

57

Regulations Related to the Environment

Solid Waste and Public Cleansing Management Act (Act 672)

The Solid Waste and Public Cleansing Management Act 2007 (the “2007 Act”) is a legislation enacted for the proper management, regulation, and control of solid waste and public cleansing services in Malaysia.

Pursuant to the 2007 Act, solid waste is defined as (a) any scrap material or other unwanted surplus substance or rejected products arising from the application of any process; (b) any substance required to be disposed of as being broken, worn out, contaminated or otherwise spoiled; (c) any other material that according to this Act or any other written law is required by the authority to be disposed of Solid waste is further categorized into public solid waste, imported solid waste, household solid waste, institutional solid waste, special solid waste, commercial solid waste, construction solid waste, industrial solid waste, controlled solid waste, and recyclable solid waste.

Pursuant to the 2007 Act, no person shall (a) undertake or provide any solid waste management services, (b) manage or operate any solid waste management facilities; or (c) undertake or provide any public cleansing management services (“Licensed Activities”) unless he holds a licence granted under the 2007 Act. A person who provides solid waste management services or public cleansing management services without a license commits an offence and shall, on conviction, be liable to a fine not less than RM50,000.00 and not exceeding RM100,000.00 or to imprisonment for a term not exceeding five years or to both and in the case of a continuing offence, be liable to a fine not exceeding RM5,000 for every day or a part of a day during which the offence continues after conviction.

The 2007 further provides that no one shall carry out any of the Licensed Activities except in accordance with the conditions of the license granted to them. A licensee who fails to comply with any condition of a licence commits an offence and shall, on conviction, be liable to a fine not less than RM25,000.00 and not exceeding RM50,000.00 or to imprisonment for a term not exceeding two years or to both, and in the case of a continuing offence, be liable to a fine not exceeding RM2,500.00 for every day or part of a day during which the offence continues after conviction.

As at the date of this Prospectus, the Group is not aware nor does it have knowledge of any non- compliance of any of the provisions of the 2007 Act.

Environmental Quality Act 1974 (Act 127)

The Environmental Quality Act 1974 (“the 1974 Act”) is a legislation enacted for the prevention, abatement, control of pollution and enhancement of the environment. The 1974 Act provides for the licensing authority, being the Director General of Environmental Quality, to issue licenses in respect of matters including but not limited to the occupation or use of various premises, the license to emit or discharge environmentally hazardous substances, pollutants or wastes into the atmosphere, and the license to emit, discharge or deposit any environmentally hazardous substances, pollutants or wastes into any inland waters, or into Malaysian waters. Along with the Environmental Quality (Refrigerant Management) Regulations 2020 (“2020 Regulations”), the 1974 Act governs the use of hydrofluorocarbons or ‘HFCs’, including refrigerant gasses.

The Group commonly utilizes R32 gas for its business operations. The Group procures the requisite R32 gas from suppliers approved by the Department of Environment (“DOE”) and the Committee for Technical Specifications and Import Quotas. Additionally, Evo Air Manufacuturing has applied to the DOE for the registration in the Electronic Schedule Waste Information System (eSWIS), a platform established by the DOE to facilitate waste generators to periodically report scheduled waste handling in terms of wastes generation, inventory and the movement and handling of scheduled waste as required under the Environmental Quality (Scheduled Waste) Regulation 2005 for the disposal of its scheduled waste. Non-compliance with this requirement may result in a compound of RM2,000 being issued, and may also lead to prosecution under Section 34B of the Environmental Quality Act 1974. Convicted offenders may incur a fine of up to RM500,000, or face imprisonment for up to five years. As at the date of this Prospectus, Evo Air Manufacturing has duly completed the registration of its facilities with the eSWIS System and the Group remains committed to ensuring full compliance with all applicable requirements.

Electricity Supply Act 1990 (Act 447)

The Electricity Supply Act 1990 (“the 1990 Act”) as amended by the Electricity Supply (Amendment) Act 2015 (Act A1501) (“the ESAA 2015”) and the Electricity Regulations 1994 (“the 1994 Regulations”) provides for the licensing of any electrical installations. The 1990 Act also governs the control of any electrical installation, plant and equipment in relation to the safety of persons, the efficient use of electricity, as well as other related purposes.

The 1990 Act also mandates that any equipment related to the generation, conversion, transmission, distribution, or use of electrical energy, or communications—including machinery, transformers, devices, measuring instruments, protective gear, wiring materials, and other related electrical products or consumer appliances—must comply with prescribed standards for efficient electricity usage before being manufactured, imported, sold, or leased. The 1990 provides that if someone tampers with, adjusts, manufactures, or imports any electrical installation or equipment in a manner that poses or is likely to pose a danger to human life, limb, or causes damage to any equipment or property, they are committing an offense. The penalty for such an offense, upon conviction, is a fine of up to RM1,000,000, imprisonment for up to 10 years, or both.

As at the date of this Prospectus, Evo Air Manufacturing is in the midst of applying for the efficiency rating label and the certification of its products by the Standards and Industrial Research Institute of Malaysia (SIRIM). To date, the Group has obtained certification for three of its products under MyHijau- an initiative by the Malaysian Green Technology And Climate Change Corporation (MGTC), a government agency under the purview of the Ministry of Natural Resources and Environmental Sustainability.

Regulations Related to Employment and Social Security

Employment Act 1955 (Act 265)

The Employment Act 1955 (“the 1955 Act) is the primary legislation on labor matters in Malaysia. The 1955 Act provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits. Pursuant to the Employment (Amendment) Act 2022, the 1955 Act now extends to all employees irrespective of their monthly wages, with some exemptions applying to employees earning wages of more than RM4,000 a month. As at the date of this prospectus, the Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 1955 Act.

Industrial Relations Act 1967 (Act 177)

The Industrial Relations Act 1967 is the primary legislation providing for ways of settlement of disputes between employers and employees, as well as the unlawful dismissal and constructive dismissal of employees. The Industrial Relations Act 1967 established the Industrial Court of Malaysia, and provides mechanisms for recognizing trade unions, handling collective bargaining and agreements, and conciliation procedures in trade disputes. The Industrial Court typically hears matters including but not limited to issues of unfair dismissal of employees, questions of law, issues pertaining to collective agreements, and addresses the victimization or unfair treatment of employees due to their involvement in trade union activities.

The Industrial Relations Act 1967 provides to employees in the private sector only, and defines “workmen” to mean any person, including an apprentice, employed by an employer under a contract to work for hire or reward. For the purposes of any proceedings in relation to a trade dispute, a workman includes any such person who has been dismissed, discharged or retrenched in connection with or as a consequence of that dispute or whose dismissal, discharge or retrenchment has led to that dispute.

The Industrial Relations Act 1967 also provides remedies not available under common law or the Employment Act 1955. A notable example is the remedy of job reinstatement. Section 20(1) states that a worker, whether a union member or not, who believes they were dismissed without just cause can seek reinstatement through the Director-General. In the event of dissatisfaction with the decision of the Industrial Court, aggrieved parties are allowed to pursue an appeal at the High Court within fourteen (14) days of the said decision.

As of the date of this Prospectus, the Group is not aware of any non- compliance pursuant to the Industrial Act 1967, or of action brought against any of its Malaysian subsidiaries in the Industrial Court of Malaysia.

Children and Young Persons (Employment) Act 1966 (Act 350)

Children and Young Person (Employment) Act 1996 (“the 1996 Act”) prohibits children from working near hazardous and poisonous material. The 1996 Act defines a “child” is a person who is under the age of fifteen years and a “young person” is a person who is fifteen or older, but below the age of eighteen years. The 1996 Act goes on to provide the minimum working hours for a child and young person. Further, under 1996 Act no child or young person shall be, or be required or permitted to be, engaged in any employment contrary to the provisions of the Factories and Machinery Act 1967 (Act 139), the Occupational Safety and Health Act 1994 (Act 514) or the Electricity Supply Act 1990 (Act 447) or in any employment requiring him to work underground. Any person contravening the provisions under the 1996 Act shall be guilty of an offense and shall be liable on conviction to imprisonment of not exceeding 2 years or to fine not exceeding RM50,000 or to both; and for repeat offenders, shall be liable on conviction to imprisonment of not exceeding 5 years or to fine not exceeding RM100,000 or to both. As at the date of this prospectus, the Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 1996 Act.

58

Occupational Safety and Health Act 1994 (Act 514)

The Occupational Safety and Health Act 1994 (“the 1994 Act”) is aimed to ensure the safety, health and welfare of all persons at all places of work. It was promulgated based on the self-regulation concept, in which the primary responsibility of ensuring safety and health at the workplace lies with those who create the risks and work with the risks. Similarly, the Department of Occupational Safety and Health, or DOSH, is responsible for ensuring the safety, health and welfare of people at work as well as protecting other people from the safety and health hazards in the industry sectors specified in the First Schedule of the 1994 Act which includes the following: (a) manufacturing; (b) mining and quarrying; (c) construction; (d) agriculture, forestry and fishing; (e) utilities; (f) transport, storage and communication; (g) wholesale and retail trades; (h) hotels and restaurants; (i) finance, insurance, real estate and business services; and (j) public services and statutory authorities.

The 1994 Act imposes a duty on the employer, or the self-employed person, “to ensure, so far as is practicable, the safety, health and welfare at work of all his employees”. The “work” is defined under the 1994 Act to mean work as “an employee or as a self-employed person”. The 1994 Act states that an employer’s duty shall extend to include the maintenance of plants and systems of work that are safe and pose no risk to the health of their employees. The “place of work” is defined as the “premises where persons work or premises used for the storage of plant or substance” and “premises” is defined to include: (a) any land, building or part of any building; (b) any vehicle, vessel or aircraft; (c) any installation on land, offshore installation or other installation whether on the bed of or floating on any water; and (d) any tent or movable structure. The 1994 Act adopts a broad definition for “place of work”. For example, if the employee or self-employed person is contractually obligated to work offshore, on multiple sites, or even assigned overseas during their course of employment, then they would all be considered as the “place of work”.

An employer is also required under the 1994 Act to notify the nearest occupational safety and health office of any accident, dangerous occurrence, occupational poisoning, or occupational disease which has occurred or is likely to occur at the place of work. The employer shall notify the nearest Department of Occupational Safety and Health office by the quickest means available and also send a report thereof within seven days as specified under the Occupational Safety and Health (Notification of Accident, Dangerous Occurrence, Occupational Poisoning and Occupational Disease) Regulations 2004.

Apart from the employers, employees also have the general duties under 1994 Act, which are as follows: (a) to take reasonable care for the safety and health of himself and of other persons who may be affected by his acts or omissions at work; (b) to co-operate with his employer or any other person in the discharge of any duty or requirement imposed on the employer or that other person by the 1994 Act or any regulation made thereunder; (c) to wear or use at all times any protective equipment or clothing provided by the employer for the purpose of preventing risks to his safety and health; and (d) to comply with any instruction or measure on occupational safety and health instituted by his employer or any other person by or under the 1994 Act or any regulation made thereunder.

Save for the provisions where penalty is expressly provided, Section 51 of the 1994 Act provides general penalty, i.e., any person who by any act or omission contravenes any provisions of the 1994 Act or any regulations made thereunder shall be guilty of an offence, and shall, on conviction, be liable to a fine not exceeding RM10,000 or to imprisonment for a term not exceeding one year or to both and, in the case of a continuing offence, to a fine not exceeding RM1,000 for every day or part of a day during which the offence continues after conviction. Section 52 of the 1994 Act also states that, where a body corporate contravenes any provisions of the 1994 Act or any regulations made thereunder, every person who at the time of the commission of the offence is a director, manager, secretary or other like officer of the body corporate shall be deemed to have contravened the provision and may be charged jointly in the same proceedings with the body corporate or severally, and every such director, manager, secretary or other like officer of the body corporate shall be deemed to be guilty of the offence.

It is worth noting that the Occupational Safety and Health (Amendment) Act 2022 (“the OSHA 2022”) which was introduced on March 16, 2022 to amend certain provisions of the 1994 Act, has come into force in June 2024. Following the amendments made by the OSHA 2022, the 1994 Act shall apply to all places of work throughout Malaysia including the public services and statutory authorities except for domestic employment settings, armed forces and work on board ships governed by the Merchant Shipping Ordinance 1952, Sabah Merchant Shipping Ordinance 1960, or Sarawak Merchant Shipping Ordinance 1960. Further, Section 51 of the 1994 Act was amended to increase the maximum fine of general penalty to RM100,000 and in the case of a continuing offence, the maximum fine has been increased to RM2,000 for every day or part of a day during which the offence continues after conviction. Section 52 of the 1994 Act was also amended to include any person who at the time of the commission of the offence was a director, compliance officer, partner, manager, secretary or other similar officer of the body corporate or to any extent responsible for the management of any of the affairs of the body corporate or was assisting in its management, to be charged severally or jointly in the same proceedings with the body corporate.

Pursuant to the OSHA 2022, it is a statutory obligation of employers to ensure, so far as is practicable, the safety, health, and welfare of all employees and third-party independent contractors engaged in connection with their operations. Employers are further required to obtain and maintain certificates of fitness for all machinery utilized in the workplace to ensure compliance with prescribed safety standards.

As at the date of this Prospectus, the Group has implemented the safety measures prescribed by the Department of Safety and Health (“DOSH”) including the establishment of a Safety Committee, Emergency Response Team according to the requirements stipulated by the DOSH, and the implementation of a fire evacuation plan for its premises. The Group had also through EvoAir Manufacturing obtained the relevant certification of compliance of its Air Receiver Tanks and Air Vessels to the DOSH. As of the date of this Prospectus, EvoAir Manufacturing has in place a certified Safety and Health Coordinator, duly registered with the Department of Occupational Safety and Health (DOSH), to ensure compliance with DOSH.

Fire Services Act 1988 (Act 341)

The Fire Services Act 1988 (“the 1988 Act”) is the primary legislation regulating the fire safety requirement in Malaysia where it provides that the designated premises (“Designated Premises”) shall require a fire certificate which shall be renewable annually.

Supplementing the 1988 Act, The Fire Services (Designated Premises) Order 1998 qualifies Designated Premises to mean (i) offices exceeding 30 meters in height or 10,000 square meters in total floor area, (ii) single story factories of 2,000 square meters and over where auto sprinklers are installed, (iii) double story factories where each floor is built as a separate compartment, single or terrace construction exceeding 1,000 square meters in total floor area, (iv) flatted factories block developments with open balconies, and (vi) factory complexes such as palm oil mills, (vii) oil refineries, and (viii) structures for cement works. The 1988 Act has also qualified general storage spaces including underground car parks exceeding 1,000 square meters, or storage spaces and general spaces exceeding 7,000 cubic meters, or storage spaces with two or more stories measuring 1,000 square feet and over as Designated Premises.

As at the date of this prospectus, EvoAir Manufacturing has received a letter of approval from the Fire and Rescue Department of Malaysia dated 29 September 2023 (File Reference No. INFINITY/EM/DBKL/0421-01) in respect of its application for fire safety certification.

Employees’ Provident Fund Act 1991 (Act 452)

The Employees’ Provident Fund Act 1991 (“the 1991 Act”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the 1991 Act, any employer who fails to pay the necessary contributions shall be liable to imprisonment for a term not exceeding three years or to a fine not exceeding ten thousand Ringgit or to both. The Group has made timely contributions towards the Employees Provident Fund in respect of its employees and is not at the date of this Prospectus aware of any instances of non- compliance pursuant to the 1991 Act.

59

Employees’ Social Security Act 1969 (Act 4)

The Employees’ Social Security Act 1969 (“the 1969 Act’) was implemented to provide protection for employees and their families against economic and social distress in situations where the employees sustain injury or death. The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. Under the 1969 Act, any person who fails to make contribution shall be all be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding ten thousand Ringgit, or with both.

Employment Insurance System Act 2017 (Act 800)

SOCSO reached a milestone when the Employment Insurance System Act 2017 (Act 800) was introduced and enforced from 28 December 2017 with the aim to provide protection and assist workers who have lost employment through two (2) main components namely, the Employment Insurance and Active Labor Market Policies. The Employment Insurance System (EIS) provides protection to workers who have lost their employment through income replacement, reskilling and upskilling training to enhance their employability as well as employment services so that they can secure other suitable jobs fast.

All our employees are subject to the provisions of the Employees’ Provident Fund Act 1991 (Act 452), Employees’ Social Security Act 1969 (Act 4), and Employment Insurance System Act 2017 (Act 800).

As at the date of this prospectus, the Group has no knowledge, and is not aware of any instances of non- compliance of any of the Malaysian subsidiaries in respect of the Employees’ Provident Fund Act 1991 (Act 452), Employees’ Social Security Act 1969 (Act 4), and Employment Insurance System Act 2017 (Act 800).

National Wages Consultative Council Act 2011 (Act 732) and Minimum Wages Order 2024

The Minimum Wages Order 2024 (“the 2024 Order”) is made under the National Wages Consultative Council Act 2011 (“NWCCA 2011”) which stipulates that effective February 1, 2025, the minimum wages rates payable to an employee shall be RM1,700 per month or RM8.72 per hour in Peninsular Malaysia. Under the NWCCA 2011, an employer who fails to pay the basic wages as specified in the 2024 Order to his employees commits an offence and shall upon conviction, be liable to a fine of not more than RM10,000 for each employee. As at the date of this prospectus, the Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 2024 Order and the NWCCA 2011.

Regulation Related to Taxation

Income Tax Act 1967 (Act 53)

The Income Tax Act 1967 (“the 1967 Act”) imposes a tax, known as income tax, for each year of assessment upon the income accruing in or derived from Malaysia, or received in Malaysia from other countries. A company is a tax resident in Malaysia if its management or control is exercised in Malaysia and generally, the place where directors’ meetings are held concerning management and control of the company are considered in determining where the management and control of the company is exercised.

Under the 1967 Act, any person who makes an incorrect tax return by omitting or understating income or gives incorrect information affecting chargeability to tax otherwise than in good faith shall be guilty of an offence and shall upon conviction be liable to a fine not less than RM1,000.00 and not more than RM10,000.00 and shall pay a special penalty of double the amount of tax which had been undercharged.

As at the date of this prospectus, the Group has no knowledge, and is not aware of any instances of non- compliance of any of the Malaysian subsidiaries in respect of the 1967 Act.

Service Tax Act 2018 (Act 807) and Sale Tax Act 2018 (Act 806)

The Sales & Service Tax (SST) was introduced in 2018 in Malaysia as a replacement for the Goods and Services Tax (GST). Under the Service Tax Act 2018 (“Service TA”) and Sales Tax Act 2018 (“Sale TA”) (collectively the “2018 Acts”), businesses that offer taxable services must register for SST if their annual sales exceed the SST threshold of RM500,000 or more. SST-registered businesses are required to charge and collect SST from their customers and submit the collected SST to the Royal Malaysian Customs Department, or the RMCD, every two (2) months. Additionally, these businesses must maintain accurate records of their transactions and file regular SST returns with the RMCD.

Failure to pay sales tax within the specified time frame, as per section 26(9) of the Sale TA, attracts penalties. Initially, penalties are set at 10% of the unpaid amount for the first thirty (30) day period, followed by an additional penalty of 15% for the second thirty (30) day period and every subsequent thirty (30) day period. Failure to pay these penalties may result in legal consequences, such as a fine not exceeding RM50,000, imprisonment for a term not exceeding three (3) years, or both.

Committing an offence that is not explicitly punishable by law is an offence as per Section 94 of the Sales TA and may attract fines of up to RM30,000 or imprisonment for a term not exceeding two (2) years or to both. Businesses that fail to register within the specified timeframe will be required to pay the Service Tax out of their pockets. Failing to file SST returns and make SST payments are also considered grave offenses and may lead to penalties of up to RM50,000 and/or imprisonment for up to three (3) years, as well as fines of up to RM50,000 and/or imprisonment for three (3) to five (5) years, respectively.

The Service TA provides that any notice, direction or other document required to be sent pursuant to the Service TA, shall be deemed served if by registered post to a person, at the time at which it would have been delivered to that person in the ordinary course of the post if such notice, direction or other document was addressed. For a company, limited liability partnership, firm, society, or any other entity, this condition is met if the document is sent at either their registered office, their last known address, or to a person authorized by them to accept legal documents.-

As at the date of this prospectus, the Group has no knowledge, and is not aware of any instances of non- compliance of any of the Malaysian subsidiaries in respect of the 2018 Acts.

60

Regulation Related to Foreign Exchange Control

Financial Services Act 2013 (Act 758)

The Financial Services Act 2013 (“the 2013 Act”) provides regulation and supervision of financial institutions, payment systems and other relevant entities and the oversight of the money market and foreign exchange market to promote financial stability and for related, consequential or incidental matters.

Pursuant to the Foreign Exchange Administration Rules, a resident entity with domestic ringgit is only allowed to invest abroad up to RM50 million per calendar year (“the Maximum Foreign Investment”). For the avoidance of doubt, the limit of such Maximum Foreign Investment applies to the resident entities within the group of companies.

Notwithstanding the above, the Foreign Exchange Administration Rules allows non-residents to remit out divestment proceeds, profits, dividends or any income arising from investments in Malaysia. Repatriation, however, must be made in foreign currency.

As such, if our operating subsidiaries intend to invest exceeding the Maximum Foreign Investment, we are required to seek approval from the controller of Foreign Exchange, Central Bank of Malaysia. As at the date of this prospectus, the Group is not aware nor does it have knowledge of any non- compliance of any of the Malaysian subsidiaries pursuant to the 2013 Act.

Regulation Related to Competition Law

Competition Act 2010 (Act 712)

In Malaysia, under the Competition Act 2010 (“the 2010 Act), such provisions may be considered to be anti-competitive if they are found to significantly prevent, restrict or distort competition in any market for goods or services. The 2010 Act is regulated by the Malaysia Competition Commission (“MyCC”), an independent body established under the Competition Commission Act 2010 (Act 713) to enforce the 2010 Act. The Competition Commission Act 2010 empowers MyCC to carry out functions such as implement and enforce the provisions of the 2010 Act, issue guidelines in relation to the implementation and enforcement of the competition laws, act as advocate for competition matters; carry out general studies in relation to issues connected with competition in the Malaysian economy or particular sectors of the Malaysian economy; inform and educate the public regarding the ways in which competition may benefit consumers in and the economy of Malaysia.

The 2010 Act prohibits horizontal or vertical agreements between enterprises that either the object or effect of significantly preventing, restricting or distorting competition in Malaysia. This is referred to as “Chapter One Prohibition”. MyCC has indicated in its “Guidelines on Chapter 1 Prohibition” that in general, anti-competitive agreements will not be considered “significant” if:

(i)	the parties to the agreement are competitors who are in the same market and their combined market share of the relevant market does not exceed 20%’ or
(ii)	the parties to the agreement are not competitors and their individual market share in relevant market is not more than 25%.

Further, the 2010 Act also prohibits enterprises from abusing their “dominant position” in a market. This is referred to as the “Chapter Two Prohibition”. The term “dominant position “refers to one or more enterprises possessing such significant power in a market that they are able to adjust prices, outputs, or trading terms without effective constraint from competitors or potential competitors. There are no specific thresholds for abuse of a dominant position However, the following are the types of abuses prohibited under the 2010 Act; (i) predatory behaviour (for example, margin squeeze, and predatory pricing); (ii) refusal to supply; (iii) buying up scarce supply; and (iv) limiting output.

Pursuant to MyCC “Guidelines on Chapter 2 Prohibition”, market share above 60% would be indicative that an enterprise is dominant. Nevertheless, market share shall not by itself be regarded as conclusive of dominance and other factors will be taken into account is assessing whether an enterprise is dominant.

In there is any infringement with the 2010 Act, MyCC may (i) require that the infringement be ceased immediately; (ii) specify steps which are required to be taken by the infringing enterprise(s) to bring the infringement to an end; (iii) impose financial penalties which could, for example, be 10% of the worldwide turnover of the relevant enterprise over the period during which an infringement occurred; or (iv) take any number of other actions, including imposing sanctions and penalties, as they deem appropriate.

In compliance with the 2010 Act, we shall ensure that we shall not:

(a) Be the parties to the agreement are competitors who are in the same market and their combined market share of the relevant market exceed 20%; or

(b) Be the parties to the agreement are not competitors and their individual market share in relevant market is more than 25%.

61

Regulation Related to Establishment, Operation and Management of Malaysia Subsidiaries

Companies Act 2016 (Act 777)

All companies incorporated in Malaysia (except in Labuan, Malaysia) are subject to the Companies Act 2016 (“the 2016 Act”). The 2016 Act stipulates that a company must be registered with the Companies Commission Malaysia in order to engage in any business activity. Under the 2016 Act, a company shall have - (a) a name; (b) one or more members, having limited or unlimited liability for the obligations of the company; (c) in the case of a company limited by shares, one or more shares; and (d) one or more directors. With the liberalization in Malaysia equity policy, foreign companies/investors generally could hold 100% equity in majority industries except for strategic sectors of national interest such as water, telecommunications, ports, and energy. For every industry, there are specific sector regulations issued by the relevant governmental departments. These include regulations that could impose restrictions on the foreign ownership of equity of a company, require higher paid up capital requirements and also prior regulatory approval before the commencement of business operations. However, limits on foreign ownership do remain in place across many sectors such as telecommunications, oil & gas, tourism, wholesale and retail distributive trade, and financial services. A corporation is a “wholly-owned subsidiary” of another corporation if it has no members except— (a) that other corporation or its nominee; or (b) a wholly-owned subsidiary of that other corporation or its nominee. Private companies require a minimum of one director. A director shall ordinarily reside in Malaysia by having a principal place of residence in Malaysia.

Pursuant to the 2016 Act, appointment of an auditor is mandatory. However, the Registrar may exempt private companies from appointing an auditor where the Company is dormant, a zero-revenue company or a threshold-qualified company. Companies that elect to be exempted from audit must still lodge unaudited financial statements and the required statutory certificates with the Registrar of Companies. Within the Group, WKL Green Energy and Evo Air Marketing have registered no revenue for the financial year ending December 2023. Despite their status, both have filed their financial statements for the financial year ending December 2022.

As at the date of this prospectus, the Group has no knowledge, and is not aware of any instances of non- compliance of any of the Malaysian subsidiaries in respect of the 2016 Act.

Regulations Related to the Processing and Use of Personal Data

Anti-Money Laundering, Anti-Terrorism Financing And Proceeds Of Unlawful Activities Act 2001 (Act 613)

The Anti-Money Laundering, Anti-Terrorism Financing And Proceeds Of Unlawful Activities Act 2001 (“the 2001 Act”) is the primary legislation in Malaysia providing for the prevention of money laundering and terrorism financing offences and he forfeiture of property involved in or derived from money laundering and terrorism financing offences, as well as terrorist property, proceeds of an unlawful activity and instrumentalities of an offence.

The 2001 Act provides that any person who-

(a)	engages, directly or indirectly, in a transaction that involves proceeds of an unlawful activity or instrumentalities of an offence;

(b)	acquires, receives, possesses, disguises, transfers, converts, exchanges, carries, disposes of or uses proceeds of an unlawful activity or instrumentalities of an offence;

(c)	removes from or brings into Malaysia, proceeds of an unlawful activity or instrumentalities of an offence; or

(d)

conceals, disguises or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of an unlawful activity or instrumentalities of an offence commits a money laundering offence and shall on conviction be liable to imprisonment for a term not exceeding fifteen years and shall also be liable to a fine of not less than five times the sum or value of the proceeds of an unlawful activity or instrumentalities of an offence at the time the offence was committed or five million Ringgit, whichever is the higher.

Where any information relating to an offence under this the 2001 Act is received by an officer of the competent authority or reporting institution, the information and the identity of the person giving the information shall be secret between the officer and that person and everything contained in such information, the identity of that person and all other circumstances relating to the information, including the place where it was given, shall not be disclosed.

The 2001 Act defines Reporting Institutions as institutions that carry out the functions of, inter alia, licensed conventional banks and investment banks, licensed insurers, approved financial advisers, approved insurance brokers, approved issuers of designated payment instruments and approved money brokers. The responsibility provisions of the 2001 Act also extends to cover activities of betting and gaming houses, and also the activities of dealing in securities, derivatives, and fund management, activities of the provision of legal services in both peninsular Malaysia, and in Sabah and Sarawak. Such Reporting Institutions are tasked with the development and implementation of internal programmes and procedures such as internal audits and “know your customer” procedures to guard against instances of money laundering.

As at the date of this prospectus, the Group has no knowledge, and is not aware of any instances of non- compliance of any of the Malaysian subsidiaries in respect of the 2001 Act.

62

Personal Data Protection Act 2010 (Act 709)

The Personal Data Protection Act 2010 (“the 2010 Act”) regulates the processing of personal data in the course of commercial transactions in Malaysia and is enforced by the Personal Data Protection Commissioner. The 2010 Act (as amended by the Personal Data Protection (Amendment) Act 2024) (the “2024 Amendment Act”) sets out seven (7) key data protection principles which must be adhered to by data controllers (being a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a data processor) in Malaysia when processing personal data. The seven (7) key data protection principles are summarized as follows:

(a)	The general principle

The general principle prohibits a data controller from processing a data subject’s personal data without her/her consent unless such processing is necessary under the 2010 Act.

(b)	The notice and choice principle

The 2010 Act requires a data controller to inform a data subject by written notice as soon as practicable, in both the national and English languages of the matters more specifically stated under the 2010 Act.

(c)	The disclosure principle

Subject to exceptions under the 2010 Act, the disclosure principle prohibits the disclosure of personal data without the data subject’s consent for any purpose other than that for which the data was to be disclosed at the time of collection or a purpose directly related to it and to any party other than a third party notified to the data user.

(d)	The security principle

The 2010 Act imposes obligations on the data controllers to take steps to protect the personal data during its processing from any loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction. Pursuant to the 2024 Amendment Act, the obligation for the protection of personal data now extends to data processors as well.

(e)	The retention principle

Personal data shall not be retained longer than is necessary for the fulfilment of the purpose for which it was processed. Once the purpose has been fulfilled, it is the duty of a data controller to take reasonable steps to ensure that the personal data is destroyed or permanently deleted.

(f)	The data integrity principle

It is the responsibility of a data controller to take reasonable steps to ensure that the personal data is accurate, complete, not misleading and kept-up-to-date, having regard to the purpose (and any directly related purpose) for which it was collected and processed.

(g)	The access principle

A data subject is given the right to access his/her personal data and to correct that personal data which is inaccurate, incomplete, misleading or not up-to-date, except where compliance with a request to such access or correction is refused under the 2010 Act. Pursuant to the 2024 Amendment Act, the aforementioned data subjects are able to make such requests through digital portals.

Non-compliance by a data controller of any of the above principles constitutes an offense under the 2010 Act and the data controller is liable to a fine not exceeding RM300,000 or imprisonment for a term not exceeding two (2) years or both. Non-compliance of other provisions of the 2010 Act may also lead to other financial penalties, imprisonment terms or both. The Malaysian Personal Data Protection Commissioner also has broad powers to order the data controller to comply with the provisions of the 2010 Act.

Among the amendments introduced, the 2024 Amendment Act has expanded the scope of the 2010 Act to expressly include biometric data within the definition of sensitive personal data. The 2024 Amendment Act has further introduced the requirement for the appointment of compliance officers by data controllers, and new reporting requirements for suspected or actual data breaches. Pursuant to the 2024 Amendment Act, data controllers are required to appoint one or more data protection officers accountable for compliance with the 2024 Amendment Act, and the relevant Commissioner shall be notified of such appointment in the manner prescribed. Where personal data is processed by a data processor, the processor shall appoint one or more data protection officers to ensure compliance by the data processor with the provisions of the 2010 Act. The 2024 Amendment Act further stipulates that failure by the data controller to notify the Commissioner of such data breach constitutes an offence punishable by a fine not exceeding RM250,000 imprisonment for up to two years, or both.

As at the date of this prospectus, the Group has no knowledge, and is not aware of any instances of non- compliance of any of the Malaysian subsidiaries in respect of the 2010 Act.

63

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus:

Directors and Executive Officers (First Name, Last Name)	Age	Position/ Title
LOW Wai Koon	55	Executive Director/ Chairman/ Chief Executive Officer
CHAN Kok Wei	51	Executive Director/ Group Managing Director/ Secretary
ONG Bee Chen	49	Executive Director/ Chief Financial Officer/ Treasurer
WATSON John Stephen MCRae*	60	Independent Non-executive Director
CHIN Chee Keat*	48	Independent Non-executive Director
GOH Chuan Meng	40	Independent Non-executive Director
OH Ivan Joon Wern	32	Independent Non-executive Director

*Effective upon effectiveness of this Registration Statement

Dr. Low Wai Koon, aged 55, is the founder and Chief Executive Officer of the EvoAir Group since 2017, where heads the research and development team of EvoAir Group, provides leadership and builds consensus, in conjunction with the Group Managing Director and oversees the day the day-to-day operations of the Group. Prior to joining the EvoAir Group, Dr. Low had over 15 years of experience in the mechanical engineering sector. He founded Proficient Auto Sdn Bhd, a chain auto service centre in Malaysia, in 2001 and acted as an executive director from 2001 to 2013 where he was in charge of day-to-day operation. Dr Low was the founder and Executive Director of LWK Automotive Green Technologies Sdn Bhd from 2011 to 2017 overseeing day to day operation, as well as designing producing various products focusing on green technologies, including the Hydraulic Powered Drive System (“HPDS”), a fully waterproof transmission technology that incorporates a normal combustion engine with a hydraulic system, with the objective to produce an environmentally friendly system that enables conventional engines and generators to run more efficiently; and multi-purpose rescue vehicle (“MRV”), a unique vehicle built upon the HPDS green technology for the disaster relief sector. Dr. Low is also the author of ‘The Light’, a book focusing on creating awareness of environmental protection by mankind as a green activist. He was conferred a Degree of Doctor of Philosophy (Honoris Causa) with a major in Robotics Engineering Science from the American World University in 2009 and is an Honorary Fellow of the International Society of Professional Engineers, USA, since 2010.

Mr. Chan Kok Wei, aged 51, is an Executive Director of the Group. Mr. Chan has been a Co-founder and Group Managing Director of EvoAir Group since 2017. He is the Secretary of the Company since November 12, 2025. He is responsible for the general management, planning of overall strategy and day-to-day operations of the Group, development of the Group’s overall strategic plan, capital markets activities and corporate development initiatives. Mr. Chan has over 20 years of experience in general management, capital markets, wealth management, investment banking, corporate advisory, corporate development and investors relations experience in Asia. He is a Co-founder and Managing Director of Allegro Corporate Advisory Pte Ltd (“Allegro”) since 2015, an independent strategic and corporate advisory firm based in Singapore. Allegro provides advisory services relating to initial public offerings (“IPOs”), mergers and acquisitions (“M&A”), business and trade sales, strategic corporate transactions, and capital raising, which focuses on Southeast Asia and China. Mr. Chan was the Director of Corporate Development of ZingMobile Group Limited (“ZingMobile”) from 2012 to 2017, an Australian Securities Exchange (“ASX”)-listed mobile platform enabler responsible for the group’s corporate finance, business and corporate development as well as investors relation and stakeholder management. Mr. Chan was also a director of ZingMobile’s holding company, ZingMobile International Pte Ltd. Prior to joining ZingMobile group, he was a Vice President at BNP Paribas Wealth Management, Singapore from 2010 to 2012, and Vice President of CIMB Investment Bank, Malaysia from 2005 to 2010, providing wealth management solutions to high net worth individuals.

Mr. Chan has listed company transaction experience including spearheading the IPO of Oilfield Workforce Group Ltd (“Oilfield”) on ASX in 2013; reverse takeover exercise of ZingMobile involving Pixie Entertainment Group Pte Ltd in 2015. Mr. Chan and his partner were credited for unlocking the shareholders’ value of the then ASX-listed company, Oilfield by restructuring the group through injecting a healthy business, Jack-In-Pile (M) Sdn Bhd, a Malaysian-based piling company and divesting the ailing oil and gas business. He was the Independent Non-Executive Director, Chairman of Audit Committee and Nomination Committee of Oilfield.

Mr. Chan received a Master in Business Administration (Finance) from the Charles Sturt University, Australia in April 2003 and a Bachelor of Economics from The Australian National University, Australia in April 2000.

64

Ms. Ong Bee Chen, aged 49, is an Executive Director and Chief Financial Officer of the Group. She is the Treasurer of the Company since November 12, 2025. Ms. Ong has been a Co-founder of EvoAir Group since 2017. She is responsible for the planning, implementation, managing accounting and finance activities of EvoAir Group, including business planning, budgeting, forecasting and cashflow management, working alongside with Chief Executive Officer and Group Managing Director in formulating corporate strategies for the Group as well as spearheading the corporate exercises undertaken by the Group. Ms. Ong has over 20 years of experience in general management, corporate finance, private equity, investment management, strategic and advisory, internal audit in Singapore and Malaysia. She is the co-founder and Executive Director of Allegro since 2015, an independent strategic and corporate advisory firm based in Singapore. Allegro provides advisory services relating to IPO, M&A, business and trade sales, strategic corporate transactions, and capital raising, which focuses on Southeast Asia and China. Ms. Ong was an Associate Director of a Singapore-based private equity firm, where she was responsible for managing private equity investments (including origination, structuring, execution and divestments) in Emerging East Asia with China centric, which includes formulating value creation plans and bringing investee companies for listing and trade sale as part of exit strategies. During her tenure with investment banks and corporate and strategic advisory firms, she was widely involved in corporate finance transactions including cross-border mergers and acquisitions, reverse takeovers, initial public offerings and equity capital market transactions on ASX, Bursa Malaysia Securities Berhad and Stock Exchange of Hong Kong Limited. Ms Ong and her partner were credited for unlocking the shareholders’ value of an ASX-listed company, Oilfield by restructuring the group through injecting a healthy business, Jack-In-Pile (M) Sdn Bhd, a Malaysian-based piling company and divesting the ailing oil and gas business.

Ms. Ong graduated from The Australian National University with Bachelor of Commerce majoring in Accounting, Finance and sub-majoring in Economics in April 2000 and obtained Certified Practising Accountant status with CPA Australia since 2004.

Mr. John Stephen MCRae Watson, aged 60, will be an Independent Non-Executive member of the Company upon effectiveness of this Registration Statement. Mr. Watson has extensive management experience including risk management, internal audit, process engineering, merger and acquisition integration and divestiture experience. Mr. Watson served as a submarine warfare officer in the US Navy and Pentagon from 1988 to 1996 where he gained his nuclear engineering certification through the US Navy Nuclear Engineering School. From 1997 to 2000 Mr. Watson worked as an internal auditor and then as a Quality Engineering Leader for General Electric. From 2000 to 2003 Mr. Watson furthered his process engineering career working for the Juran Institute where he worked with numerous clients to reduce waste, improve quality and improve profitability. From 2003 to 2020 Mr. Watson worked in a variety of roles in Bank of America including process engineer, manager of process engineering teams, integration and divestiture leader, and his last role as Chief Operating Officer, Risk Executive, and Identity and Access Management Executive of Asia Pacific Information Security. Mr. Watson received his Bachelor of Science from the United States naval Academy in 1988 and is a certified nuclear engineer.

Mr. Chin Chee Keat, aged 48, will be an Independent Non-Executive director of the Company upon effectiveness of this Registration Statement. Mr. Chin is currently serving as the Chief Executive Officer of SBS Mining Corporation Group, a mining industry group since Nov 2015. Mr. Chin’s duties included leading and stewarding the management team in the operations of the group core business which is exporting and trading of marine sand. Prior to joining the mining industry, Mr. Chin was the Finance cum company director for HCM-Hygenic Corporation (M) Sdn. Bhd. (a subsidiary of US multinational corporation located in Batu Gajah, Perak, Malaysia) for a period of 12 years since 2004. Mr. Chin’s duties included leading and stewarding the management team and assisting the managing director in management of the daily business operations. Mr. Chin, acting as one of the local directors for the Malaysian entity, sat on the Board of Directors as part of a decision maker for the Malaysian business entity representing the US group in South East Asia.

Mr. Chin was also a lead auditor with Ernst & Young, Malaysia from 2000 to 2004 and has auditing experience in specializing in the manufacturing, retailing, plantation and property development industries.

Mr. Chin earned a professional degree from the Association of Certified Chartered Accountants (“ACCA”) in the UK and holds an advanced diploma in accounting and finance from Tunku Abdul Rahman College. (TARC)

Dr. Goh Chuan Meng, aged 40, is an independent non-executive director of the Group. He has also served as the Technology Advisor for the EvoAir Group since 2017. Dr. Goh had over 10 years’ experience in engineering and teaching. Dr. Goh is an assistant professor at the Universiti Tunku Abdul Rahman, Kampar since September 2017. From July 2014 to May 2016, Dr. Goh taught as a Graduate Assistance at the Universiti Teknologi Petronas. From April 2014 to July 2014, Dr, Goh taught as a Physics Teacher at Tenby International School. From March 2013 to April 2014, Dr. Goh worked as a Senior Process Engineer at Finisar Berhad. From January 2010 to March 2013, Dr. Goh worked as an equipment engineer at Unisem (M) Berhad. From July 2009 to January 2010, Dr. Goh worked as a product engineer at Carsem (M) Berhad. Dr. Goh obtained both his doctorate degrees of Doctorate of Philosophy in Electronic and Electrical Engineering from the University of Technology Petronas, Tronoh, Perak and Doctorate Philosophy in Electronic and Image Engineering from the University of Burgundy, Dijon, France in August 2017. Dr. Goh obtained his Master of Business Administration from the Universiti Utara Malaysia, Sintok in March 2016. Dr. Goh obtained his Master of Science in Electronic System (Honors Engineering from the University of Technology Petronas, Tronoh, Perak in May 2014. Dr. Goh obtained his Bachelor of Engineering (Hons) Mechanical from the University of Industry Selangor, Batang Berjuntai, Selangor in August 2009.

Mr. Oh Ivan Joon Wern, aged 32, is an Independent Non-Executive Director of the Group. Mr. Oh had over 11 years of experience in business development, finance and sales. Since September 2016, Mr. Oh has been the deputy chief financial officer of Tone Group International Sdn Bhd, a telecommunications company in Malaysia. Mr. Oh is a Marketing Manager of Bread Buddy PLT, a bakery located in Malaysia since February 2020. From March 2011 to August 2011, Mr. Oh was a sales executive at Apple Inc. in Malaysia. Mr. Oh obtained a Bachelor of International Business and Entrepreneurship from the University of Essex with Honours Class II (Division 1), United Kingdom in 2016.

65

Employment Agreements

We have entered into employment agreements with all of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon advance written notice or payment in-lieu of notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time upon advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors and the stockholders voting by ordinary resolution.

Summary Compensation for Executive Officers

Name and principal position	Year ended August 31,	Salary($)	Bonus($)	Stock awards($)	Option awards($)	Non-equity incentive plan compensation($)	Nonqualified deferred compensation earnings($)	All other compensation ($)
Low Wai Koon Executive Director/Chairman/Chief Executive Officer	2025	124,239	-	-	-	-	-	-
	2024	115,275		-	-	-	-	-

Chan Kok Wei Executive Director/ Group Managing Director	2025	118,482	-	-	-	-	-	-
	2024	115,871		-	-	-	-	-

Ong Bee Chen Executive Director/Chief Financial Officer	2025	91,140	-	-	-	-	-	-
	2024	89,131		-	-	-	-	-

Director Compensation for the year ended August 31, 2025

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Low Wai Koon	124,239	-	-	-	-	-	124,239
Chan Kok Wei	118,482	-	-	-	-	-	118,482
Ong Bee Chen	91,140	-	-	-	-	-	91,140
Goh Chuan Meng	5,522	-	-	-	-	-	5,522
Chan Hong Fook	-	-	-	-	-	-	-
Oh Ivan Joon Wern	5,522	-	-	-	-	-	5,522

For the years ended August 31, 2025 and 2024, we paid an aggregate of approximately $344,905 and approximately $330,523, respectively in cash and benefits in-kind granted to or accrued on behalf of all of our directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Board of Directors and Committees

Our board of directors will consist of seven directors, including four independent directors. We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus is a part: an audit committee, a compensation committee and a nominating and corporate governance committee. We intend to adopt and approve a charter for each of the three committees prior to consummation of this offering. Each of the committees of the board of directors shall have the composition and responsibilities described below.

Audit Committee

[Chin Chee Keat, Watson John Stephen MCRae and Oh Ivan Joon Wern] will be the members of our Audit Committee where [Chin Chee Keat] shall serve as the chairman. All proposed members of our Audit Committee will satisfy the independence standards promulgated by the SEC and by Nasdaq Capital Market as such standards apply specifically to members of audit committees.

66

We intend to adopt and approve a charter for the Audit Committee prior to consummation of this offering. In accordance with our Audit Committee’s Charter, our Audit Committee shall perform several functions, including:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

●	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;

●	review and approve in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provide oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

It is determined that [Chin Chee Keat] possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

[Goh Chuan Meng, Chin Chee Keat and Oh Ivan Joon Wern] will be the members of our Compensation Committee where [Goh Chuan Meng] shall be the chairman. All proposed members of our Compensation Committee will be qualified as independent under the current definition promulgated by Nasdaq Capital Market. We intend to adopt and approve a charter for the Compensation Committee prior to consummation of this offering. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Governance Committee

[Watson John Stephen MCRae, Goh Chuan Meng and Chin Chee Keat] will be the members of our Nominating and Governance Committee where [Watson John Stephen MCRae] shall serve as the chairman. All proposed members of our Nominating and Governance Committee will be qualified as independent under the current definition promulgated by Nasdaq Capital Market. The board of directors intends to adopt and approve a charter for the Nominating and Governance Committee prior to consummation of this offering. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Corporate Governance Committee shall be responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Director Independence

Our board of directors reviewed the materiality of any relationship that each of our proposed directors has with us, either directly or indirectly. Based on this review, it is determined that Watson John Stephen MCRase, Chin Chee Keat, Goh Chuan Meng and Oh Ivan Joon Wern will be “independent directors” as defined by Nasdaq Capital Market. In addition, as required by Nasdaq Capital Market rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

67

Family Relationships

Our chief financial officer and executive director, Ong Bee Chen, and our group managing director and executive director, Chan Kok Wei are spouses.

Our independent director, Oh Ivan Joon Wern, is the son of Oh Teik Huat, an independent non-executive director of EvoAir Manufacturing, our subsidiary. Oh Teik Huat did not enter into employment agreement with EvoAir Manufacturing and has not received any compensation for his role as an independent non-executive director. Oh Teik Huat is not part of any committees on the board of EvoAir Manufacturing. Oh Ivan Joon Wern has no contractual relationships with Oh Teik Huat.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors, or the Board, is primarily responsible for overseeing our risk management processes on behalf of our company. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and the Board. A copy of this code is available in our employee handbook and under the “About Us – Code of Conduct” section of our website at https://www.evoair.com.my/. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of our applicable trading market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

68

Clawback Policy

Our board of directors have adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the Nasdaq rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

69

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

SEC rules require us to disclose any transaction since the beginning of our last fiscal year or any currently proposed transaction in which we are a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those people.

The Company’s related party list and relationship are as follows:

Related parties	Relationships

Dr. Low Wai Koon	The executive director, chairman and chief executive officer of the Company is also the shareholder and director of WKL Global Limited.

Chan Kok Wei	The executive director, and director of the Company is also the shareholder and director of Allegro Investment (BVI) Limited.

Tan Soon Hock	One of the shareholders of the Company and EvoAir Manufacturing (M) Sdn. Bhd.

Oh Teik Huat	One of the shareholders of the Company and, also one of the shareholders and directors of EvoAir Manufacturing (M) Sdn. Bhd.

Mok Ngan Nooi	One of the shareholders of the Company.

Related party balances as of August 31, 2025 and August 31, 2024 are as per table below:

Related party balances

		As of
Name of Related Party	Nature	August 31, 2025	August 31, 2024

Dr. Low Wai Koon	Shareholder loan/ Expenses paid on behalf	$961,173	$546,186

Chan Kok Wei	Shareholder loan	1,140,202	534,676

Tan Soon Hock	Shareholder loan	88,773	87,021

Oh Teik Huat	Shareholder loan	71,018	34,808

Mok Ngan Nooi	Shareholder loan	175,241	-

Total		$2,436,407	$1,202,692

70

PRINCIPAL STOCKHOLDERS

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth certain information, as of the November 10, 2025, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned Prior to This Offering Percentage of Common Stock (1)		Common Stock Beneficially Owned After This Offering Percentage of Common Stock (2)
	Number	Percentage	Number	Percentage

Directors and Executive Officers

Low Wai Koon(3)	8,570,194	31.53%	8,570,194	27.71%

Chan Kok Wei(4)	2,063,224	7.59%	2,063,224	6.67%

Ong Bee Chen(5)	2,063,224	7.59%	2,063,224	6.67%

Chin Chee Keat	-	-	-	-

Goh Chuan Meng	-	-	-	-

Watson John Stephen MCRae	-	-	-	-

Oh Ivan Joon Wern	630,000	2.32%	630,000	2.04%

All officers and directors as a group	11,263,418	41.44%	11,263,418	36.42%

5% Stockholders
Tan Soon Hock	1,759,441	6.47%	1,759,441	5.69%

WKL Global Limited(3)	8,570,194	31.53%	8,570,194	27.71%

Allegro Investment (BVI) Limited(4)(5)	2,063,224	7.59%	2,063,224	6.67%

(1)	Applicable percentage ownership is based on 27,180,631 shares of common stock issued and outstanding as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2)	Applicable percentage ownership is based on 30,930,631 shares of common stock issued and outstanding after this offering, assuming that the Underwriter over-allotment option has not been exercised. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(3)	WKL Global Limited is wholly owned and controlled by Low Wai Koon.

(4)	Chan Kok Wei is a director and the spouse of Ong Bee Chen. Chan Kok Wei beneficially holds 100% shareholding of Allegro Investment (BVI) Limited.

(5)	Ong Bee Chen is a director and the spouse of Chan Kok Wei. Ong Bee Chen beneficially holds 100% shareholding of Allegro Investment (BVI) Limited.

71

DESCRIPTION OF CAPITAL STOCK

On April 12, 2024, the Company’s board of directors (the “Board”) unanimously resolved to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-4. Following such resolution, on September 9, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect the reverse stock split, with an effective time of 9:00AM. Eastern Time on September 11, 2024 (the “Reverse Stock Split”). Following the reverse stock split, we have authorized capital stock consisting of 250,000,000 shares of common stock, par value $0.001 per share. As of November 10, 2025, we had 27,180,631 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or pre-emptive rights.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

We expect to adopt an amended and restated bylaws that will become effective immediately upon effectiveness of this Registration Statement.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any compensatory or benefit plans for future issuances of our securities.

Market for Common Equity and Related Stockholder Matters

Our common stock is presently quoted on the Pink Limited Market, operated by OTC Markets Group,under the symbol “EVOH”. Although there is currently a bid and offer quotation for the common stock, such bid and offer are for limited and insignificant number of shares. The last reported sale price of our common stock on the Pink Limited Market, operated by OTC Markets Group,on November 10, 2025 was $23 per share.

We plan to apply to list our common stock on Nasdaq Capital Market as soon as practical. No assurance can be given that our application will be approved by the Nasdaq Capital Market. If our Common Stock is listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards of Nasdaq Capital Market. We expect the compliance with these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

As of the date of this prospectus, there are approximately 313 holders of record of our common stock.

Transfer Agent

The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, United States and telephone number is +1 212.828.8436.

72

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was little to no trading activity in our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, described below. Restricted securities may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting – Lock-Up Agreements.”

We also agreed to register shares underlying the underwriters’ warrants. If and when exercised, and subject to the lock up period described elsewhere in this prospectus, those shares shall be freely tradable without restriction or further registration under the Securities Act.

Rule 144

Some of our stockholders will be forced to hold their shares of our common stock for at least a six-month period before they are eligible to sell those shares, and even after that six-month period, sales may not be made under Rule 144 promulgated under the Securities Act unless we and such stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Rule 701

In general, Securities Act Rule 701 allows a stockholder who purchased shares of capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Securities Act Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

73

TAXATION

Malaysia Taxation

In Malaysia, various tax considerations affect businesses and individuals, including stamp duty, capital gains tax, foreign income taxation, and dividend taxation:

Stamp Duty:

Stamp duties applies to the transfer of non-listed shares. It is calculated on the higher amount between the sale consideration and the net tangible assets of the company. The rate is RM3.00 for every RM1,000.00 or any fractional part thereof.

Capital Gains:

Capital Gains are generally not taxable, except for gains from the disposal of real property or shares in a Real Property Company (RPC). An RPC is defined as a controlled company with not more than fifty members, controlled by not more than five persons, owning property or RPC shares, where the value of the property or shares in other RPCs is at least 75% of its total tangible assets.

Foreign Income:

The blanket taxation exemption for foreign-sourced income (“FSI”) was removed in January 2022. Tax exemptions apply to Qualifying FSIs, which include incomes where tax has been paid or is payable in the country of origin, or incomes exempted due to various specific criteria such as the taxation system of the origin country, income below the taxable threshold, tax incentives, or underlying tax on foreign dividend income.

Dividend Taxation:

Foreign dividends declared to a Malaysian tax resident may be subject to tax if no tax is paid by the dividend-paying company. For dividends to qualify as a Qualifying FSI, they must be subject to withholding tax or an underlying tax paid by the company declaring the dividends.

United States Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax or the tax on net investment income;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

●	tax-exempt organizations or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

74

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock following the completion of this offering. However, if we do make distributions of cash or property on our common stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

75

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%. Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

76

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (commonly referred to as FATCA) generally impose a 30% U.S. federal withholding tax on dividends on, and gross proceeds from the sale or other disposition of our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), if such entity fails to comply with certain disclosure and reporting rules that, in general, require that (i) in the case of a foreign financial institution, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. The IRS has issued proposed regulations that, when finalized, will provide for the repeal of the 30% withholding tax that existing regulations released in January 2013 and subsequent guidance by the IRS would have applied to all payments of gross proceeds from the sale, exchange or other disposition of any stock occurring after December 31, 2018. In the preamble to the proposed regulations, the IRS provided that taxpayers may rely upon this repeal until the issuance of final regulations. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules.

If withholding is required under FATCA on a payment related to our common stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

77

UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the Common stock in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of common stock as indicated below.

Underwriters	Number of Shares
Network 1 Financial Securities, Inc.	[3,750,000]

Total	[3,750,000]

The underwriters are offering the common stock subject to their acceptance of the common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the common stock offered by this prospectus if any such common stock are taken. However, the underwriters are not required to take or pay for the common stock covered by the underwriters’ option to purchase additional common stock described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days from the closing of this offering, permits the underwriters to purchase a maximum of [562,500] additional Common stock at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of common stock listed next to the names of all underwriters in the preceding table.

Discounts and Expenses

The underwriters have advised us that they propose to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $[●] per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the underwriter.

	Per Share	Total Without Over-Allotment	Total With Over-Allotment
Public offering price
Underwriting discount(1)
Proceeds, before expenses, to us

(1)	Represents an underwriting discount equal to 7.5% per share. The fees do not include the underwriter’s warrants or expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a corporate finance fee equal to 1% of the gross proceeds received by us from the sale of the shares (“Non-accountable Expense Allowance”).

78

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel up to $75,000; (viii) background checks of the Company’s officers and directors up to $15,000; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request up to $2,500; (x) transfer taxes, if any, payable upon the transfer of securities from us to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $175,000. We are required to supply the Representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●]. We paid an expense deposit of $80,000 to the Representative, upon the execution of letter of intent between us and the Representative, and will pay an additional $50,000 upon the public filing of this prospectus, for the Representative’s anticipated out-of-pocket expenses. Upon the closing of this offering, we will pay an additional $45,000 to the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●], including a maximum aggregate reimbursement of $175,000 of Representative’s accountable expenses.

In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to solicit or negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $175,000, incurred prior to the termination, less any advance and amounts previously paid to the Representative in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(f)(2)(D)(ii) and shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering.

Underwriters’ Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of common stock equal to 5.65% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option.

The underwriters’ warrants will have an exercise price per share equal to 125% of the public offering price per share in this offering and may be exercised on a cashless basis. The underwriters’ warrants are exercisable after the date of issuance, and will be exercisable until such warrants expire five years after the commencement of sales of the offering. The underwriters’ warrants and the Common stock underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up beginning on the commencement date of sales of the public offering pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the underwriters’ warrants or the Common stock underlying the underwriters’ warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriters’ warrants or the underlying shares for a period of 180 days beginning on the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the underwriters’ warrants at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying Common stock. In addition, although the underwriters’ warrants and the underlying shares of Common Stock are being registered in the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for registration rights in certain cases. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the underwriters’ warrants at our expense, one additional demand registration at the warrant’ holders’ expense with a duration of no more than five years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The underwriters’ warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. We will bear all fees and expenses attendant to registering the shares underlying the underwriters’ warrants, other than any underwriting commissions incurred and payable by the warrant holders.

79

Lock-Up Agreements

Pursuant to the underwriting agreement, we have agreed not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of share capital of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company, (2) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company, or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise without the prior written consent of the underwriters for a period of one hundred eighty days (180) after the effective date of this registration statement, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Furthermore, each of our executive officers, directors and shareholders of 5% or more of our Common Stock as of the effective date of this registration statement, have agreed, without the prior written consent of the underwriters not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of our Common stock (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common stock or securities convertible into or exercisable or exchangeable for Common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of one hundred eighty (180) days after the effective date of this registration statement.

Determination of offering price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Future Transactions

In the event that at any time prior to the second anniversary of the final closing of this offering (including the closing of the over-allotment option) we, or any of our affiliates, enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) (a “Future Transaction’) with any party introduced, directly or indirectly to us by the underwriters (each, a “Finder”), during such period, the Finder will be paid a transaction fee as stated below, payable at the closing thereof, equal to a percentage of the consideration or value received by us and/or our stockholders:

5% of the first $1,000,000;

4% of the next $1,000,000;

3% of the next $1,000,000;

2% of the next $1,000,000, and

1% of all amounts in excess of $4,000,000

We have agreed to pay to the Representative the aforementioned Finder’s fee during the aforementioned time period, even in situations where the consummation of a Future Transaction at issue culminated not directly from the Finder’s initial introduction but indirectly from a chain of introductions initiated by the Finder’s introduction.

80

Other

From time to time, certain of the underwriters and/or its affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common stock over-allotted by the underwriters is not greater than the number of common stock that they may purchase in the over-allotment option. In a naked short position, the number of common stock involved is greater than the number of common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing common stock in this offering because the underwriter repurchases the Common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ordinary at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our Common stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to the aggregate losses, claims, damages, liabilities and expenses of such indemnification.

Electronic Offer, Sale, and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of our Common stock to selling group members for sale to their online brokerage account holders. The Common stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

81

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Common stock in any jurisdiction where action for that purpose is required. Accordingly, our Common stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Foreign Regulatory Restrictions on Purchase of our Common Stock

We have not taken any action to permit a public offering of our Common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

82

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by Fennemore Craig, P.C. Certain Legal matters related to U.S. federal securities law and the validity of certain securities offered hereby will be passed upon for us by Loeb & Loeb LLP, New York, New York. Legal matters as to Malaysia law will be passed upon for us by Julius Leonie Chai and for the Underwriter by Lee & Poh Partnership. Loeb & Loeb, LLP may rely upon Julius Leonie Chai with respect to matters governed by Malaysian law. Lewis Brisbois Bisgaard & Smith LLP is acting as U.S. securities counsel for the Underwriter.

EXPERTS

The consolidated financial statements for the years ended August 31, 2024 and 2023, included in this Registration Statement have been so included in reliance on the report of Audit Alliance LLP, independent registered public accounting firm, given on the authority of said firm in auditing and accounting. The office of Audit Alliance LLP is located at 10 Anson Road #20-16 International Plaza Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may inspect and copy each of our periodic reports, proxy statements and other information at the SEC’s public reference room, and at the web site of the SEC referred to above.

83

EVOAIR HOLDINGS INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of EvoAir Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EvoAir Holdings Inc. (the “Company”) as of August 31, 2025 and 2024, the related statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the two years in the period ended August 31, 2025, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 3 to the financial statements, the Company had an accumulated deficit of $54,028,719. The Company incurred net loss of $14,968,005 for the year ended August 31, 2025. The cash used in operating activities was $1,158,760 for the year ended August 31, 2025. The Company has accumulated losses since inception which raise doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2021.

Singapore

November 12, 2025

(PCAOB ID No. 3487)

F-2

EVOAIR HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF AUGUST 31, 2025 AND 2024

	August 31, 2025	August 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$93,329	$152,985
Accounts receivable	56,235	62,914
Inventories	316,508	460,047
Deposit, prepayments and other receivables	61,676	114,806
Total current assets	527,748	790,752

Non-current assets
Property, plant and equipment, net	264,557	357,778
Operating lease right-of-use assets	91,408	199,647
Deferred offering cost	3,225,464	449,576
Technology-related intangible assets, net	41,579,778	51,481,358
Total non-current assets	45,161,207	52,488,359

TOTAL ASSETS	$45,688,955	$53,279,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accruals	$548,194	$267,900
Other payables	149,034	95,831
Deferred revenue	11,005	10,012
Hire purchase creditor	4,852	8,758
Amounts due to shareholders	2,436,407	1,202,692
Operating lease liability - current	63,262	99,445
Total current liabilities	3,212,754	1,684,638

Non-current liabilities
Hire purchase creditor	-	4,320
Operating lease liabilities	34,774	108,891
Total non-current liabilities	34,774	113,211

TOTAL LIABILITIES	3,247,528	1,797,849

Commitments and contingencies (Note 14)	-	-

Shareholders’ equity
Common stock, 250,000,000 authorized; $0.001 par value, 27,180,631 and 25,685,591 shares issued and outstanding as at August 31, 2025 and 2024*	27,181	25,686
Additional paid in capital	97,492,063	91,513,818
Accumulated other comprehensive loss	(85,598)	(48,827)
Accumulated deficit	(54,028,719)	(39,401,857)
Non-controlling interest	(963,500)	(607,558)
Total shareholders’ equity	42,441,427	51,481,262

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,688,955	$53,279,111

*	Retroactively presented to reflect 1-for-4 reverse stock split effective on September 11, 2024.

The accompanying footnotes are an integral part of these consolidated financial statements.

F-3

EVOAIR HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED AUGUST 31, 2025 AND 2024

	August 31, 2025	August 31, 2024

Revenue	$284,666	$314,719
Cost of revenue	304,433	323,038
Gross loss	(19,767)	(8,319)

Operating expenses:
Selling and marketing expenses	22,049	61,211
General and administrative expenses	14,947,935	26,250,276
Total operating expenses	14,969,984	26,311,487

Loss from operation	(14,989,751)	(26,319,806)

Other income
Interest income	153	142
Other income	21,593	4,268
Total other income	21,746	4,410

Loss from operation before income taxes	(14,968,005)	(26,315,396)

Income tax expenses	-	-

Net loss	$(14,968,005)	$(26,315,396)

Less: Net loss attributable to non-controlling interests	(341,143)	(436,805)

Net loss attributable to equity holders of the Company	(14,626,862)	(25,878,591)

Other comprehensive (loss):
Foreign currency translation adjustment	(51,570)	(54,364)
Total comprehensive loss	(14,678,432)	(25,932,955)

Less: net comprehensive loss attributable to non-controlling interests	(14,799)	(22,573)

Net comprehensive loss attributable to equity holders of the Company	(14,663,633)	(25,910,382)

Net loss attributable to equity holders of the Company per common share:
Basic and diluted	(0.55)	(1.01)

Weighted average number of common shares outstanding:
Basic and diluted*	26,828,397	25,678,138

*	Retroactively presented to reflect 1-for-4 reverse stock split effective on September 11,2024.

The accompanying footnotes are an integral part of these consolidated financial statements.

F-4

EVOAIR HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (DEFICIT)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED AUGUST 31, 2025 AND 2024

	Common Stock		Additional paid in	Accumulated	Accumulated other comprehensive	Shares to	Non-controlling
	Shares*	Amount	capital	deficit	income	be issued	interests	Total

Balance as of August 31, 2023	25,577,734	$25,578	$90,447,874	$(13,523,266)	$(17,036)	$1,066,052	$(148,180)	$77,851,022
Issuance of common stock for cash	93,455	94	934,504	-	-	(934,598)	-	-
Issuance of common stock for service	14,402	14	131,440	-	-	(131,454)	-	-
Foreign currency translation adjustment	-	-	-	-	(31,791)	-	(22,573)	(54,364)
Net loss	-	-	-	(25,878,591)	-	-	(436,805)	(26,315,396)
Balance as of August 31, 2024	25,685,591	$25,686	$91,513,818	$(39,401,857)	$(48,827)	$-	$(607,558)	$51,481,262
Issuance of common stock for consulting service	1,494,935	1,495	5,978,245	-	-	-	-	5,979,740
Fraction shares issued due to reverse stock split	105	-	-	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	(36,771)	-	(14,799)	(51,570)
Net loss	-	-	-	(14,626,862)	-	-	(341,143)	(14,968,005)
Balance as of August 31, 2025	27,180,631	$27,181	$97,492,063	$(54,028,719)	$(85,598)	$-	$(963,500)	$42,441,427

*	Retroactively presented to reflect 1-for-4 reverse stock split effective on September 11,2024.

The accompanying footnotes are an integral part of these consolidated financial statements.

F-5

EVOAIR HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED AUGUST 31, 2025 AND 2024

	August 31, 2025	August 31, 2024

Cash flows from operating activities
Net loss	$(14,968,005)	(26,315,396)
Adjustments for non-cash income and expenses:
Depreciation	110,212	251,878
Amortization	2,970,078	4,157,388
Intangible asset impairment	6,931,502	20,580,040
Stock based expense	3,261,676	-
Changes in operating assets and liabilities:
Accounts receivables	6,679	(18,784)
Inventories	143,539	170,431
Deposit, prepayments and advances to suppliers	53,130	502,701
Operating lease right-of-use assets	108,239	71,374
Accounts payable and accruals	280,294	97,012
Deferred revenue	993	(430,057)
Operating lease liabilities	(110,300)	(74,706)
Other payables	53,203	68,344
Net cash used in operations	$(1,158,760)	$(939,775)

Cash flows from investing activity
Purchase of property, plant and equipment	(16,991)	(146,269)
Cash used in investing activity	$(16,991)	$(146,269)

Cash flows from financing activities
Loan from shareholders	1,233,715	970,597
Payments of hire purchase	(8,226)	(6,677)
Payment of deferred offering costs	(57,824)	(449,576)
Net cash provided by financing activities	$1,167,665	$514,344

Net decrease in cash and cash equivalents	(8,086)	(571,700)
Effect of foreign currency translation	(51,570)	(54,364)
Cash and cash equivalents at start of year	152,985	779,049
Cash and cash equivalents at end of year	93,329	152,985

Supplemental disclosure of non-cash investing and financing information :
Common stock issued for consulting service in relation to Initial public offering	$2,718,064	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

F-6

EVOAIR HOLDINGS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2025, AND 2024

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

EvoAir Holdings Inc. (formerly Unex Holdings Inc.) (the “Company”, “EVOH”, “we”, “us”, or “our”) is a corporation established under the corporation laws in the State of Nevada, United States of America (“U.S”) on February 17, 2017. The Company has adopted an August 31 fiscal year end.

On December 20, 2021, the Company and Low Wai Koon (“Dr. Low”) entered into a share transfer agreement, (the “EvoAir International Share Transfer Agreement”), pursuant to which Dr. Low agreed to sell all of his ordinary shares of EvoAir International Limited (“EvoAir International”) to the Company for a consideration of US$100 (“EvoAir Transaction”). EvoAir International, through its subsidiaries upon completion of the Transactions (defined hereunder), is engaged in the research and development (“R&D”), manufacturing, trading, sale of heating, ventilation and air conditioning (“HVAC”) products and related services in Asia.

Pursuant to the terms of a share transfer agreement dated December 20, 2021, Dr. Low, the then sole executive officer and director of the Company and the owner of 2,000,000 restricted shares of common stock, with par value of $0.001 per share (“Common Stock”) of the Company (“EvoAir Shares”) representing approximately 67.34% of the Company’s then issued and outstanding shares, sold his entire shareholding of the Company to WKL Global Limited (“WKL Global”) for an aggregate consideration of $100 (“Change of Control Transaction”). Upon completion of the Change of Control Transaction, WKL Global owned 2,000,000 shares, or approximately 67.34% of the then issued and outstanding ordinary shares of the Company, which resulted in a change of control of the Company.

On December 20, 2021, several transactions took place (together, the “Allotment Transactions”) whereby the Company issued and allotted in aggregate 98,809,323 ordinary shares of common stock to certain parties. On completion of the Allotment Transactions, the total number of issued and outstanding shares of common stock of the Company were 101,779,323 (“Then Enlarged Share Capital”):

(A)	On December 20, 2021, Dr. Low and Chan Kok Wei entered into a share exchange agreement with WKL Eco Earth Holdings Pte Ltd (“WKL Eco Earth Holdings”), pursuant to which Dr. Low and Chan Kok Wei agreed to sell all their ordinary shares of WKL Green Energy Sdn Bhd (“WKL Green Energy”) to WKL Eco Earth Holdings in consideration for the allotment and issuance to WKL Global and Allegro Investment (BVI) Limited (“Allegro Investment”), a company incorporated in the British Virgin Islands (“BVI”) with 50% shareholdings held by Chan Kok Wei and Ong Bee Chen, respectively, of 24,000 shares and 6,000 EvoAir Shares, respectively, or approximately 0.02% and 0.01% of the Then Enlarged Share Capital, respectively.

(B)	On December 20, 2021, Dr. Low, Chan Kok Wei, Ong Bee Chen and certain sellers (“WKLEE Sellers”) entered into a share exchange agreement with WKL Eco Earth Holdings, pursuant to which Dr. Low, Chan Kok Wei, Ong Bee Chen and WKLEE Sellers agreed to sell all their ordinary shares of WKL Eco Earth Sdn Bhd (“WKL Eco Earth”) to WKL Eco Earth Holdings in consideration for the allotment and issuance to WKL Global, Allegro Investment and WKLEE Sellers of 49,320 EvoAir Shares, 8,280 EvoAir Shares and in aggregate 14,400 shares, respectively, or approximately 0.05%, 0.009% and in aggregate 0.014%, respectively, of the Then Enlarged Share Capital.

(C)	On December 20, 2021, Tan Soon Hock, Ivan Oh Joon Wern and certain relevant interest holders (“Relevant Interest Holders”) entered into an investment exchange agreement with WKL Eco Earth Holdings, pursuant to which Tan Soon Hock, Ivan Oh Joon Wern and the Relevant Interest Holders agreed to sell all relevant interests in the EVOH and its subsidiaries (“EvoAir Group” or the “Group”) to WKL Eco Earth Holdings in consideration for the allotment and issuance of 7,037,762 EvoAir Shares, 2,520,000 EvoAir Shares and in aggregate 6,001,794 EvoAir shares, respectively, or approximately 6.91%, 2.48% and in aggregate 5.90%, respectively, of the Then Enlarged Share Capital. The board of directors and majority shareholders of the Company have approved the transaction.

F-7

(D)	On December 20, 2021, Dr. Low entered into two deeds of assignment of intellectual properties with WKL Eco Earth Holdings, in respect of Dr. Low’s patents and patent applications relating to eco-friendly air-conditioner condenser (external unit), evoairTM and the trademarks and trademark applications described in the deeds of assignment thereunder, and in respect of Dr. Low’s patents and patents applications relating to the portable air-conditioner, e-Cond EVOTM and the trademarks and trademark applications as described in the deeds of assignment thereunder (together, the “IP Assignments”). Pursuant to the IP Assignments, WKL Global, Allegro Investment and certain nominees shall be allotted and issued 63,362,756 EvoAir Shares, 14,297,259 EvoAir Shares and in aggregate 5,487,752 EvoAir Shares, respectively or approximately 62.25%, 14.05% and in aggregate 5.39%, respectively of the Then Enlarged Share Capital in consideration for the IP Assignments.

EvoAir Transaction, Change of Control Transaction and Allotment Transactions are collectively to be referred to as the “Transactions”. The closing of the Transactions (“Closing”) occurred on December 20, 2021 (the “Closing Date”).

From and after the Closing Date, at which time EvoAir International transferred its HVAC business to the Company, the Company’s primary operations will consist of the prior operations of EvoAir International and its subsidiaries.

EvoAir International is a company incorporated in BVI on November 17, 2021. Effective from the December 20, 2021, it wholly owns WKL Eco Earth Holdings, a company incorporated in Singapore on July 12, 2018, which in turn wholly owns (a) WKL Eco Earth, a Malaysian company incorporated on May 17, 2017, and (b) WKL Green Energy, a Malaysian company incorporated on October 24, 2017. WKL Eco Earth Holdings acquired (c) EvoAir Manufacturing (M) Sdn Bhd (“EvoAir Manufacturing”) on April 19, 2021, a Malaysian company incorporated on March 22, 2019, as well as acquiring (d) WKL EcoEarth Indochina Co Ltd (“WKL EcoEarth Indochina”), a Cambodia company incorporated on February 4, 2021, (e) WKL Guanzhe Green Technology Guangzhou Co Ltd (“WKL Guanzhe”), a Chinese company incorporated on April 6, 2021. EvoAir Manufacturing wholly owns (f) Evo Air Marketing (M) Sdn Bhd (“Evo Air Marketing”), a Malaysian company incorporated on February 2, 2021.

On June 15, 2022, the Company filed a Certificate of Amendment (the “Amendment”) to the Articles of Incorporation with Nevada’s Secretary of State to change the name of the Company from Unex Holdings Inc. to EvoAir Holdings Inc. (the “Name Change”), and the Name Change became market effective on November 4, 2022. Effective on November 11, 2022, the Company’s shares began trading under the new ticker symbol “EVOH”.

On November 21, 2023, the Company issued in aggregate, 52,107 shares of Common Stock to 15 referral agents (“Referral Agents”) in consideration for their referral to the Company of certain investors. Each Referral Agent is a “non-U.S. Persons” as defined in Regulation S.

On November 21, 2023, the Company issued, in aggregate, 5,500 shares of Common Stock to two individuals in consideration for marketing services provided to the Company by Artisan Creative Studio, a marketing entity based in Malaysia. Each of the individuals is a “non-U.S. Persons” as defined in Regulation S.

On August 14, 2024, the WKL Eco Earth Holdings has increased its investment in WKL Guanzhe Green Technology Guangzhou Co Ltd (China) by injecting an additional RMB2,000,000 into its registered capital. This investment has resulted in an increase in WKL Eco Earth Holding’s equity interest in WKL Guanzhe Green Technology to 62.5%.

Round 2 Stockholders

The Company entered into a series of offerings for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50, as follows:

●	On February 15, 2022, the Company entered into certain share subscription agreement with Ms. Ang Lee Kim Jane, who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to issue and sell 74,074 shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $185,185.

●	On June 3, 2022, the Company entered into certain share subscription agreement with Mr. Wong Hon Wai who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to issue and sell 5,000 shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $12,500.

F-8

●	On October 25, 2022, the Company entered into Regulation S share subscription agreements with eight investors, each of whom represented that it was a “non-U.S. Persons” as defined in Securities Act. On the same date, the Company entered into Regulation D share subscription agreements with two investors, each of whom represented that it was an “Accredited Investors” as defined in Regulation D of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 129,621 shares of Common Stock to the Regulation S investors, and (ii) 15,000 shares of Common Stock to the Regulation D investors, respectively, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $361,553.

●	On February 20, 2023, the Company entered into Regulation S share subscription agreements with eleven investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 57,783 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $144,443.

●	On July 13, 2023, the Company entered into Regulation S share subscription agreements with 31 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 250,132 shares of Common Stock to the Regulation S Investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $625,330.

●	On September 7, 2023, the Company entered into Regulation S share subscription agreements with 71 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, 365,164 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $912,889.

●	On November 21, 2023, the Company entered into a Regulation S share subscription agreement with Wong Chun Shoong who represented that he was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreement, the Company agreed to issue and sell in aggregate, 8,658 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $21,645.

Reverse Stock Split

On April 12, 2024, the Company’s board of directors (the “Board”) unanimously resolved to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-4. Following such resolution, on September 9, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect the reverse stock split, with an effective time of 9:00AM. Eastern Time on September 11, 2024 (the “Reverse Stock Split”).

Split Adjustment; Treatment of Fractional Shares

As a result of the 1:4 Reverse Stock Split, each 4 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock was reduced from 102,742,362 shares to 25,685,591 shares (subject to rounding up of fractional shares to the nearest whole number).

No fractional shares were issued in connection with the Reverse Stock Split. Fractional shares were rounded up to the nearest whole number.

F-9

Share Issuance

On November 25, 2024, the Company issued, in aggregate, 679,516 shares of Common Stock, representing 2.5% of the issued and outstanding shares of Common Stock to certain project management consultant in consideration for their services in relation to proposed initial public offering.

On November 25, 2024, the Company issued, in aggregate, 815,419 shares of Common Stock, representing 3.0% of the issued and outstanding shares of Common Stock to certain corporate and business consultant in consideration for their consulting services.

Details of the Company’s subsidiaries:

Subsidiaries of EVOH	Attributable interest
EvoAir International Limited (British Virgin Islands)	100%
Subsidiary of EvoAir International Limited
WKL Eco Earth Holdings Pte Ltd (Singapore)	100%
Subsidiaries of WKL Eco Earth Holdings Pte Ltd
WKL Eco Earth Sdn Bhd (Malaysia)	100%
WKL Green Energy Sdn Bhd (Malaysia)	100%
EvoAir Manufacturing (M) Sdn Bhd (Malaysia)	67.5%
WKL EcoEarth Indochina Co Ltd (Cambodia)	55%
WKL Guanzhe Green Technology Guangzhou Co Ltd (China)	62.5%
Subsidiary of EvoAir Manufacturing (M) Sdn Bhd
Evo Air Marketing (M) Sdn Bhd (Malaysia)	100%

NOTE 2 – CHANGE OF CONTROL

Pursuant to the terms of a share transfer agreement dated December 20, 2021, Dr. Low, the then sole executive officer and director of the Company and the owner of 2,000,000 restricted shares of the Company’s ordinary shares representing approximately 67.34% of the Company’s then issued and outstanding shares, sold his entire shareholding of the Company to WKL Global for an aggregate consideration of $100. Upon completion of the Change of Control Transaction, WKL Global then owned 2,000,000 shares, or approximately 67.34% of the Company’s then issued and outstanding shares, which resulted in a change of control of the Company.

NOTE 3 – GOING CONCERN

The Company’s financial statements as of August 31, 2025, is prepared using generally accepted accounting principles in the United States of America (“U.S. GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a sustainable ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern.

As of August 31, 2025, and August 31, 2024, the Company had an accumulated deficit of $54,028,719 and $39,401,857 respectively. The Company incurred net loss of $14,968,005 and $26,315,396 for the years ended August 31, 2025, and 2024, respectively. The cash used in operating activities was $1,158,760 for the year ended August 31, 2025, and the cash used in operating activities was $939,775 for the year ended August 31, 2024, respectively. It was brought to the attention of the Management to assess going concern considering all facts and circumstances about the foreseeable future of the Company as well as its assets and liabilities on the basis that it will be able to realize and discharge them in the normal course of business.

F-10

To address these challenges and ensure the Company’s long-term viability, Management has developed a strategic plan focused on the continued development and expansion of its HVAC business. Key initiatives include:

●	Expansion of Product Offerings: Broadening the range of HVAC products to meet diverse market needs.
●	Geographical Expansion: Penetrating new markets to drive revenue growth.
●	Revenue Diversification: Expanding customer segments across retail, commercial, industrial, and project-based clients, as well as private label and licensing opportunities.
●	Improved Profitability: Achieving economies of scale through operational efficiencies and growth.

Additionally, the Company is actively pursuing plans to raise additional funding to support operations and business expansion. This includes preparations to uplist on the Nasdaq Capital Market, which is expected to enhance access to capital and further strengthen the Company’s financial position.

The consolidated financials have been prepared assuming that the Company will continue as a going concern and accordingly financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation:

The accompanying consolidated financial statements have been prepared by the Company in accordance with U.S. GAAP for financial information and pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements include the accounts of EvoAir International, WKL Eco Earth Holdings, WKL Eco Earth, WKL Green Energy, and its 67.5% owned EvoAir Manufacturing which included a 100% owned subsidiary, Evo Air Marketing, 55% owned WKL EcoEarth Indochina, and its 62.5% owned WKL Guanzhe.

All intercompany accounts and transactions have been eliminated in consolidation. In the opinion of the Management, the accompanying financial statements contain all adjustments (consisting of normal and recurring accruals) necessary to present fairly all financial statements in accordance with U.S. GAAP.

The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the stockholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statements of operations and comprehensive loss as an allocation of the total loss for the year between non-controlling interest holders and the stockholders of the Company.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Key estimates in the accompanying consolidated financial statements include, among others, revenue recognition, allowances for credit losses and product returns, allowance for obsolete inventory, valuation of long-lived assets and Rights of Use (“ROU”) assets (including lease liabilities), and deferred income tax asset valuation allowances. Actual results could differ materially from these estimates.

Fiscal Year End

The Company operates on a fiscal year basis with the fiscal year ending on August 31.

F-11

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company places its cash with high credit quality financial institutions.

WKL Guanzhe business is primarily conducted in China and substantially all of revenue are denominated in RMB. The government of People’s Republic of China (“PRC”) imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

Comprehensive Gain or Loss

ASC 220 “Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2025, and August 31, 2024, the Company established that there are items that represented components of comprehensive income and, therefore, has included a statement of comprehensive income in the financial statements.

Foreign Currency Translation

The functional currency of Chinese operations is Chinese Renminbi, (“RMB”). The functional currency of the Company’s Singapore operations is Singapore dollars (“SGD”). The functional currency of the Company’s Malaysia operations is Ringgit Malaysia (“RM”). Management has adopted ASC 830 “Foreign Currency Matters” for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States Dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of stockholders’ equity.

Credit Losses

In June 2016, the FASB issued Accounting Standards Update (ASU) 2016-13, specifically Financial Instruments – Credit Losses (Topic 326), denoted as ASC 326. This regulatory framework supersedes the incurred loss methodology with the Current Expected Credit Loss (CECL) methodology. CECL necessitates the derivation of credit loss estimates for the remaining projected life of financial assets, encompassing historical data, prevailing conditions, and substantiated forecasts. Broadly applicable to financial assets assessed at amortized cost, including trade receivables, loan receivables, and held-to-maturity debt securities, CECL also extends its purview to certain off-balance sheet credit exposures, such as unfunded commitments to extend credit. In adherence to this methodology, financial assets measured at amortized cost are to be presented on financial statements at the net amount anticipated to be collected, incorporating an allowance for credit losses as a means of accounting for the estimated credit losses. The Company adopted ASU 2016-13 on September 1, 2023, using the modified retrospective method. See below allowance for credit losses for more information.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the net value of the face amount less any allowance for expected credit loss. The allowance for expected credit loss is the Company’s best estimate of the amount of probable credit losses in our existing accounts receivable. An allowance for credit losses is recorded in the period when loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging and other factors. The Company reviews the allowance for credit losses on a regular basis, and all past due balances are reviewed individually for collectability. An account receivable is written off after all collection effort has ceased. Recoveries of receivables previously written off are recorded when received. Interest is not charged on past due accounts.

F-12

As of August 31, 2025 and August 31, 2024, our accounts receivable amounted to $56,235 and $62,914, respectively, with no allowance for credit losses.

Inventories

Inventories consist primarily of finished goods, raw materials, and work-in-process (“WIP”) from WKL Eco Earth, WKL EcoEarth Indochina, WKL Guanzhe, and EvoAir Manufacturing.

We value inventories at the lower of cost or net realizable value. We determine the costs of inventory using the standard cost method, which approximates actual cost based on a first-in, first-out method. All other costs, including administrative costs, are expensed as incurred.

Deposit, prepayments, and other receivables

Deposit, prepayments and other receivables are comprised of prepayments paid to vendors to initiate orders and prepaid services fees and are classified as current assets if such amounts are to be recognized within one year from the balance sheet date.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related capitalized assets. Property and equipment are depreciated over 5 to 10 years.

Useful lives
Plant and machineries	5 years
Office equipment	5 years
Vehicles	5 years
Furniture and equipment	10 years
Renovation	10 years

Repair and maintenance costs are charged to expense as incurred. At the time of retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Intangible Assets and Other Long-Lived Assets

The Company’s intangible assets consist of patents and trademarks related to assignments of intellectual properties by Dr. Low into WKL Eco Earth Holdings under the IP Assignments as contemplated in Note 1. The intangible assets are recorded at fair market value and are amortized using the straight-line method over an estimated life of 20 years for both patents and trademarks.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company does not disaggregate its revenue streams as the economic factors underlying the contracts are similar and provide no significant distinction. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

F-13

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Deferred Revenue

The Company collects customer deposits in advance for certain business contracts. These advance payments are initially recorded as deferred revenue on the balance sheet. As of August 31, 2024, deferred revenue totaled $10,012, with $5,979 was recognized as revenue during the year ended August 31, 2025. As of August 31, 2025, the Company recorded a deferred revenue balance of $11,005.

Deferred Offering Costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. The Company deferred $3,225,464 and $449,576 of offering costs as of August 31, 2025 and 2024 respectively. Such costs will be deferred and will be offset against the offering proceeds upon the completion of the IPO.

Leases

We have entered into operating agreements primarily for office and factory. We determine if an arrangement is a lease at inception. For all classes of underlying assets, we elect not to recognize right of use assets or lease liabilities when a lease has a lease term of 12 months or less at the commencement date and does not include an option to purchase the underlying asset that we are reasonably certain to exercise. Operating lease assets and liabilities are included on our consolidated balance sheet as of August 31, 2025.

Operating lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is our incremental borrowing rate, because the interest rate implicit in most of our leases is not readily determinable. Our incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in the economic environments where the leased asset is located. Operating lease assets also include any prepaid lease payments and lease incentives. Our lease terms include periods under options to extend or terminate the lease when it is reasonably certain that we will exercise that option. We generally use the base, non-cancellable, lease term when determining the lease assets and liabilities. Operating lease expense is recognized on a straight-line basis over the lease term.

Our lease agreements generally contain lease and non-lease components. Non-lease components primarily include payments for maintenance and utilities. We combine fixed payments for non-lease components with our lease payments and account for them together as a single lease component, which increases the amount of our lease assets and liabilities.

F-14

Income Taxes

The Company utilizes ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

Measurement of Fair Value

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Earnings (Loss) per Share

The Company computes basic and diluted earnings (loss) per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of August 31, 2025, the Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recently Issued Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, by introducing key amendments to enhance disclosures in public entities’ reportable segments. Notable changes include the mandatory disclosure of significant segment expenses regularly provided to the chief operating decision maker (“CODM”), disclosure of other segment items, and requirements for consistency in reporting measures used by the CODM. The amendments in this update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Accordingly, the Company adopted the provisions of ASU 2023-07 as of January 31, 2025. The adoption of the new standard had no impact on the Company’s financial position, results of operations or cash flows on the date of transition.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which introduces more detailed requirements for annual disclosures for income taxes. The ASU requires public business entities to present specific categories in the income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 also requires all entities to disclose the amounts of income taxes paid, net of refunds received, disaggregated by federal, state, and foreign jurisdiction. The ASU is effective for fiscal years beginning after December 15, 2024. The Company is currently evaluating the effects, if any, that the adoption of ASU 2023-09 may have on its financial position, results of operations, cash flows, or disclosures.

F-15

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires public business entities to disclose specific information about certain costs and expenses. The amendments in this update are effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the effects, if any, that the adoption of ASU 2024-03 may have on its financial position, results of operations, cash flows, or disclosures.

There are no other recently issued accounting pronouncements that have not yet been adopted that the Company considers material to its consolidated financial statements.

NOTE 5 INVENTORIES

Inventories consist of the following:

	August 31, 2025	August 31, 2024

Finished goods	$145,533	$334,917
Raw materials and supplies	170,975	125,130

Total	$316,508	$460,047

NOTE 6 DEPOSIT, PREPAYMENTS AND OTHER RECEIVABLES

Deposit, prepayments and other receivables consists of the following:

	August 31, 2025	August 31, 2024

Deposits and Prepayments	$51,055	$33,406
Other receivables (Advances to suppliers)	10,621	81,400

Total	$61,676	$114,806

NOTE 7 PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	August 31, 2025	August 31, 2024
Plant and machineries	$603,972	$601,405
Office equipment	67,750	61,143
Vehicles	85,127	83,239
Furniture and equipment	24,479	23,936
Renovation	127,086	121,700
	908,414	891,423
Less: Accumulated depreciation	(643,857)	(533,645)
Property, plant and equipment, net	$264,557	$357,778

Depreciation expense for the years ended August 31, 2025, was $110,212. Depreciation expense for the year ended August 31, 2024, was $251,878.

F-16

NOTE 8 – INTANGIBLE ASSETS

The below table summarizes the identifiable intangible assets as of August 31, 2025 and 2024:

	August 31, 2025	August 31, 2024

Technology 1-Portable Air Cooler	$27,438,763	$27,438,763
Technology 2-Condensing Unit	55,709,004	55,709,004
	83,147,767	83,147,767
Less: Accumulated technology-related intangible asset impairment	(27,511,542)	(20,580,040)
Adjusted carrying amount	55,636,225	62,567,727
Less: Accumulated amortization	(14,056,447)	(11,086,369)
Intangible assets, net	$41,579,778	$51,481,358

Amortization expenses for intangible assets for the years ended August 31, 2025 and 2024 were $2,970,078 and $4,157,388 respectively. Impairment expenses for intangible assets for the years ended August 31, 2025, and 2024 were $6,931,502 and $20,580,040 respectively.

NOTE 9 ACCOUNTS PAYABLE, ACCRUALS, AND OTHER PAYABLES

Accounts payable and accruals, and other payables consist of the following:

	August 31, 2025	August 31, 2024

Accounts payable	$224,949	$154,854
Accruals	323,245	113,046
Other payables	149,034	95,831
Total	$697,228	$363,731

NOTE 10 RELATED PARTY TRANSACTIONS

Amounts due to shareholders

Amounts due to shareholders are unsecured, with interest of 3% to 8% per annum accrue on a daily basis and tenure of 6 months, until the successful uplisting or terms mutually between the parties. The Company reported amount due to shareholders of $2,436,407 and $1,202,692 as of August 31, 2025, and August 31, 2024, respectively.

NOTE 11 STOCKHOLDERS’ EQUITY

On December 16, 2021, the Company increased the authorized common stock from 75,000,000 shares with a par value of $0.001 per share to 1,000,000,000 shares with a par value of $0.001 per share.

During the year ended August 31, 2024, the Company issued 373,822 shares of Common Stock at a per share purchase price of $2.50 as the Offering for gross proceeds of $934,534 received in the fiscal year ended August 31,2023.

During the year ended August 31, 2024, the Company issued in aggregate 52,107 shares of Common Stock to 15 referral agents in consideration for their referral to the Company of certain investors.

On November 21, 2023, the Company issued, in aggregate, 5,500 shares of Common Stock to two individuals in consideration for marketing services provided to the Company by Artisan Creative Studio, a marketing entity based in Malaysia.

On April 12, 2024, the Company’s board of directors unanimously resolved to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of 1-for-4. Following such resolution, on September 9, 2024, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to effect the reverse stock split, with effective on September 11, 2024.

On November 25, 2024, the Company issued, in aggregate, 679,516 shares of Common Stock, representing 2.5% of the issued and outstanding shares of Common Stock, to certain project management consultant in consideration for their services in relation to the proposed initial public offering.

F-17

On November 25, 2024, the Company issued, in aggregate, 815,419 shares of Common Stock, representing 3.0% of the issued and outstanding shares of Common Stock in consideration for their corporate and business development consulting services.

As a result of the 1:4 Reverse Stock Split, each 4 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders. Therefore, as of August 31, 2025, and August 31, 2024, the Company had 27,180,631 and 25,685,591 shares of its common stock issued and outstanding, respectively.

NOTE 12 INCOME TAXES

The Company’s operating subsidiaries are governed by the Income Tax Law (defined hereunder), which concerns Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (“Income Tax Laws”). We routinely undergo examinations in the jurisdictions in which we operate.

The Company has operations in Singapore, Malaysia, Cambodia, BVI, and China that are subject to taxes in the jurisdictions in which they operate, as follows:

Singapore

WKL Eco Earth Holdings is incorporated in Singapore, and under the current tax laws of Singapore, its standard corporate income tax rate is 17%.

Malaysia

WKL Eco Earth, WKL Green Energy and Evoair Manufacturing (including its 100% subsidiary Evo Air Marketing) are incorporated in Malaysia and are subject to common corporate income tax rate at 24%.

Cambodia

WKL EcoEarth Indochina is incorporated in Cambodia, and under the current tax laws of Cambodia, its standard corporate tax rate is 20%.

BVI

EvoAir International is incorporated in BVI, and a BVI Business Company is exempt from the BVI income tax.

China

WKL Guanzhe is incorporated in China. Under the current tax law in the PRC, WKL Guanzhe is subject to the enterprise income tax rate of 25%.

Due to the Company’s net loss position, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

Reconciliation between the statutory tax rate to income before income taxes and the actual provision for income taxes is as follows:

	Years Ended
	August 31, 2025	August 31, 2024
US Statutory rate	21%	21%
Effect of reconciling items for tax purposes	(21)%	(21)%

Effective income tax rate	-%	-%

F-18

The components of net deferred tax assets are as follows:

	August 31, 2025	August 31, 2024
Net operating loss carry-forward	$54,000,000	$39,400,000
Less: valuation allowance	(54,000,000)	(39,400,000)
Net deferred tax asset	-	-

The Company had net operating loss carry forwards for tax purposes of approximately $54,000,000 at August 31, 2025, and approximately $39,400,000 at August 31, 2024, which may be available to offset future taxable income. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 13 ROU ASSET AND LEASES

A lease is defined as a contract that conveys the right to control the use of identifiable tangible property for a period of time in exchange for consideration. The Company adopted ASC Topic 842 which primarily affected the accounting treatment for operating lease agreements in which the Company is the lessee including the Company’s leases of office and factory. The Company elected to not recognize ROU assets and lease liabilities arising from short-term leases with initial lease terms of twelve months or less (deemed immaterial) on the accompanying consolidated balance sheets.

ROU assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on the effective interest, the effective amortization on the lease liability. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

When measuring lease liabilities for leases that were classified as operating leases, the Company discounted lease payments using its estimated incremental borrowing rate of 10%.

In January 2025, the Company entered into a supplemental agreement amending its existing PRC factory lease agreement (original Contract effective from 2021) with the lessor. The amendment reduces the leased area of the existing factory space.

The Company determined that the amendment qualifies as a lease modification under ASC 842-10-25-8 because it decreases the scope of the leased asset (reduced factory space) without granting additional rights of use, and the decrease in consideration is commensurate with the reduced scope, adjusted for market conditions and the Company’s circumstances. This modification is accounted for as a partial termination of the existing lease.

The amendments were accounted for as lease modifications effective February 1, 2025. Per ASC 842-10-25-8, the lease liability was remeasured at the modification date as the present value of the revised lease payments over the remaining term, discounted using the Company’s incremental borrowing rate of 4.75% (the rate implicit in the lease was not readily determinable). The ROU asset was adjusted proportionately to reflect the reduction in leased area, with any difference between the reduction in the ROU asset and the lease liability recognized as a loss of $19,396 in net loss.

The following is a summary of ROU asset and operating lease liabilities:

	August 31, 2025	August 31, 2024
Assets:
ROU asset	$91,408	$199,647

Liabilities:
Current:
Operating lease liabilities	$63,262	$99,445
Non-current
Operating lease liabilities	34,774	108,891
Total lease liabilities	$98,036	$208,336

F-19

As of August 31, 2025, the remaining maturities of lease liabilities were as follows:

Operating lease
2026	$63,262
2027	34,774
Total	$98,036

NOTE 14 COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of August 31, 2025, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

NOTE 15 SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to August 31, 2025, to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

F-20

EVOAIR HOLDINGS INC.

3,750,000 Shares of Common Stock

PROSPECTUS

Network 1 Financial Securities, Inc.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until                 , 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this prospectus is           , 2025

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2025

PRELIMINARY PROSPECTUS

EvoAir Holdings Inc.

Shares of Common Stock

This prospectus relates to the resale of 1,343,745 shares of our common stock by the selling stockholders named in this prospectus. The selling stockholders will offer and sell their shares of common stock being offered under this prospectus at $4.00 per share on the Pink Limited Market, operated by OTC Markets Group, under the symbol “EVOH” or in private transactions for the duration of this offering or until the shares are listed on a national securities exchange at which time the shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. We will apply to list our common stock on Nasdaq Capital Market under the symbol “EVOH”. No assurance can be given that our application will be approved. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market.

We are a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the Pink Limited Market, operated by OTC Markets Group, under the symbol “EVOH.” The last reported sale price of our common stock on the Pink Limited Market, operated by OTC Markets Group, on November 10, 2025 was $23 per share. Reported sale price on the Pink Limited Market, operated by OTC Markets Group, may not be indicative of prices on a national exchange. There is a limited public trading market for our common stock.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 13 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2025

SS-1

THE OFFERING

Common stock offered by us:	0 shares

Common Stock offered by the selling stockholders	1,343,745 shares

Common stock to be outstanding prior to this offering:	27,180,631 shares of common stock.

Common stock to be outstanding after the offering:	30,930,631 (1)

Use of proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus.

(1) Assumes the issuance by us of our common stock pursuant to the public offering prospectus filed contemporaneously herewith, no exercise of the underwriters’ over-allotment option and all of our common stock to be sold by the selling stockholders pursuant to the Resale Prospectus filed contemporaneously herewith are sold.

SS-2

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

SS-3

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned by each selling stockholder immediately prior to the date of this prospectus and the number of shares to be offered by the selling stockholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the Selling Stockholder as adjusted to reflect the assumed sale of all of the shares offered under this prospectus.

Percentage of beneficial ownership before this offering is based on 27,180,631 shares of our common stock outstanding as November 10, 2025. Beneficial ownership is based on information furnished by the selling stockholders. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

None of the selling stockholders has had any position, office or other material relationship within past three years with the Company. None of the selling stockholders is a broker dealer or an affiliate of a broker dealer. None of the selling stockholders has an agreement or understanding to distribute any of the shares being registered. Each selling stockholder may offer for sale from time to time any or all of the shares, subject to the lock up agreements described in the “Selling Stockholder Plan of Distribution.” The table below assumes that the selling stockholders will sell all of the shares offered for sale hereby. A selling stockholder is under no obligation to sell any shares pursuant to this prospectus.

Name of Selling Stockholder	Share Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Owned after Offering	Percentage Ownership After Offering (%)
Oh Teik Huat	713,745	713,745	-	-
Oh Ivan Joon Wern	630,000	630,000	-	-
Total

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

SS-4

SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

Our common stock is presently quoted on the Pink Limited Market, operated by OTC Markets Group, under the symbol “EVOH”. Although there is currently a bid and offer quotation for the common stock, such bid and offer are for limited and insignificant number of shares. The last reported sale price of our common stock on the Pink Limited Market, operated by OTC Markets Group, on November 10, 2025 was $23 per share.

The selling stockholders will offer and sell their shares of common stock being offered under this prospectus at $4.00 per share on the Pink Limited Market, operated by OTC Markets Group, under the symbol “EVOH” or in private transactions for the duration of this offering or until the shares are listed on a national securities exchange at which time the selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. We will apply to list our common stock on Nasdaq Capital Market under the symbol “EVOH”. No assurance can be given that our application will be approved.

The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any of these methods of sale; and
●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling stockholder, rather than under this prospectus. If the selling shareholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved but, except as set forth in a supplement to this prospectus to the extent required, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110). The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

SS-5

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

SS-6

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by Fennemore Craig, P.C. Certain Legal matters related to U.S. federal securities law and the validity of certain securities offered hereby will be passed upon for us by Loeb & Loeb LLP, New York, New York. Legal matters as to Malaysia law will be passed upon for us by Julius Leonie Chai. Loeb & Loeb, LLP may rely upon Julius Leonie Chai with respect to matters governed by Malaysian law.

SS-7

EVOAIR HOLDINGS INC.

1,343,745 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until             , 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this prospectus is July [●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except for SEC registration and FINRA filing fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement as of November 10, 2025.

Item	Amount to be paid
SEC registration fee	$	[2,868.18]
FINRA filing fee		[4,876.91]
Nasdaq Capital Market listing fee		[75,000.00]
Legal fees and expenses		[480,000.00]
Accounting fees and expenses		[46,220.00]
Underwriter expense reimbursement		[175,000.00]
Management consultant fee and expenses		[300,000.00]
Printing expenses		[20,000.00]
Miscellaneous expenses		[33,625.00]
Total	$	[1,137,590.09]

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In addition, we expect to adopt amended and restated bylaws, which will become effective immediately upon effectiveness of this Registration Statement, and which will provide that:

Directors and Executive Officers. The Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Nevada Revised Statutes (the “Act”) or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Act or any other applicable law or (iv) such indemnification is required to be made pursuant to the bylaws.

Other Officers, Employees and Other Agents. The Company shall have power to indemnify its other officers, employees and other agents as set forth in the Act or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

No underwriter were involved in the issuance of the securities noted below. All of the securities issued below were deemed to be exempt from registration under the Securities Act in reliance upon Regulation S for offerings made outside of the United States and upon Regulation D for offerings to accredited investors.

On November 21, 2023, the Company issued in aggregate, 52,107 shares of Common Stock to 15 referral agents (“Referral Agents”) in consideration for their referral to the Company of certain investors. Each Referral Agent is a “non-U.S. Persons” as defined in Regulation S.

On November 21, 2023, the Company issued, in aggregate, 5,500 shares of Common Stock to two individuals in consideration for marketing services provided to the Company by Artisan Creative Studio, a marketing entity based in Malaysia. Each of the individuals is a “non-U.S. Persons” as defined in Regulation S.

Round 2 Capital Raising

The Company entered into a series of offerings for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50, as follows:

●	On February 15, 2022, the Company entered into certain share subscription agreement with Ms. Ang Lee Kim Jane, who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to issue and sell 74,074 Shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $185,185.

●	On June 3, 2022, the Company entered into certain share subscription agreement with Mr. Wong Hon Wai who is a “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to issue and sell 5,000 shares of Common Stock, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds were $12,500.

●	On October 25, 2022, the Company entered into Regulation S share subscription agreements with eight investors, each of whom represented that it was a “non-U.S. Persons” as defined in Securities Act. On the same date, the Company entered into Regulation D share subscription agreements with two investors, each of whom represented that it was an “Accredited Investors” as defined in Regulation D of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 129,621 shares of Common Stock to the Regulation S investors, and (ii) 15,000 shares of Common Stock to the Regulation D investors, respectively, at a per share purchase price of $2.50, as part of a series of offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $361,553.

●

On February 20, 2023, the Company entered into Regulation S share subscription agreements with eleven investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 57,783 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were $144,443.

●

On July 13, 2023, the Company entered into Regulation S share subscription agreements with 31 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, (i) 250,132 shares of Common Stock to the Regulation S Investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $625,330.

II-1

●

On September 7, 2023, the Company entered into Regulation S share subscription agreements with 71 investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreements, the Company agreed to issue and sell in aggregate, 365,164 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $912,889.

●

On November 21, 2023, the Company entered into a Regulation S share subscription agreement with Wong Chun Shoong who represented that he was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreement, the Company agreed to issue and sell in aggregate, 8,658 shares of Common Stock to the Regulation S investors, at a per share purchase price of $2.50 as part of a series of the offerings by the Company for an aggregate of up to 6,000,000 shares of Common Stock at a per share purchase price of $2.50. The gross proceeds in aggregate were approximately $21,645.

Reverse Stock Split

On April 12, 2024, the Company’s board of directors (the “Board”) unanimously resolved to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-4. Following such resolution, on September 9, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect the reverse stock split, with an effective time of 9:00AM. Eastern Time on September 11, 2024 (the “Reverse Stock Split”).

Split Adjustment; Treatment of Fractional Shares

As a result of the 1:4 Reverse Stock Split, each 4 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock was reduced from 102,742,362 shares to 25,685,591 shares (subject to rounding up of fractional shares to the nearest whole number).

No fractional shares were issued in connection with the Reverse Stock Split. Fractional shares were rounded up to the nearest whole number.

Share Issuance

On November 25, 2024, the Company issued, in aggregate, 679,516 shares of Common Stock, representing 2.5% issued and outstanding shares of Common Stock to certain consultant in consideration for their services in relation to proposed initial public offering.

On November 25, 2024, the Company issued, in aggregate, 815,419 shares of Common Stock, representing 3.0% issued and outstanding shares of Common Stock to certain consultant in consideration for their consulting services.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on November 12, 2025.

EVOAIR HOLDINGS INC.

By:	/s/ Low Wai Koon
Name:	Low Wai Koon
Title:	Chairman, President and
Chief Executive Officer,
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Low Wai Koon as attorney-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of shares of common stock of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Low Wai Koon
Low Wai Koon	Chairman, President and Chief Executive Officer, (Principal Executive Officer)	Date: November 12, 2025

/s/ Chan Kok Wei
Chan Kok Wei	Executive Director, Group Managing Director and Secretary	Date: November 12, 2025

/s/ Ong Bee Chen
Ong Bee Chen	Executive Director, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	Date: November 12, 2025

/s/ Goh Chuan Meng
Goh Chuan Meng	Independent Non-Executive Director	Date: November 12, 2025

/s/ Oh Ivan Joon Wern
Oh Ivan Joon Wern	Independent Non-Executive Director	Date: November 12, 2025

II-4

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement

3.1**	Articles of Incorporation of the Registrant, as currently in effect

3.2	Bylaws of the Registrant, as currently in effect

3.4**	Certificate of Amendment of the Registrant Filed on June 15, 2022

4.1**	Registrant’s Specimen Certificate for Common Stock

4.2**	Form of Underwriters’ Warrant

5.1**	Opinion of Fennemore Craig, P.C. as to the legality of the securities being registered

5.2**	Opinion of Loeb & Loeb LLP

10.1**	Share Transfer Agreement between Low Wai Koon and Unex Holdings Inc., dated December 20, 2021, incorporated by reference to Exhibit 2.1 on Form 8-K filed on December 21, 2021.

10.2**	Share Transfer Agreement between Low Wai Koon and WKL Global, dated December 20, 2021, incorporated by reference to Exhibit 2.2 on Form 8-K filed on December 21, 2021.

10.3**	Share Transfer Agreement between Low Wai Koon and Evoair International Limited, dated December 20, 2021, incorporated by reference to Exhibit 2.3 on Form 8-K filed on December 21, 2021.

10.4**	Form of Share Exchange Agreement between certain sellers and WKL Eco Earth Holdings Pte. Ltd. whereby Unex Holdings Inc. is the Issuer, dated December 20, 2021, incorporated by reference to Exhibit 2.4 on Form 8-K filed on December 21, 2021.

10.5**	Form of Share Exchange Agreement between certain sellers and WKL Eco Earth Holdings Pte. Ltd. whereby Unex Holdings Inc. is the Issuer, dated December 20, 2021, incorporated by reference to Exhibit 2.5 on Form 8-K filed on December 21, 2021.

10.6**	Form of Investment Exchange Agreement between certain Seller and WKL Eco Earth Holdings Pte. Ltd. whereby Unex Holdings Inc. is the Issuer, dated December 20, 2021, incorporated by reference to Exhibit 2.6 on Form 8-K filed on December 21, 2021.

10.7**	Form of Deed of Assignment between Low Wai Koon and WKL Eco Earth Holdings Pte Ltd, dated December 20, 2021, incorporated by reference to Exhibit 2.7 on Form 8-K filed on December 21, 2021.

10.8**	Form of Deed of Assignment between Low Wai Koon and WKL Eco Earth Holdings Pte Ltd, dated December 20, 2021, incorporated by reference to Exhibit 2.8 on Form 8-K filed on December 21, 2021.

10.9**	Form of Executive Director Agreement between the Registrant and Low Wai Koon

10.10**	From of Executive Director Agreement between the Registrant and Chan Kok Wei

10.11**	Form of Executive Director Agreement between the Registrant and Ong Bee Chen

10.12**	Supplemental Employment Agreement for Executive Director between the Registrant and Ong Bee Chen

10.13**	Form of Independent Non-executive Director Agreement between the Registrant and Goh Chuan Meng

10.14**	Form of Independent Non-executive Director Agreement between the Registrant and John Stephen MCRae Watson

10.15**	Form of Independent Non-executive Director Agreement between the Registrant and Chin Chee Keat

10.16**	Form of Independent Non-executive Director Agreement between the Registrant and Oh Ivan Joon Wern

10.17**	Form of Subscription Agreement between Ang Lee Kim Jane and Unex Holdings Inc., dated February 15, 2022

II-5

10.18**	Form of Subscription Agreement between Wong Hon Wai and Unex Holdings Inc., dated June 3, 2022

10.19**	Supplemental Agreement dated October 19, 2022, by and between Unex Holdings Inc. and Wong Hon Wai.

10.20**	Form of Subscription Agreement between Regulation S Investors and Unex Holdings Inc., dated October 25, 2022

10.21**	Form of Subscription Agreement between Regulation D Investors and Unex Holdings Inc., dated October 25, 2023

10.22**	Form of Subscription Agreement between Regulation S Investors and Unex Holdings Inc., dated February 20, 2023

10.23**	Form of Subscription Agreement between Regulation S Investors and Unex Holdings Inc., dated July 13, 2023

10.24**	Form of Subscription Agreement between Regulation S Investors and Unex Holdings Inc., dated September 7, 2023

10.25**	Form of Subscription Agreement between Regulation S Investor and EvoAir Holdings Inc., dated November 21, 2023

21.1**	List of Subsidiaries of the Registrant

23.1	Consent of Audit Alliance LLP, an independent public accounting registered firm

23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)

23.4**	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1**	Code of Ethical Business Conduct

99.2**	Audit Committee Charter

99.3**	Compensation Committee Charter

99.4**	Nomination and Governance Committee Charter

99.5**	Consent of Watson John Stephen MCRae

99.6**	Consent of Chin Chee Keat

107**	Filing Fee Table

*	To be filed by amendment.
**	Previously filed

II-6